                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY
                                                                  --------------



                             ACQUISITION AGREEMENT

                              DATED JUNE 18, 1998

                                    BETWEEN

                            MICRON TECHNOLOGY, INC.

                                      AND

                         TEXAS INSTRUMENTS INCORPORATED

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I  DEFINITIONS..................................................................   1
1.1    "Access Rights"..................................................................   1
1.2    "Acquired Assets"................................................................   1
1.3    "Acquired Assets Tax Returns"....................................................   1
1.4    "Acquired Fab Sites".............................................................   1
1.5    "Acquired Facilities"............................................................   1
1.6    "Acquired Intellectual Property".................................................   2
1.7    "Adjusted Balance Sheet".........................................................   2
1.8    "Affiliate"......................................................................   2
1.9    "Agents".........................................................................   2
1.10   "Assumed Liabilities"............................................................   2
1.11   "Business".......................................................................   2
1.12   "Business Day"...................................................................   2
1.13   "Buyer"..........................................................................   2
1.14   "Buyer COBRA Election"...........................................................   2
1.15   "Buyer Common Stock".............................................................   2
1.16   "Buyer Disclosure Letter"........................................................   2
1.17   "Buyer Indemnified Claims".......................................................   2
1.18   "Buyer Material Adverse Effect"..................................................   2
1.19   "Buyer Maximum Amount"...........................................................   3
1.20   "Buyer Operating Group"..........................................................   3
1.21   "Buyer SEC Documents"............................................................   3
1.22   "Buyer Transferred Business Employees"...........................................   3
1.23   "Buyer's Taxes"..................................................................   3
1.24   "Cash Payment"...................................................................   3
1.25   "Claim"..........................................................................   3
1.26   "Closing"........................................................................   3
1.27   "Closing Balance Sheet"..........................................................   3
1.28   "Closing Date"...................................................................   3
1.29   "Closing Statement"..............................................................   3
1.30   "Closing Time"...................................................................   3
1.31   "COBRA"..........................................................................   3
1.32   "Code"...........................................................................   3
1.33   "Contamination"..................................................................   3
1.34   "Contract".......................................................................   4
1.35   "Convertible Notes"..............................................................   4
1.36   "Copyrights".....................................................................   4
1.37   "Cross-License Agreement"........................................................   4

1.38   "Debt Valuation".................................................................   4
1.39   "Designated Employees"...........................................................   4
1.40   "Destroyed Asset"................................................................   4
1.41   "Disposal Facility"..............................................................   4
1.42   "Domestic Employees".............................................................   4
1.43   "DRAM"...........................................................................   4
1.44   "EDB"............................................................................   4
1.45   "Effective Time".................................................................   4
1.46   "Employee Benefit Plan"..........................................................   4
1.47   "Employment Act".................................................................   5
1.48   "Environmental Reports"..........................................................   5
1.49   "Environmental Requirements".....................................................   5
1.50   "EPROM"..........................................................................   5
1.51   "ERISA"..........................................................................   5
1.52   "ERISA Affiliate"................................................................   5
1.53   "Excess".........................................................................   5
1.54   "Exchange Act"...................................................................   5
1.55   "Excluded Assets"................................................................   5
1.56   "Excluded Contracts".............................................................   5
1.57   "Excluded Employees".............................................................   6
1.58   "Excluded Liabilities"...........................................................   6
1.59   "Facility Indemnitees"...........................................................   6
1.60   "Financial Statements"...........................................................   6
1.61   "FMLA"...........................................................................   6
1.62   "Foreign Benefit Plans"..........................................................   6
1.63   "Foreign Employees"..............................................................   6
1.64   "Former Facilities"..............................................................   6
1.65   "GAAP"...........................................................................   6
1.66   "Gore Software"..................................................................   6
1.67   "Governmental Agency"............................................................   6
1.68   "Governmental Approval"..........................................................   6
1.69   "Hazardous Material".............................................................   6
1.70   "Hazardous Material Activities"..................................................   7
1.71   "HIPAA"..........................................................................   7
1.72   "HSR Act"........................................................................   7
1.73   "Indemnified Buyer Group"........................................................   7
1.74   "Indemnified Claims".............................................................   7
1.75   "Indemnified Seller Group".......................................................   7
1.76   "Indenture"......................................................................   7
1.77   "Independent Accounting Firm"....................................................   7
1.78   "Intellectual Property"..........................................................   7
1.79   "Issue Price"....................................................................   8

1.80   "Italian and Singapore Transferred Business Employees"...........................   8
1.81   "Italian Newco"..................................................................   8
1.82   "Italian Operating Company"......................................................   8
1.83   "Joint Venture Assets"...........................................................   8
1.84   "Joint Venture Facilities".......................................................   8
1.85   "Joint Ventures".................................................................   8
1.86   "JV Agreements"..................................................................   8
1.87   "JV Amendments"..................................................................   8
1.88   "JV Audited Financial Statements"................................................   8
1.89   "JV Financial Statements"........................................................   8
1.90   "JV Interests"...................................................................   8
1.91   "JV Interim Financial Statements"................................................   8
1.92   "JV Material Adverse Effect".....................................................   8
1.93   "JV Permits and Approvals".......................................................   9
1.94   "JV Transfer Agreements".........................................................   9
1.95   "KTI"............................................................................   9
1.96   "KTI Agreements".................................................................   9
1.97   "KTI Amendments".................................................................   9
1.98   "KTI Shareholders' Agreement"....................................................   9
1.99   "Law"............................................................................   9
1.100  "Leased Facilities"..............................................................   9
1.101  "Liability"......................................................................   9
1.102  "Licensed IP"....................................................................   9
1.103  "Liens"..........................................................................   9
1.104  "Loss" or "Losses"...............................................................  10
1.105  "March Balance Sheet"............................................................  10
1.106  "Maskworks"......................................................................  10
1.107  "Material Adverse Effect"........................................................  10
1.108  "Maximum Amount".................................................................  10
1.109  "Memory Products"................................................................  10
1.110  "Newco Shares"...................................................................  10
1.111  "Non-Assignable Contract"........................................................  10
1.112  "Notes"..........................................................................  10
1.113  "Notice of Objection"............................................................  10
1.114  "Operating Group"................................................................  11
1.115  "Owned Facilities"...............................................................  11
1.116  "Patents"........................................................................  11
1.117  "Permits and/or Approvals".......................................................  11
1.118  "Permitted Liens"................................................................  11
1.119  "Person".........................................................................  11
1.120  "Pre-Closing Period".............................................................  12
1.121  "Pre-Closing Seller Operations"..................................................  12

1.122  "Preliminary Balance Sheet"......................................................  12
1.123  "Price Allocation"...............................................................  12
1.124  "Proceeding".....................................................................  12
1.125  "Registered Intellectual Property"...............................................  12
1.126  "Related Agreements".............................................................  12
1.127  "Remedial Activities"............................................................  12
1.128  "Reorganization".................................................................  12
1.129  "Reorganization Agreements"......................................................  12
1.130  "Required Utilities".............................................................  12
1.131  "Requisite Regulatory Approvals".................................................  12
1.132  "Retained Environmental Liabilities".............................................  13
1.133  "Right and/or Claim".............................................................  14
1.134  "SEC"............................................................................  14
1.135  "Securities".....................................................................  14
1.136  "Securities Act".................................................................  14
1.137  "Securities Rights and Restrictions Agreement"...................................  14
1.138  "Seller".........................................................................  14
1.139  "Seller Disclosure Letter".......................................................  14
1.140  "Seller Group"...................................................................  15
1.141  "Seller Indemnified Claims"......................................................  15
1.142  "Seller Note Purchasing Subsidiary"..............................................  15
1.143  "Seller's Taxes".................................................................  15
1.144  "Seller's Year 2000 Plan"........................................................  15
1.145  "Shortfall"......................................................................  15
1.146  "Shutdown Costs".................................................................  15
1.147  "Singapore Newco"................................................................  15
1.148  "Singapore Operating Company"....................................................  15
1.149  "Straddle Period"................................................................  15
1.150  "Subordinated Notes".............................................................  15
1.151  "Subsidiary".....................................................................  15
1.152  "Successor"......................................................................  15
1.153  "Supplemental Indenture".........................................................  15
1.154  "Sustaining Costs"...............................................................  16
1.155  "Target Amount"..................................................................  16
1.156  "Target Closing Date"............................................................  16
1.157  "Tax" or "Taxes".................................................................  16
1.158  "Tax Parameters".................................................................  16
1.159  "Tax Proceedings"................................................................  16
1.160  "Tax Return".....................................................................  16
1.161  "TECH"...........................................................................  16
1.162  "TECH Agreements"................................................................  16
1.163  "TECH Amendments"................................................................  16

1.164  "TECH Shareholders' Agreement"...................................................  16
1.165  "Territory"......................................................................  16
1.166  "Texas Transferred Business Employees"...........................................  17
1.167  "Threshold Amount"...............................................................  17
1.168  "Trade Secrets"..................................................................  17
1.169  "Trademarks".....................................................................  17
1.170  "Transfer Tax or Taxes"..........................................................  17
1.171  "Transferred Acquired Assets"....................................................  17
1.172  "Transferred Assumed Liabilities"................................................  17
1.173  "Transferred Business Employees".................................................  17
1.174  "Transferred Contract"...........................................................  17
1.175  "Transferred Contract Schedule"..................................................  17
1.176  "Transition Agreement"...........................................................  17
1.177  "Transition Plan Year"...........................................................  17
1.178  "Transition Services"............................................................  17
1.179  "Transition Services Agreement"..................................................  17
1.180  "Twinstar".......................................................................  17
1.181  "Twinstar Facility"..............................................................  18
1.182  "Warn Act".......................................................................  18
1.183  "Working Capital"................................................................  18
1.184  "Working Capital Reduction"......................................................  18
1.185  "Working Capital Requirement"....................................................  18

ARTICLE II  THE ACQUISITION.............................................................  18
2.1    Transfer of Assets...............................................................  18
2.2    Assumption of Liabilities........................................................  18

ARTICLE III  THE CLOSING................................................................  18
3.1    Time and Place of Closing........................................................  18
3.2    Closing Date Deliveries of Seller................................................  19
3.3    Closing Date Deliveries of Buyer.................................................  20
3.4    Purchase and Sale of Notes.......................................................  20
3.5    Subsequent Documentation.........................................................  22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER....................................  22
4.1    Representations and Warranties Relating to the Seller Group......................  22
4.2    Representations and Warranties Relating to the Joint Ventures....................  40
4.3    Knowledge........................................................................  47

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER......................................  48
5.1    Organization and Qualification...................................................  48
5.2    Corporate Authority..............................................................  48

5.3    No Violations....................................................................  49
5.4    Capitalization...................................................................  49
5.5    Valid Issuance of Buyer Common Stock.............................................  49
5.6    Valid Authorization of Notes.....................................................  49
5.7    SEC Filings; Financial Statements................................................  50
5.8    Litigation.......................................................................  50
5.9    Knowledge........................................................................  50

ARTICLE VI  ADDITIONAL AGREEMENTS OF THE PARTIES........................................  50
6.1    The Reorganization...............................................................  50
6.2    Actions of the Seller Group and Conduct of Business Prior to Closing
       Date.............................................................................  52
6.3    Regulatory Matters...............................................................  53
6.4    Working Capital Requirement......................................................  54
6.5    Investment Incentives............................................................  56
6.6    Italian Operations...............................................................  56
6.7    Transition Services..............................................................  56
6.8    Working Capital..................................................................  57
6.9    Financial Statements.............................................................  57
6.10   Seller Disclosure Letter.........................................................  57
6.11   Buyer Disclosure Letter..........................................................  57
6.12   JV Amendments....................................................................  58
6.13   Acquired Facilities..............................................................  58
6.14   Certain Rights...................................................................  58
6.15   Licenses of Intellectual Property................................................  59
6.16   Certain Software.................................................................  59
6.17   Access to Information............................................................  60
6.18   Tax Parameters; Price Allocation.................................................  61
6.19   Notices of Certain Events........................................................  61
6.20   Bulk Sales Waiver................................................................  61
6.21   Expenses.........................................................................  62
6.22   Transfer Taxes; Transfer and Recording Fees......................................  62
6.23   Shutdown Costs...................................................................  62
6.24   Securities Act Compliance; Restrictions on Sale..................................  63
6.25   Covenant Not to Compete..........................................................  63
6.26   Collection of Accounts...........................................................  64
6.27   Public Disclosure................................................................  64
6.28   Assistance with Audit............................................................  64
6.29   Use of Proceeds..................................................................  65
6.30   Maintenance of Trade Secrets.....................................................  65
6.31   Assignment of Contracts..........................................................  65

ARTICLE VII  TAX MATTERS................................................................  67

7.1    Tax Representations..............................................................  67
7.2    Indemnity........................................................................  69
7.3    Tax Returns......................................................................  70
7.4    Refunds and Credits..............................................................  70
7.5    Termination of Tax Sharing Agreements............................................  71
7.6    Tax Elections....................................................................  71
7.7    Conduct of Audits and Other Procedural Matters...................................  71
7.8    Assistance and Cooperation.......................................................  72
7.9    Survival.........................................................................  73

ARTICLE VIII  EMPLOYEE MATTERS..........................................................  73
8.1    Transfer of Employment...........................................................  73
8.2    Coverage Under Employee Benefit Plans............................................  75
8.3    General Matters..................................................................  76
8.4    Employee Tax Withholding and Reporting...........................................  77
8.5    Other Employment Matters.........................................................  77

ARTICLE IX  CONDITIONS PRECEDENT TO CLOSING.............................................  78
9.1    Conditions Precedent to Obligations of Buyer and Seller..........................  78
9.2    Conditions Precedent to Obligations of Buyer.....................................  79
9.3    Conditions Precedent to Obligations of Seller....................................  80

ARTICLE X  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.................................  81
10.1   Survival of Representations; Effect of Breach....................................  81
10.2   Seller's Agreement to Indemnify..................................................  81
10.3   Tax Indemnity....................................................................  82
10.4   Buyer's Agreement to Indemnify...................................................  82
10.5   Notice of Claims; Contest of Claims..............................................  83
10.6   Treatment of Indemnities.........................................................  83
10.7   Risk of Loss.....................................................................  84
10.8   Indemnity Payments...............................................................  84
10.9   Seller's Duty to Complete Remedial Activities....................................  84
10.10  Seller's Duty With Respect to Intellectual Property..............................  86
10.11  Waivers and Survival.............................................................  86

ARTICLE XI  TERMINATION.................................................................  87
11.1   Termination......................................................................  87
11.2   Effect of Termination............................................................  88
11.3   Further Provisions...............................................................  88

ARTICLE XII  MISCELLANEOUS..............................................................  88
12.1   Further Assurances...............................................................  88

12.2   Specific Performance.............................................................  88
12.3   No Waiver........................................................................  88
12.4   Severability.....................................................................  89
12.5   No Third Party Beneficiary.......................................................  89
12.6   Entire Agreement; Amendments.....................................................  89
12.7   Assignment.......................................................................  89
12.8   Governing Law....................................................................  89
12.9   Notices..........................................................................  89
12.10  Fees and Expenses................................................................  90
12.11  Table of Contents; Headings; Schedules...........................................  91
12.12  Counterparts.....................................................................  91
12.13  Publicity........................................................................  91

                               TABLE OF CONTENTS
                                 (continued)

                                                                                              PAGE
                                                                                              ----

EXHIBITS:

Description of Acquired Assets and Excluded Assets...........................................   A
Description of Assumed Liabilities and Excluded Liabilities..................................   B
Cross-License Agreement......................................................................   C
March Balance Sheet..........................................................................   D
Form of Securities Rights and Restrictions Agreement.........................................   E
Form of Subordinated Notes...................................................................   F
Form of Supplemental Indenture...............................................................   G
Price Allocation/Tax Parameters..............................................................   H
Form of Transition Services Agreement........................................................   I
List of Certain Excluded Liabilities.........................................................   J

                             ACQUISITION AGREEMENT
                             ---------------------


     This ACQUISITION AGREEMENT, dated June 18, 1998 (this "Agreement"), is between Micron Technology, Inc., a Delaware corporation ("Buyer"), and Texas Instruments Incorporated, a Delaware corporation ("Seller"). All capitalized terms used herein have the meanings ascribed to such terms in Article I hereof or as otherwise defined herein.

                                   RECITALS
                                   --------

     A. Seller engages, through its Subsidiaries and through the Joint Ventures, in research and development, manufacture, assembly, sales and distribution of devices capable of storing data or information, including DRAMs and EPROMs, and certain other activities related thereto;

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the assets of said Business upon the terms and subject to the conditions set forth in this Agreement; and

     C. It is intended that, contemporaneously with the closing of the transactions contemplated hereby, (i) each of the parties to the Joint Ventures shall enter into binding written agreements providing for Buyer to replace Seller in its relationships with each of the Joint Ventures, (ii) a wholly owned subsidiary of Seller shall purchase certain Subordinated Notes and certain Convertible Notes and (iii) Buyer and Seller shall enter into the Cross-License Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

      I.1 "Access Rights" has the meaning set forth in Section 6.17 hereof.
           -------------

      I.2 "Acquired Assets" has the meaning set forth in Exhibit A hereto.
           ---------------

      I.3 "Acquired Assets Tax Returns" has the meaning set forth in Section 7.3
           ---------------------------
hereof.

      I.4 "Acquired Fab Sites" has the meaning set forth in Exhibit A hereto.
           ------------------

      I.5 "Acquired Facilities" means the Owned Facilities and the Leased
           -------------------
Facilities as specified in Section 1.5 of the Seller Disclosure Letter.

      I.6 "Acquired Intellectual Property" means the Intellectual Property,
           ------------------------------
other than Patents issued or Patent applications filed before the Closing Date, owned by any member of the Seller Group and primarily related to or primarily used in the Business. Acquired Intellectual Property shall include Intellectual Property, other than Patents issued or Patent applications filed prior to the Closing Date, in any invention or work created, conceived or authored by an employee of the Business.

      I.7 "Adjusted Balance Sheet" has the meaning set forth in Section 6.4
           ----------------------
hereof.

      I.8 "Affiliate" means, with respect to a specified Person, a Person that
           ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person, provided that in no event shall any member of the Seller Group be deemed to be an Affiliate of Buyer.

      I.9 "Agents" means, with respect to the referenced principal, any past or
           ------
present officer, director, employee, representative, shareholder, or contractor of the referenced principal, or any other Person for whom such principal is legally responsible.

      I.10 "Assumed Liabilities" has the meaning set forth in Exhibit B hereto.
            -------------------

      I.11 "Business" means the business of the Seller Group relating to the
            --------
manufacture, assembly, sales and distribution of MOS memory devices capable of storing data or information (including DRAM, Flash and EPROM devices) including all products and aspects of such business under current research and development.

      I.12 "Business Day" means a day other than a Saturday, Sunday or other day
            ------------
on which the New York Stock Exchange does not conduct regular trading.

      I.13 "Buyer" has the meaning set forth in the Preamble hereof.
            -----

      I.14 "Buyer COBRA Election" has the meaning set forth in Section 8.2
            --------------------
hereof.

      I.15 "Buyer Common Stock" means the common stock, par value $0.10 per
            ------------------
share, of Buyer.

      I.16 "Buyer Disclosure Letter" means Buyer's disclosure schedule to be
            -----------------------
delivered to Seller pursuant to Section 6.11 of this Agreement.

      I.17 "Buyer Indemnified Claims" has the meaning set forth in Section 10.2
            ------------------------
hereof.

      I.18 "Buyer Material Adverse Effect" means a material adverse effect on
            -----------------------------
the business, operations, results of operations, financial condition or assets (including intangible assets) of Buyer's business, taken as a whole.

      I.19 "Buyer Maximum Amount" has the meaning set forth in Section 10.4
            --------------------
hereof.

      I.20 "Buyer Operating Group" means Buyer, Singapore Newco (after giving
            ---------------------
effect to the acquisition of all of the outstanding capital stock thereof by Buyer or a Subsidiary of Buyer), Italian Newco (after giving effect to the acquisition of all of the outstanding capital stock thereof by Buyer or a Subsidiary of Buyer) and any Subsidiary designated by Buyer to purchase assets in accordance with the terms of this Agreement.

      I.21 "Buyer SEC Documents" has the meaning set forth in Section 5.7
            -------------------
hereof.

      I.22 "Buyer Transferred Business Employees" has the meaning set forth in
           ------------------------------------
Section 8.2 hereof.

      I.23 "Buyer's Taxes" has the meaning set forth in Section 7.2 hereof.
            -------------

      I.24 "Cash Payment" has the meaning set forth in Section 3.4 hereof.
            ------------

      I.25 "Claim" means any Proceeding or any other demand, citation, summons,
            -----
complaint, order or investigation by any Governmental Agency or other Person.

      I.26 "Closing" means the consummation of the transactions contemplated
            -------
hereby.

      I.27 "Closing Balance Sheet" has the meaning set forth in Section 6.4
            ---------------------
hereof.

      I.28 "Closing Date" means the date on which the Closing occurs.
            ------------

      I.29 "Closing Statement" has the meaning set forth in Section 6.13 hereof.
            -----------------

      I.30 "Closing Time" has the meaning set forth in Section 3.1 hereof.
            ------------

      I.31 "COBRA" means Title X of the Consolidated Omnibus Reconciliation Act
            -----
of 1985, as amended.

      I.32 "Code" means the Internal Revenue Code of 1986, as amended, and the
            ----
rules and regulations promulgated thereunder, as the same may be in effect from time to time.

      I.33 "Contamination" means any Hazardous Material which is present in the
            -------------
soil, groundwater, surface water, air, or building materials of a property in a concentration that (i) exceeds the concentrations allowed by applicable Environmental Requirements, and/or (ii) results in any requirement for Remedial Activities or which is stored as of the Closing Date in any Acquired Facility in violation of any Environmental Requirement applicable thereto as of the Closing Date.

      I.34 "Contract" means any agreement, joint venture agreement, partnership
            --------
agreement, assignment, lease, sublease, license, sublicense, settlement agreement, consent decree, stipulation, promissory note, evidence of indebtedness, loan agreement, indenture, security agreement, loan document, insurance policy, or other contract or commitment (whether written or oral), including any amendments, supplements or other modifications thereto.

      I.35 "Convertible Notes" means the 6-1/2% Convertible Subordinated Notes
            -----------------
due 2005 of Buyer issued or to be issued pursuant to the Indenture, as supplemented by the Supplemental Indenture, such notes to be limited to an aggregate principal amount of $740,000,000.

      I.36 "Copyrights" has the meaning set forth in Section 1.78 hereof.
            ----------

      I.37 "Cross-License Agreement" means the patent cross-license agreement
            -----------------------
between Seller and Buyer, in the form of Exhibit C hereto.

      I.38 "Debt Valuation" has the meaning set forth in Section 3.4 hereof.
            --------------

      I.39 "Designated Employees" has the meaning set forth in Section 8.1
            --------------------
hereof.

      I.40 "Destroyed Asset" has the meaning set forth in Section 6.14 hereof.
            ---------------

      I.41 "Disposal Facility" means any transporter, hauler, recycler,
            -----------------
incinerator, or any storage, handling, or disposal operator or facility to which Hazardous Material waste (which is generated in the course of the Pre-Closing Seller Operations, generated prior to the Closing Date at any Acquired Facility or Joint Venture Facility, or generated at any time by the Seller Group, or Joint Venture, or their respective Agents or Affiliates) has been or is directly or indirectly delivered, transported, stored, disposed of, or otherwise transferred.

      I.42 "Domestic Employees" means all employees of members of the Seller
            ------------------
Group or any of their Affiliates who are engaged primarily in the Business and who are based in the United States of America.

      I.43 "DRAM" means a dynamic random access memory device for the storage of
            ----
digital information.

      I.44 "EDB" means the Singapore Economic Development Board, a statutory
            ---
body established under the Economic Development Board Act of the Republic of Singapore.

      I.45 "Effective Time" has the meaning set forth in Exhibit B hereto.
            --------------

      I.46 "Employee Benefit Plan" means any employee benefit plan as defined in
            ---------------------
Section 3(3) of ERISA, and any other plan (or practices or procedures having the effect of a plan), arrangement, contract (other than a collective bargaining agreement), program or policy benefiting employees, including, without limitation, any such plan, arrangement, contract, program or policy with respect to deferred compensation, retention, fringe benefit, stock appreciation right, "phantom" stock, bonus or other incentive compensation, insurance, profit sharing, disability, thrift, stock purchase, day care, healthcare, medical, dental, vision, legal services, qualified, nonqualified and incentive stock option plan, supplemental or excess benefit plan, employee discount, or severance.

      I.47 "Employment Act" has the meaning set forth in Section 8.1 hereof.
            --------------

      I.48 "Environmental Reports" means those reports provided to Buyer
            ---------------------
pursuant to subsection 4.1(o) hereof.

      I.49 "Environmental Requirements" means any and all applicable Permits
            --------------------------
and/or Approvals, statutes, rules, ordinances, regulations, common laws, orders, injunctions, decrees, judgments, stipulations, orders, treaties, protocols or rulings of any Governmental Agency, and/or, to the extent legally binding upon the Acquired Assets, the Buyer Operating Group, the Business, and/or the Acquired Facilities, any and all consent decrees, settlement agreements, Contracts, covenants running with land, and equitable servitudes which regulate or prohibit any Hazardous Material or Hazardous Material Activity or are otherwise intended to protect human health, reproduction, worker safety, the environment, or natural resources.

      I.50 "EPROM" means an erasable, programmable, read-only memory device that
            -----
allows stored information to be erased.

      I.51 "ERISA" means the Employee Retirement Income Security Act of 1974, as
            -----
amended (including, without limitation, any successor code), and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

      I.52 "ERISA Affiliate" of any entity means any other entity which,
            ---------------
together with such entity, would be treated as a single employer under Section 414 of the Code.

      I.53 "Excess" has the meaning set forth in Section 6.4 hereof.
            ------

      I.54 "Exchange Act" means the Securities Exchange Act of 1934, as amended
            ------------
(including, without limitation, any successor act), and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

      I.55 "Excluded Assets" has the meaning set forth in Exhibit A hereto.
            ---------------

      I.56 "Excluded Contracts" means the Contracts of a type described under
            ------------------
clauses (S) through (V) of Section 4.1(f)(i), unless otherwise agreed by Buyer. In addition, "Excluded Contracts" shall mean all Contracts of any member of the Seller Group primarily related or primarily used in the Business as conducted in India, Japan or any of the sites set forth in clause 12 of the definition of Excluded Assets set forth in Exhibit A hereto.

      I.57 "Excluded Employees" means Domestic Employees and Foreign Employees
            ------------------
located at, or whose employment primarily relates to, any of the locations or operations identified under clause 12(d) of the definition of Excluded Assets on Exhibit A hereto and certain administrative and marketing personnel located in Singapore as agreed by Buyer and Seller.

      I.58 "Excluded Liabilities" has the meaning set forth in Exhibit B hereto.
            --------------------

      I.59 "Facility Indemnitees" has the meaning set forth in Section 10.9
            --------------------
hereof.

      I.60 "Financial Statements" has the meaning set forth in Section 4.1(i)
            --------------------
hereof.

      I.61 "FMLA" means the Family and Medical Leave Act of 1993, as amended
            ----
(including, without limitation, any successor act), and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

      I.62 "Foreign Benefit Plans" means all Employee Benefit Plans which cover
            ---------------------
Foreign Employees.

      I.63 "Foreign Employees" means all employees of members of the Seller
            -----------------
Group or any of their Affiliates who are engaged primarily in the Business and who reside or are domiciled in a country other than the United States of America; provided, however, that "Foreign Employees" shall not include any of
         --------  -------
Seller's employees in India or Japan.

      I.64 "Former Facilities" means any real property (other than the Acquired
            -----------------
Facilities) that is or has been owned, leased, or otherwise used on or before the Closing Date for the conduct of the Pre-Closing Seller Operations or which was owned or leased on or before the Closing Date by any member of the Seller Group or the Joint Ventures.

      I.65 "GAAP" means U.S. generally accepted accounting principles.
            ----

      I.66 "Gore Software" has the meaning set forth in Section 6.16 hereof.
            -------------

      I.67 "Governmental Agency" means any court, administrative agency,
            -------------------
commission, law making body or other governmental authority or instrumentality of the government of the United States, or any state, municipality, county or town thereof, or of any foreign jurisdiction, or any agency, bureau, ministry, law making body, commission or instrumentality thereof, including the employees or agents thereof.

      I.68 "Governmental Approval" means an approval, order or authorization of,
            ---------------------
or filing or registration with, or consent of or notification to any Governmental Agency.

      I.69 "Hazardous Material" means any material, substance or waste to the
            ------------------
extent designated by any applicable Governmental Agency to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment or that is regulated or prohibited under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act of 1976, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Water Pollution Control Act, Nuclear Waste Policy Act of 1982, the Safe Drinking Water Act, the Clean Air Act, or the Toxic Substances Control Act, including, without limitation, petroleum, crude oil fractions, asbestos-containing materials, radon gas and radioactive materials.

      I.70 "Hazardous Material Activities" means any and all Remedial Activities
            -----------------------------
and any and all transportation, transfer, recycling, storage, use, handling, treatment, manufacture, investigation, removal, remediation, emission to air, discharge to soil, surface water and/or ground water, release, exposure of others to, sale, or distribution of any Hazardous Material, any Contamination, or any product or waste containing a Hazardous Material.

      I.71 "HIPAA" has the meaning set forth in Section 8.2 hereof.
            -----

      I.72 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
            -------
1976, as amended (including, without limitation, any successor act), and the rules and regulations promul gated thereunder, as the same may be in effect from time to time.

      I.73 "Indemnified Buyer Group" has the meaning set forth in Section 10.2
            -----------------------
hereof.

      I.74 "Indemnified Claims" has the meaning set forth in Section 10.4
            ------------------
hereof.

      I.75 "Indemnified Seller Group" has the meaning set forth in Section 10.4
            ------------------------
hereof.

      I.76 "Indenture" means that certain Indenture, dated as of June 15, 1997,
            ---------
by Buyer to Norwest Bank Minnesota, National Association, as trustee thereunder, with respect to certain subordinated debt securities of Buyer.

      I.77 "Independent Accounting Firm" has the meaning set forth in Section
            ---------------------------
6.4 hereof.

      I.78 "Intellectual Property" means any or all of the following and all
            ---------------------
rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and re-examinations and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"); (ii) all inventions
                                             -------
(whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing except to the extent any of the foregoing is embodied within an issued Patent ("Trade
                                                                         -----
Secrets"); (iii) all copyrights, copyright registrations and applications
-------
therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all mask works, mask work registrations and applications
------------
therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (v) all industrial designs and
                                     ---------
any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (vii) all databases and data
                                 ----------
collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded;
(ix) all World Wide Web addresses, Uniform Resource Locators, and domain names; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

      I.79 "Issue Price" has the meaning set forth in Section 3.4 hereof.
            -----------

      I.80 "Italian and Singapore Transferred Business Employees" has the
            ----------------------------------------------------
meaning set forth in Section 8.2 hereof.

      I.81 "Italian Newco" has the meaning set forth in Section 6.1 hereof.
            -------------

      I.82 "Italian Operating Company" means Texas Instruments Italia S.p.A.
            -------------------------

      I.83 "Joint Venture Assets" for each Joint Venture means the Joint Venture
            --------------------
Facilities and all of the other tangible assets shown on the balance sheet for such Joint Venture.

      I.84 "Joint Venture Facilities" means the facilities owned or leased by
            ------------------------
any of the Joint Ventures.

      I.85 "Joint Ventures" means TECH and KTI.
            --------------

      I.86 "JV Agreements" means the KTI Agreements and TECH Agreements.
            -------------

      I.87 "JV Amendments" means the TECH Amendments and the KTI Amendments.
            -------------

      I.88 "JV Audited Financial Statements" has the meaning set forth in
            -------------------------------
Section 4.2(h) hereof.

      I.89 "JV Financial Statements" has the meaning set forth in Section 4.2(h)
            -----------------------
hereof.

      I.90 "JV Interests" means the entire ownership interest held by Seller,
            ------------
its Subsidiaries or any of their Affiliates in the Joint Ventures.

      I.91 "JV Interim Financial Statements" has the meaning set forth in
            -------------------------------
Section 4.2(h) hereof.

      I.92 "JV Material Adverse Effect" means (i) a material adverse effect on
            --------------------------
the financial condition, business, operations (but not including results of operations), or the ability to manufacture and supply Memory Products of either KTI or TECH, or both, as the context requires, as manufactured and supplied to Seller on the date hereof, in all cases on a standalone basis with respect to each entity, or (ii) a material adverse effect on the ability of either Joint Venture to perform its obligations under any of the JV Agreements or the JV Amendments.

      I.93 "JV Permits and Approvals" has the meaning set forth in Section
            ------------------------
4.2(l) hereof.

      I.94 "JV Transfer Agreements" has the meaning set forth in Section 4.2
            ----------------------
hereof.

      I.95 "KTI" means KTI Semiconductor, a corporation organized under the laws
            ---
of Japan.

      I.96 "KTI Agreements" means the KTI Shareholders' Agreement together with
            --------------
all of the agreements entered into by any of the parties thereto (or any of their respective Affiliates) in connection with KTI (including related supply agreements), as amended through the date hereof.

      I.97 "KTI Amendments" means the amendments to the KTI Agreements to be
            --------------
executed at or prior to the Closing in accordance with Section 6.12 hereof, as contemplated by the agreement dated April 21, 1998 among Seller, Buyer and Kobe Steel Limited.

      I.98 "KTI Shareholders' Agreement" means the Shareholders' Agreement,
            ---------------------------
dated March 19, 1990, between Seller and Kobe Steel, Ltd., as amended.

      I.99 "Law" means all laws, statutes, ordinances, regulations, and other
            ---
pronouncements having the effect of law of the United States of America, Italy, the Republic of Singapore, Japan, India or any other country or territory, or domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

      I.100 "Leased Facilities" means the facilities used in the Business as
             -----------------
currently conducted to be leased pursuant to this Agreement and/or the Transition Services Agreement by a member of the Buyer Operating Group on or after the Closing, including the parking privileges and other appurtenances of every kind thereto and all security and other prepayments and deposits arising thereunder or in connection therewith.

      I.101 "Liability" means all debts, liabilities, Losses, Claims, damages,
             ---------
costs, expenses and obligations of every kind, whether fixed or contingent, mature or unmatured, or liquidated or unliquidated, including, without limitation, those arising under any Law and those arising under any contract, commitment or undertaking.

      I.102 "Licensed IP" has the meaning set forth in Section 6.15 hereof.
             -----------

      I.103 "Liens" means any mortgage, pledge, security, interest, encumbrance,
             -----
lien (statutory or other), conditional sale agreement or other adverse claim of any kind.

      I.104 "Loss" or "Losses" means any and all deficiencies, judgments,
             ----------------
settlements, demands, claims, actions or causes of action, assessments, liabilities, losses, damages (other than consequential damages), interest, fines, penalties, costs and expenses, including, without limitation, reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals.

      I.105 "March Balance Sheet" means the unaudited balance sheet as at March
             -------------------
31, 1998 with respect to the Business on a combined basis (including the JV Interests as an equity investment) delivered by Seller to Buyer prior to the date hereof and attached as Exhibit D hereto.

      I.106 "Maskworks" has the meaning set forth in Section 1.78 hereof.
             ---------

      I.107 "Material Adverse Effect" means a material adverse effect on the
             -----------------------
business, operations, results of operations, financial condition, all assets (including intangible assets) of the Business, taken as a whole, or liabilities of the Business, taken as a whole, or on Buyer's ability to own, use or operate the Acquired Assets, taken as a whole, or the Business in substantially the same manner as the Seller Group owned, used or operated the Acquired Assets and the Business on the date hereof, or on the ability of the Joint Ventures to manufacture and supply Memory Products to Buyer in the same manner and in the same quantity as manufactured and supplied on the date hereof.

      I.108 "Maximum Amount" has the meaning set forth in Section 10.2 hereof.
             --------------

      I.109 "Memory Products" means any standalone DRAM, EPROM or flash EPROM
             ---------------
semiconductor product whether in discrete IC form or modular form, such as a SIMM; provided, however, that Memory Products shall not include DRAM, EPROM or
      --------  -------
flash EPROM products which Seller is contractually obligated, as of June 10, 1998, to purchase from Texas Instruments-Acer Incorporated or any successor company thereto in accordance with the Transition Agreement (the "Transition Agreement"), dated March 3, 1998, by and among Seller, Acer Incorporated, a corporation organized under the laws of the Republic of China and Texas Instruments-Acer Incorporated, a corporation organized under the laws of the Republic of China and Seller, as amended by the amendments to such Transition Agreement, dated June 10, 1998.

      I.110 "Newco Shares" means all issued and outstanding capital stock of
             ------------
Italian Newco and Singapore Newco.

      I.111 "Non-Assignable Contract" has the meaning set forth in Section
             -----------------------
6.31(b) hereof.

      I.112 "Notes" has the meaning set forth in Section 3.4 hereof.
             -----

      I.113 "Notice of Objection" has the meaning set forth in Section 6.4
             -------------------
hereof.

      I.114 "Operating Group" means Singapore Operating Company, Italian
             ---------------
Operating Company and Twinstar.

      I.115 "Owned Facilities" means the facilities identified in Section 4.1(n)
             ----------------
of the Seller Disclosure Letter, including (i) the improvements and structures located thereon, (ii) all easements, and appurtenances in favor of or benefitting said property or any portion thereof, and (iii) for purposes of
Section 2.1 only, the owner's right, title and interest in (A) all furniture, fixtures, fittings apparatus, equipment, machinery, fire safety, data transmission, security, electrical, water, sewer, gas and other utility systems, leases, and other items of tangible and personal property located on, attached to, used in connection with, required for the operation of, or arising as a consequence of the ownership, operation, maintenance, management of said land and improvements, (B) any deposits, prepayments, intangible personal property, guaranties, warranties, and contracts now or hereafter arising in connection with ownership, use or operation of such property, to the extent designated by Buyer, in its sole discretion, as included in the Acquired Assets, and (C) any lease rights (including, without limitation, the lessor's interest in and to all tenant leases, subleases and tenancies, including all amendments, modifications, agreements, records, substantive correspondence, and other documents affecting in any way a right to occupy any portion of said land and improvements and the lessor's interest in all security deposits and prepaid rent, if any, under said leases, and any and all guaranties of said leases).

      I.116 "Patents" has the meaning set forth in Section 1.78 hereof.
             -------

      I.117 "Permits and/or Approvals" means certificates, exemptions, orders,
             ------------------------
permits, licenses, clearances, authorizations, consents and approvals required by or from any Governmental Agency (including Governmental Approvals) or other Person which is required for the conduct of the designated activity.

      I.118 "Permitted Liens" means, with respect to the Owned Facilities, Liens
             ---------------
for Taxes not yet due and payable or being contested in good faith for which reserves have been taken on the Closing Balance Sheet, those Liens specifically enumerated in Section 1.118 of the Seller Disclosure Letter, and any Liens created by Buyer at or prior to the Closing, and for all other Acquired Assets,
(i) Liens specifically enumerated in Section 1.118 of the Seller Disclosure Letter relating to the assets of Singapore Newco and Italian Newco, (ii) Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising by operation of law in the ordinary course of business for sums not yet due and payable, (iii) encumbrances and exceptions to title set forth in Section 1.118 of the Seller Disclosure Letter, (iv) Liens on the date hereof intended by Buyer and Seller to be released at or prior to the Closing; provided, however, that
                                                      --------  -------
all such Liens are actually released at or prior to the Closing, (v) any Liens created by Buyer at or prior to the Closing and (vi) other Liens or imperfections to title which do not materially impair the use of such property for the conduct of the Business.

      I.119 "Person" means any individual, corporation, limited liability
             ------
company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Agency.

      I.120 "Pre-Closing Period" has the meaning set forth in Section 7.2
             ------------------
hereof.

      I.121 "Pre-Closing Seller Operations" means activities of every type
             -----------------------------
conducted in the course of or in connection with the Business on or prior to the Closing Date, wherever the same shall have been conducted, including, but not limited to, the product development, manufacturing, assembly, research, shipping, product marketing and sales, leasing and Hazardous Material Activities of the Business.

      I.122 "Preliminary Balance Sheet" has the meaning set forth in Section 6.4
             -------------------------
hereof.

      I.123 "Price Allocation" has the meaning set forth in Section 6.18 hereof.
             ----------------

      I.124 "Proceeding" means any suit, action, arbitration, mediation,
             ----------
administrative, or other proceeding before any Governmental Agency.

      I.125 "Registered Intellectual Property" means all United States,
             --------------------------------
international and foreign: (i) registered Trademarks, service marks or trade names, applications to register Trademarks, service marks or trade names, intent-to-use applications, or other registrations or applications related to Trademarks, service marks or trade names; (ii) registered Copyrights and applications for Copyright registration; (iii) any mask work registrations and applications to register mask works; (iv) Uniform Resource Locators, World Wide Web site addresses and domain names; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority, other than Patents and applications for Patents.

      I.126 "Related Agreements" means the JV Amendments, the Securities Rights
             ------------------
and Restrictions Agreement, the Transition Services Agreement (including all of the agreements to be delivered pursuant thereto) and the Cross-License Agreement.

      I.127 "Remedial Activities" means any sampling, testing, investigation,
             -------------------
feasibility study, health assessment, risk assessment, construction activity, installation, encapsulation, removal, excavation, treatment, discharge, disposal, removal, transportation, monitoring and remediation thereto of Contamination or any Hazardous Material from, in or on any real property, or the soil, groundwater, surface water, ambient air, indoor air, or building materials thereof.

      I.128 "Reorganization" has the meaning set forth in Section 6.1 hereof.
             --------------

      I.129 "Reorganization Agreements" has the meaning set forth in Section 4.1
             -------------------------
hereof.

      I.130 "Required Utilities" has the meaning set forth in Section 4.1
             ------------------
hereof.

      I.131 "Requisite Regulatory Approvals" has the meaning set forth in
             ------------------------------
Section 9.1 hereof.

      I.132 "Retained Environmental Liabilities" means all Losses, Claims, Liens
             ----------------------------------
and Liabilities to the extent arising out of any of the following:

          (a) Contamination (i) present at any Acquired Facility or Joint Venture Facility on or before the Closing Date, (ii) present at any Former Facility (other than Contamination resulting from the Hazardous Material Activities of Buyer and its Subsidiaries when they were Buyer's Subsidiaries at the Former Facility), (iii) resulting from any condition or circumstance existing prior to the Closing Date at, on, or about any Acquired Facility or Joint Venture Facility which permits a release, emission or discharge of Hazardous Materials into the environment after the Closing Date and which constitutes, as of the Closing Date, a violation of any applicable Environmental Requirements, or (iv) present at any time on any property as a consequence of the migration, by any means and at any time, of any of the aforesaid Contamination;

          (b) any Hazardous Material Activity conducted in the course of the Pre-Closing Seller Operations, any Hazardous Material Activity (other than a Hazardous Material Activity conducted by Buyer or its Subsidiaries, when they were Buyer's Subsidiaries at a Disposal Facility or a Former Facility) conducted at any Acquired Facility or Joint Venture Facility, Disposal Facility (to the extent of any Seller Group member's liability therefor as of the Closing Date) or Former Facility at any time prior to the Closing Date, or any Hazardous Material Activity conducted by any member of the Seller Group or their respective Agents or Affiliates on or about any Acquired Facility or Joint Venture Facility, Disposal Facility or Former Facility;

          (c) the exposure of any Person (including without limitation any employee of a Seller Group member, any Joint Venture or their Affiliates, Agents or contractors) (1) to any Contamination described in subsection (a), above, or
(e) below at any time, (2) to any Hazardous Material released after the Closing Date that results from a condition or circumstance (i) which exists on or before the Closing Date, at, on, under or about the Acquired Facilities, or (ii) which arises in connection with Pre-Closing Seller Operations, and (iii) which in either case constitutes a violation as of the Closing Date of applicable Environmental Requirements, (3) to a Hazardous Material in the course of any Hazardous Material Activity described in subsection (b) above; without regard (in any of the foregoing cases) to whether any effect of the exposure has been manifested as of the Closing Date;

          (d) the violation of any Environmental Requirement applicable to, or the absence or violation of any Permits and/or Approval required for, (i) the conduct of the Pre-Closing Seller Operations, (ii) the ownership, leasing, use or occupancy of any Acquired Facility for the conduct of the Pre-Closing Seller Operations, or (iii) any Hazardous Material Activity described in subsection
(b), above;

          (e) the presence of any Contamination or Hazardous Material at, on, under, about, or migrating from or to any Disposal Facility, to the extent such Contamination or Hazardous Material results from (i) Pre-Closing Seller Operations, (ii) any Contamination described in subsection (a) above, (iii) any Hazardous Material Activity described in subsection (b) above, or (iv) which is otherwise the legal responsibility of any member of the Seller Group as of the Closing Date; and/or

          (f) any condition or facts described or disclosed by the Environmental Reports identified in Section 1.132 of the Seller Disclosure Letter, or made available by a Seller Group member to the Buyer or its Affiliates prior to the Closing Date.

          (g) Notwithstanding the foregoing, for the purpose of determining the amount of any Buyer Indemnified Claim under Section 10.2 of this Agreement (i) with respect to a Joint Venture Retained Environmental Liability of TECH, only that portion of such Claim or Loss as a holder of a thirty percent (30%) equity owner of TECH would incur by reason of its equity ownership interest will be included hereunder as a Buyer Indemnified Claim under this Agreement and (ii) with respect to a Joint Venture Retained Environmental Liability of KTI, only that portion of such Claim or Loss as a holder of a twenty-five percent (25%) equity owner of KTI would incur by reason of its equity ownership interest will be included hereunder as a Buyer Indemnified Claim. For the purpose of the foregoing "Joint Venture Retained Environmental Liabilities" shall mean those Retained Environmental Liabilities described above, which arise out of (i) a Joint Venture Facility of the applicable Joint Venture, (ii) Contamination or an exposure at or from a Joint Venture Facility of the applicable Joint Venture,
(iii) a Disposal Facility or a Former Facility of the applicable Joint Venture and/or (iv) the Hazardous Materials Activities of the applicable Joint Venture.

      I.133 "Right and/or Claim" means all of the Seller Group's warranties,
             ------------------
deposits, rights of recovery, rights of set-off, Tax and other credits, and other similar rights against third parties relating to the Acquired Assets.

      I.134 "SEC" means the United States Securities and Exchange Commission.
             ---

      I.135 "Securities" means the Buyer Common Stock, Convertible Notes and
             ----------
Subordinated Notes.

      I.136 "Securities Act" means the Securities Act of 1933, as amended
             --------------
(including, without limitation, any successor act), and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

      I.137 "Securities Rights and Restrictions Agreement" means the agreement
             --------------------------------------------
to be entered into between Seller and Buyer at the Closing substantially in the form of Exhibit E hereto.

      I.138 "Seller" has the meaning set forth in the Preamble hereof.
             ------

      I.139 "Seller Disclosure Letter" means Seller's disclosure schedule to be
             ------------------------
delivered to Buyer pursuant to Section 6.10 of this Agreement.

      I.140 "Seller Group" means Seller and the Operating Group and, upon their
             ------------
formation, Singapore Newco and Italian Newco.

      I.141 "Seller Indemnified Claims" has the meaning set forth in Section
             -------------------------
10.4 hereof.

      I.142 "Seller Note Purchasing Subsidiary" has the meaning set forth in
             ---------------------------------
Section 6.1 hereof.

      I.143 "Seller's Taxes" has the meaning set forth in Section 7.2 hereof.
             --------------

      I.144 "Seller's Year 2000 Plan" has the meaning set forth in Section
             -----------------------
4.1(p)(xi) hereof.

      I.145 "Shortfall" has the meaning set forth in Section 6.4 hereof.
             ---------

      I.146 "Shutdown Costs" means any and all costs other than Sustaining
             --------------
Costs, incurred in connection with the discontinuance of operations at the Twinstar Facility, including, without limitation, costs incurred in connection with the termination or modification of any Contracts, the return or other disposition of any materials, supplies, inventory or waste, the termination of any employees, the return or revocation of any tax abatements or other tax privileges, or the payment of fees for professional services.

      I.147 "Singapore Newco" has the meaning set forth in Section 6.1 hereof.
             ---------------

      I.148 "Singapore Operating Company" means Texas Instrument Singapore
             ---------------------------
(Pte.) Limited.

      I.149 "Straddle Period" has the meaning set forth in Section 7.2 hereof.
             ---------------

      I.150 "Subordinated Notes" means the 6-1/2% Subordinated Notes due 2005 of
             ------------------
Buyer in substantially the form of Exhibit F, delivered or to be delivered to Seller Note Purchasing Subsidiary at Closing pursuant to Section 3.4(a), such notes to be limited to an aggregate principal amount of $210,000,000.

      I.151 "Subsidiary" of a Person means any corporation or other entity of
             ----------
which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned directly or indirectly by such Person.

      I.152 "Successor" has the meaning set forth in Section 6.15 hereof.
             ---------

      I.153 "Supplemental Indenture" means that certain second supplemental
             ----------------------
indenture to the Indenture to be executed by Buyer and Trustee thereunder at or prior to the Closing, providing for the creation of the Convertible Notes, which supplemental indenture shall be in substantially the form of Exhibit G hereto.

      I.154 "Sustaining Costs" means costs incurred in connection with the
             ----------------
Twinstar Facility and personnel employed thereat during the period following the discontinuance of operations at Twinstar to the Closing Date, including, without limitation, costs for materials, repair and maintenance, salary, wages and benefits of retained employees, depreciation, taxes, insurance and utilities and other outside services.

      I.155 "Target Amount" has the meaning set forth in Section 6.4 hereof.
             -------------

      I.156 "Target Closing Date" has the meaning set forth in Section 6.4
             -------------------
hereof.

      I.157 "Tax" or "Taxes" means any and all taxes, imposts, licenses, fees,
             --------------
charges, levies, imposts, rates, penalties, assessments, or other charges, including, without limitation, any sales, use, transfer, income, gross receipts, registration, franchise, excise, real and personal property, ad valorem, custom, documentary, stamp, duty, payroll, employment, unemployment insurance, social security, recording, environmental, net worth, capital, withholding, backup withholding, value-added, unitary, recapture, clawback, and any similar tax, assessment, impost, fee or governmental charge and including all interest, penalties, or additions thereto imposed or asserted directly or indirectly by any Governmental Agency, whether or not disputed, and shall include any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined or unitary group or being included (or ceasing to be included) in any Tax Return relating thereto.

      I.158 "Tax Parameters" has the meaning set forth Section 6.18 hereof.
             --------------

      I.159 "Tax Proceedings" has the meaning set forth in Section 7.7 hereof.
             ---------------

      I.160 "Tax Return" means any return, declaration, report, claim for
             ----------
refund, or information statement relating to Taxes including any schedule attached thereto and any amendment thereto.

      I.161 "TECH" means TECH Semiconductor Singapore Pte. Ltd., a company
             ----
organized under the laws of the Republic of Singapore.

      I.162 "TECH Agreements" means the TECH Shareholders' Agreement together
             ---------------
with all of the agreements entered into by any of the parties thereto (or any of their respective Affiliates) in connection with TECH (including related supply agreements), as amended through the date hereof.

      I.163 "TECH Amendments" means the amendments to the TECH Agreements to be
             ---------------
executed at or prior to the Closing as contemplated by Section 6.12 hereof.

      I.164 "TECH Shareholders' Agreement" means the Shareholders' Agreement
             ----------------------------
dated April 11, 1991 among Seller, EDB, Hewlett-Packard Company and Canon Inc., as amended.

      I.165 "Territory" has the meaning set forth in Section 6.25 hereof.
             ---------

      I.166 "Texas Transferred Business Employees" has the meaning set forth in
             ------------------------------------
Section 8.2 hereof.

      I.167 "Threshold Amount" has the meaning set forth in Section 10.2 hereof.
             ----------------

      I.168 "Trade Secrets" has the meaning set forth in Section 1.78 hereof.
             -------------

      I.169 "Trademarks" has the meaning set forth in Section 1.78 hereof.
             ----------

      I.170 "Transfer Tax or Taxes" means any and all Taxes, whenever arising,
             ---------------------
attributable to the transactions or events contemplated by this Agreement and the Related Agreements, including, without limitation, the transactions and events described in Articles II, III and VI hereof.

      I.171 "Transferred Acquired Assets" means all Acquired Assets (including
             ---------------------------
capital stock) other than the Acquired Assets transferred to Italian Newco and Singapore Newco in accordance with Section 6.1 hereof.

      I.172 "Transferred Assumed Liabilities" means all Assumed Liabilities
             -------------------------------
other than the Assumed Liabilities assumed by Italian Newco or Singapore Newco in accordance with Section 6.1 hereof.

      I.173 "Transferred Business Employees" means those employees who are
             ------------------------------
employed by Buyer, Italian Newco or Singapore Newco on and after the Closing Date pursuant to acceptance of the offers of employment made under Section 8.1(a), (b) and (c) of this Agreement.

      I.174 "Transferred Contract" has the meaning set forth in Section 6.31
             --------------------
hereof.

      I.175 "Transferred Contract Schedule" has the meaning set forth in Section
             -----------------------------
6.31 hereof.

      I.176 "Transition Agreement" has the meaning set forth in Section 1.109
             --------------------
     hereof.

      I.177 "Transition Plan Year" has the meaning set forth in Section 8.5
             --------------------
hereof.

      I.178 "Transition Services" has the meaning set forth in Section 6.7
             -------------------
hereof.

      I.179 "Transition Services Agreement" means the transition services
             -----------------------------
agreement (including the agreements referred to therein) to be entered into between Buyer and Seller at the Closing in accordance with Section 6.7 hereof.

      I.180 "Twinstar" means Texas Instruments Richardson, LLC, a limited
             --------
liability company organized under the laws of the state of Delaware, a successor in interest to all of the assets and liabilities of the former joint venture between Seller and Hitachi known as "Twinstar".

      I.181 "Twinstar Facility" means Seller's fabrication facility with respect
             -----------------
to the Business located in Richardson, Texas.

      I.182 "Warn Act" has the meaning set forth in Section 8.5 hereof.
             --------

      I.183 "Working Capital" means, with respect to the Business, (i) current
             ---------------
assets which are included in the Acquired Assets, less (ii) the sum of all of the current liabilities and noncurrent liabilities which are included within the Assumed Liabilities other than up to 345,296 million Italian Lire principal amount of indebtedness for borrowed money directly related to Seller's assets in Italy constituting Acquired Assets.

      I.184 "Working Capital Reduction" has the meaning set forth in Section 6.4
             -------------------------
hereof.

      I.185 "Working Capital Requirement" has the meaning set forth in Section
             ---------------------------
6.4 hereof.


                                   ARTICLE II

                                THE ACQUISITION

      II.1 Transfer of Assets.  Upon the terms and subject to the conditions set
           ------------------
forth in this Agreement, at the Closing, Seller shall, and, after giving effect to the Reorganization, shall cause each member of the Operating Group to, sell, assign, transfer, convey and deliver to Buyer, or its designees, and Buyer, or such designees, shall purchase and accept from Seller and each member of the Operating Group all right, title and interest in the Transferred Acquired Assets, wherever located, free and clear of all Liens other than Permitted Liens.

      II.2 Assumption of Liabilities.  Upon the terms and subject to the
           -------------------------
conditions set forth in this Agreement, at the Closing, Buyer, or its designees, shall assume the Transferred Assumed Liabilities. Buyer does not assume, and shall have no obligation or responsibility for, any Liabilities of any member of the Seller Group, whether arising before or after the Closing, except as otherwise expressly provided in this Agreement. From and after the Closing, Buyer shall be responsible for, and Buyer hereby agrees to pay, perform and discharge the Transferred Assumed Liabilities, other than the Excluded Liabilities.


                                  ARTICLE III

                                  THE CLOSING

      III.1 Time and Place of Closing.  Unless this Agreement shall have been
            -------------------------
terminated and the transactions herein contemplated shall have been abandoned pursuant to Article XI, and subject to the satisfaction or waiver of the conditions set forth in Article IX, the Closing shall take place at 11:59 p.m., California time (the "Closing Time"), on the third Business Day after satisfaction or waiver of the conditions set forth in Article IX, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304-1050, or at such other place and time as may be mutually agreed to by the parties hereto. The sale, assignment, transfer, conveyance and delivery of the Transferred Acquired Assets to, and the assumption of the Transferred Assumed Liabilities by, Buyer, or its designees, each as herein provided, shall be effected at the Closing Time.

      III.2 Closing Date Deliveries of Seller.  At the Closing, Seller shall,
            ---------------------------------
and shall cause each member of the Seller Group as may be appropriate to, deliver to Buyer or its designee the following:

          (a) the Transferred Acquired Assets;

          (b) Certificates representing all of the capital stock of Singapore Newco together with a duly executed stock power assigning at the Closing ownership thereof to Buyer, or a designee of Buyer;

          (c) Certificates representing all of the capital stock of Italian Newco together with a duly executed stock power assigning at the Closing ownership thereof to Buyer, or a designee of Buyer;

          (d) Certificates representing all of Seller's capital stock in each of TECH and KTI together with a duly executed stock powers assigning at the Closing ownership thereof to Buyer, or a designee of Buyer;

          (e) duly executed Related Agreements;

          (f) such executed deeds, bills of sale, assignments or other instruments of transfer and assignment, and releases as are reasonably necessary to consummate the sale and transfer of the Transferred Acquired Assets contemplated by this Agreement, all in form and substance reasonably satisfactory to Buyer and its counsel;

          (g) the copy of resolutions of the board of directors of Seller and each member of the Seller Group (and, in the case of Singapore Operating Company, a copy of resolutions of a general meeting of the shareholders thereof) authorizing the execution, delivery and performance of this Agreement, the Related Agreements and each other agreement, document or certificate to which it is a party and is required to be delivered pursuant hereto or in connection herewith and authorizing the consummation of the transactions contemplated hereby and thereby by Seller and each member of the Seller Group and a certificate of the secretary of Seller, dated the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect;

          (h) a certificate, dated the Closing Date, from an executive officer of Seller to the effect that Seller has fulfilled the conditions set forth in
Section 9.2 hereof;

          (i) to the extent held by or under the control of Seller or any member of the Operating Group all of the books and records of the Seller Group included in the Acquired Assets;

          (j) an affidavit, duly executed by Seller, attesting that Seller is not a "foreign person" within the meaning of Code Section 1445(e)(3) and is not subject to withholding under any state or U.S. Tax law, in form reasonably acceptable to Buyer; and

          (k) the Closing Statement in form and substance satisfactory to Buyer.

      III.3 Closing Date Deliveries of Buyer.  At the Closing, Buyer shall, and
            --------------------------------
shall cause each of its designees as may be appropriate to, deliver to Seller the following:

          (a) 28,933,092 fully paid and nonassessable unregistered shares of Buyer Common Stock less the number of shares, if any, delivered by Buyer pursuant to Section 3.4(a) hereof;

          (b) Convertible Notes in an aggregate principal amount of $740 million less the aggregate principal amount of Convertible Notes delivered by Buyer pursuant to Section 3.4(a) hereof;

          (c) duly executed Related Agreements;

          (d) such executed assignment and assumption instruments as are reasonably necessary to consummate the assumption of the Assumed Liabilities contemplated by this Agreement, all in form and substance reasonably satisfactory to Seller and its counsel;

          (e) the copy of resolutions of the board of directors of Buyer, or its designees as may be appropriate, authorizing the execution, delivery and performance of this Agreement, and each other agreement, document or certificate to which it is a party and is required to be delivered pursuant hereto or in connection herewith and authorizing the consummation of the transactions contemplated hereby and thereby by Buyer and a certificate of the secretary of Buyer, dated the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect; and

          (f) a certificate dated the Closing Date, from an executive officer of Buyer to the effect that Buyer has fulfilled the conditions set forth in Section
9.3 hereof.

      III.4 Purchase and Sale of Notes.  At the Closing, in addition to the
            --------------------------
deliveries set forth in Section 3.2 and Section 3.3 hereof:

          (a) Buyer shall deliver to Seller Note Purchasing Subsidiary (i) $210 million aggregate principal amount of Subordinated Notes, and (ii) Convertible Notes in an aggregate principal amount (not to exceed $740 million) such that the fair market value (as of the Closing Date) of the Subordinated Notes and the Convertible Notes (collectively the "Notes") delivered pursuant to this Section 3.4(a) equals U.S. $750 million. If the fair market value of all the Subordinated Notes and all the Convertible Notes is less than U.S. $750 million, Buyer shall also deliver to Seller Note Purchasing Subsidiary an appropriate number of shares (determined in accordance with Exhibit H) of fully paid and nonassessable unregistered shares of Buyer Common Stock, such that the aggregate fair market value of the consideration delivered pursuant to this Section 3.4(a) equals U.S. $750 million. Notwithstanding anything to the contrary contained herein, in no event shall Buyer be obligated or otherwise committed to issue to Seller, or any other Person, in connection with the transactions contemplated hereby, more than 28,933,092 shares of Buyer Common Stock.

          (b) Seller shall cause Seller Note Purchasing Subsidiary to deliver to Buyer U.S. $750 million of immediately available funds by wire transfer to an account designated to Seller Note Purchasing Subsidiary by Buyer in writing not later than two Business Days prior to the Closing Date (the "Cash Payment").
The Notes shall be treated as debt instruments and the portion thereof delivered to Seller Note Purchasing Subsidiary shall be treated as having an aggregate issue price for purposes of Code Section 1273 (and the regulations promulgated thereunder) equal to the Cash Payment less any portion of such Cash Payment attributable to Buyer Common Stock delivered pursuant to the last sentence of
Section 3.4(a); the issue price per $1,000 of principal amount Notes (the "Issue Price") shall be equal to the product of $1,000 and a fraction whose numerator is $750 million and whose denominator is the aggregate stated principal amount of the Notes delivered to Seller Note Purchasing Subsidiary pursuant to Section 3.4(a) hereof. This fraction shall be appropriately adjusted in the event Buyer Common Stock is delivered to Seller Note Purchasing Subsidiary pursuant to the last sentence of Section 3.4(a). The issue price of the portion of the Convertible Notes not delivered to the Seller Note Purchasing Subsidiary shall also be the Issue Price.

          (c) For purposes of Section 3.4 (a), the fair market value of the Notes (and thus the amount of Convertible Notes to be purchased by Seller Note Purchasing Subsidiary) shall be determined in good faith by Buyer and based upon the advice of its financial advisors and reasonably agreed to by Seller (the "Debt Valuation"). Each party hereto shall (and shall cause its respective Affiliates to) adopt and abide by the provisions of this Section 3.4 at their own expense, including without limitation the Debt Valuation and Issue Price (as determined herein) for purposes of all Tax Returns filed by them and shall not take any position inconsistent therewith in connection with any examination of any Tax Return, any refund claim, any judicial litigation proceeding but only if doing otherwise in such judicial litigation proceeding would materially prejudice the other party, or otherwise until there has been a final "determination" (within the meaning of Code Section 1313(a)) or any other event which finally and conclusively establishes the value of the Notes. In the event that the position being taken in accordance with this
Section 3.4 is being challenged by any Taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of such dispute and the parties hereto shall consult with each other concerning resolution of the dispute.

          (d) For thirty-one (31) days after the Closing Date, Seller and Seller Note Purchasing Subsidiary will not sell, dispose, enter into a forward contract, put option or otherwise reduce their risk of loss with respect to the Notes.

      III.5 Subsequent Documentation.  Seller shall, at any time and from time
            ------------------------
to time after the Closing Date, upon the request of Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, transfers and other instruments of transfer and conveyance as may be required for the assigning, recording, transferring, granting and conveying to Buyer or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the Acquired Assets.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as disclosed in the Seller Disclosure Letter (which shall make specific reference to only that particular representation and warranty as to which each disclosure included therein relates and, to the extent any disclosure included therein relates to more than one representation or warranty, such disclosure letter shall include a specific cross-reference to the other representations or warranties to which such disclosure relates), Seller represents and warrants to the Buyer as set forth below:

      IV.1 Representations and Warranties Relating to the Seller Group.
           -----------------------------------------------------------

          (a) Organization and Qualification.  Each member of the Seller Group
              ------------------------------
is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease the Acquired Assets and to conduct the Business as it is now being conducted.
Within 30 days after the date hereof, true, correct and complete copies of the Certificate of Incorporation (or similar documents) and By-laws (or similar documents) of each member of the Seller Group, each with all amendments thereto, have been delivered to Buyer. Each member of the Seller Group is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the Acquired Assets or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. A complete list of all such jurisdictions pertaining to the Operating Group is set forth in Section 4.1(a) of the Seller Disclosure Letter.

          (b)  Corporate Authority.
               -------------------

               (i) Each member of the Seller Group has all requisite corporate power and authority to enter into, execute and deliver this Agreement, the JV Transfer Agreements and the Related Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by each member of the Seller Group, the performance by each member of the Seller Group of its obligations under this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby have been (in the case of Seller and will be, prior to the Closing in the case of the Seller Group (other than Seller)) duly and validly authorized by all necessary corporate action on the part of each member of the Seller Group and (assuming due execution and delivery by the Buyer of this Agreement and the Related Agreements) this Agreement constitutes, and the Related Agreements when executed and delivered will constitute, legal, valid and binding obligations of each member of the Seller Group enforceable against such member in accordance with their terms. No approval by the stockholders of Seller is required with respect to the execution and delivery by any member of the Seller Group of this Agreement and the Related Agreements, and the performance by each member of the Seller Group of their respective obligations hereunder and thereunder.

               (ii) Seller has, and at the Closing each member of the Seller Group that is to be a party to any of the agreements delivered in connection with the Reorganization (the "Reorganization Agreements") will have full corporate power and authority to enter into, execute and deliver each Reorganization Agreement to which such Seller Group member shall be a party, to perform such Seller Group member's obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each Reorganization Agreement, the performance of such Seller Group member's obligations thereunder, and the consummation of the transactions contemplated thereby, have been or with respect to Italian Newco and Singapore Newco, will be at the Closing Time, duly and validly authorized by all necessary corporate action of such Seller Group member. Each such Seller Group member on or prior to the Closing Date will have duly executed and delivered each such Reorganization Agreement to which such Seller Group member shall be a party. Each Reorganization Agreement when so executed and delivered will constitute the legal, valid and binding obligation of each such Seller Group member party thereto, enforceable against each such Seller Group member in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto.

          (c) Capitalization.  Upon the issuance of capital stock by Italian
              --------------
Newco to Italian Operating Company and Singapore Newco to Singapore Operating Company upon the completion of the Reorganization, and immediately prior to the Closing (i) all of the capital stock of Italian Newco will be validly issued, fully paid and nonassessable free and clear of all liens and (ii) Seller, directly or indirectly, will own beneficially all of the outstanding capital stock and equity interests of Italian Newco and Singapore Newco as evidenced by the Newco Shares. Upon the Closing, Italian Newco and Singapore Newco will not have any Subsidiaries. At the Closing Time (i) there will be no preemptive or similar rights with respect to the securities of Italian Newco or Singapore Newco, (ii) there will be no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any member of the Seller Group or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of Italian Newco or Singapore Newco, or any securities convertible into or exchangeable for any such shares, and (iii) there will be no outstanding contractual or other rights or obligations to or of any member of the Seller Group or any other Person to repurchase, redeem or otherwise acquire any outstanding shares of Italian Newco or Singapore Newco.

          (d) No Violations.  The execution and delivery of this Agreement, the
              -------------
Related Agreements and the Reorganization Agreements by each member of the Seller Group party thereto, the performance by any member of the Seller Group of its obligations under this Agreement, the Related Agreements or any of the Reorganization Agreements and the consummation of the transactions contemplated hereby or thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right of claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of any member of the Seller Group under (i) any provision of any of the organizational documents of any member of the Seller Group, (ii) any Law applicable to any member of the Seller Group or any of their respective properties or assets assuming the consents, approvals, authorizations or permits and filings or notifications set forth in Sections 4.1(g) and 4.1(h) of the Seller Disclosure Letter are duly and timely obtained or made, (iii) except as to which requisite waivers or consents have been obtained, and except for the consents and approvals required under the agreements and instruments listed in Section 4.1(g) of the Seller Disclosure Letter, any Contract, to which any member of the Seller Group is a party or by which any of their respective properties or assets may be bound; other than any of the foregoing under clauses
(ii) and (iii) which would not (A) result in a Liability of $100,000 in any one case or $500,000 in the aggregate, or (B) individually or in the aggregate have a Material Adverse Effect or (C) individually or in the aggregate, have a material adverse effect on the ability of any member of the Seller Group to perform its obligations under this Agreement, the Related Agreements or the Reorganization Agreements. Except as set forth in Section 4.1(d) of the Seller Disclosure Letter, neither the execution and delivery of this Agreement, the Related Agreements or the Reorganization Agreements by any member of the Seller Group, nor the consummation of the transactions contemplated hereby or thereby, will result in the Loss to the Buyer of any material benefit enjoyed by any member of the Seller Group in connection with the Business or the Acquired Assets.

          (e) Sufficiency of Acquired Assets; Title and Transfer.
              --------------------------------------------------

              (i) Section 4.1(e) of the Seller Disclosure Letter sets forth (a) a true, correct and complete list of the Acquired Assets (in each case other than assets with a value of

$10,000 or less singularly), (b) the member of the Seller Group which owns such asset and (c) the member of the Seller Group which shall hold such asset immediately prior to the Closing. Except as set forth in Section 4.1(e) of the Seller Disclosure Letter, the Acquired Assets, together with the Cross-License Agreement, the rights to be granted under licenses pursuant to this Agreement, the Transferred Contracts and the properties and services to be provided to the Buyer Operating Group under the Transition Services Agreement, constitute all of the rights, services, properties and assets (real, personal and mixed, tangible and intangible) that are used in or necessary to conduct the Business as currently conducted. Except as set forth in Section 4.1(e) of the Seller Disclosure Letter, (i) each member of the Seller Group has good and valid title or a valid leasehold interest in all of the Acquired Assets indicated as held by such member therein, and none of the Acquired Assets is subject to any Lien of any kind as of such date, except for Permitted Liens, and (ii) each member of the Seller Group will have good and valid title or a valid leasehold interest in all of the Acquired Assets indicated as to be held by such member in Section 4.1(e) of the Seller Disclosure Letter immediately prior to the Closing, and none of the Acquired Assets will be subject to any Lien of any kind at such time except for Permitted Liens.

               (ii) After giving effect to the Reorganization, each of Italian Newco and Singapore Newco shall have only those specific liabilities and obligations that constitute Assumed Liabilities.

               (iii) At the time of the Closing, Italian Operating Company and Seller will have the right, power and authority to sell, transfer and assign the Newco Shares pursuant to this Agreement. The delivery of the Newco Shares to Buyer or its designee against payment therefore as contemplated by Section 6.1 will transfer to Buyer or its designee good and valid title to, and beneficial ownership of, all of the Newco Shares. The sale of the Newco Shares will not give rise to any preemptive rights or rights of first refusal.

               (iv) In addition to the valid conveyance of the Newco Shares as described in Section 4.1(e)(ii) and the valid conveyance of the JV Interests as described in Section 4.2(e), upon the Closing, Seller will convey, assign, transfer and deliver to the Buyer or its designees good and valid title to all other Acquired Assets, free and clear of all Liens, except for Permitted Liens.

          (f)  Contracts.
               ---------

               (i) Section 4.1(f) of the Seller Disclosure Letter sets forth a true, correct and complete list of all Contracts primarily relating to or primarily used in the Business of the following types (and includes with respect to each such Contract the names of the parties, the date of the Contract, and all amendments, supplements or modifications thereto):

                    (A) Employment agreements and any offers of employment providing for annual payment in excess of $200,000 per year;

          (B) Consulting agreements which provide for annual payments in excess of $100,000 per year;

          (C) Royalty agreements, other than those relating to Patent licenses, which provide for annual payments in excess of $50,000 per year;

          (D) Agreements or commitments for capital expenditures or the acquisition by purchase or lease of fixed assets (i) involving payments in excess of $100,000 each in any one-year period or (ii) in the case of operating leases and capital leases, involving payments in excess of $100,000 each in any one-year period;

          (E) (i) Agreements for the purchase, sale, lease or other transfer of any real or personal property, products, materials, supplies or services involving payments of in excess of $500,000 in any one-year period, and (ii) supply and/or sourcing contracts if the obligee thereunder is among the top twenty (20) suppliers (in terms of accounts payable of the Business on a consolidated basis) of the Business in the last fiscal year;

          (F) Joint venture, joint development or partnership agreements with any other Person with respect to the Business, including without limitation the KTI Agreements and TECH Agreements;

          (G)  Noncompetition agreements;

          (H) Agreements relating to research and development concerning the Business by any member of the Seller Group for others or by others for any member of the Seller Group;

          (I) Contracts relating to debt, bank financing and similar arrangements (including guarantees) of (i) a member of the Operating Group, or
(ii) any other member of the Seller Group directly related to the Business (including either Joint Venture);

          (J) Any foreign currency exchange or forward purchase agreements of
(i) a member of the Operating Group, or (ii) any other member of the Seller Group directly related to the Business (including either Joint Venture);

          (K) Volume purchase and master purchase agreements related to the Business in excess of $500,000 in any twelve-month period;

          (L) Maintenance agreements primarily related to the Business in excess of $200,000 in any twelve-month period;

          (M) Agreements providing primarily for indemnification obligations by any member of the Seller Group with respect to the sale of products of or otherwise related to the Business;

          (N) Agreements providing for indemnification or guaranty obligations of the Seller Group with respect to Hazardous Material Activities or Remedial Activities in connection with the Business other than in the ordinary course of business having a potential cost in excess of $100,000 for one site or $500,000 in the aggregate for all sites;

          (O) Agreements that by their terms do not terminate prior to one (1) year after the date of this Agreement;

          (P) Requirements contracts relating to obligations to purchase all or substantially all of any product as well as to supply all or substantially all of any product;

          (Q) All non-disclosure agreements relating to the Business including Memory Products and/or processes or other technology used in the manufacture of Memory Products including, without limitation, non-disclosure agreements relating to the operations of the Business at any location;

          (R) Leases or subleases having a total unpaid rental obligation exceeding $100,000 individually or $500,000 in the aggregate (not otherwise listed in the foregoing), mortgages, or other Liens securing monetary obligations in excess of $200,000 encumbering the Seller Group's interests in the Acquired Facilities (other than Liens encumbering only the right, title, and interest of any Person other than a Seller Group member in a Leased Facility), the assets of the Operating Group, Singapore Newco, Italian Newco or the Acquired Assets;

          (S) Plans or contracts governed by Title IV of ERISA or Section 412 of the Code;

          (T) Contracts with Hitachi or Mitsubishi or the respective Affiliates of either or otherwise entered into in connection with Seller's relationship with such Persons;

          (U) Contracts with respect to or related to Texas Instruments-Acer Incorporated or any successor thereto;

          (V) Contracts relating to subsidies received or entitlements to subsidies in Italy or Singapore; and

          (W) Any material Contract primarily related to or primarily used in the Business not listed with respect to (A) through (V) above.

     Nothing herein shall require to be listed in Section 4.1(f) of the Seller Disclosure Letter any Contract that has terminated by its terms before, or is otherwise no longer in effect on, the date hereof. References to time periods in this Section 4.1(f)(i) shall be only to such periods commencing on or after January 1, 1997.

              (ii) Except as set forth in Section 4.1(f) of the Seller Disclosure Letter, each member of the Seller Group has in all respects performed, or is now performing, the obligations of, and no member of the Seller Group is in default in any respect (or would by the lapse of time or the giving of notice or both be in default in any respect) in respect of, any Contract listed in Section 4.1(f) of the Seller Disclosure Letter, except for such matters as would not result in a Liability of $50,000 in any one case or $250,000 in the aggregate, or individually or in the aggregate would have a Material Adverse Effect. Each such Contract is in full force and effect and is a valid and enforceable obligation against the members of the Seller Group (to the extent they are a party thereto), and against the other party thereto in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto). Except as set forth in such Section 4.1(f) of the Seller Disclosure Letter, to the knowledge of Seller, no other party to such Contracts is in default in any material respect (or would by the lapse of time or the giving of notice or both be in default in any material respect thereunder) or has breached in any material respect any terms or provisions thereof. No third party has raised any material claim, dispute or controversy with respect to any of the Contracts relating to the Business other than has been listed in Section 4.1(f) of the Seller Disclosure Letter, nor has any member of the Seller Group received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by any member of the Seller Group with respect to its obligations under any such Contracts.

              (iii) Except to the extent as specifically described in Section 4.1(f) of the Seller Disclosure Letter, no member of the Seller Group is a party to, nor is bound by any Contract or other agreement primarily used in or primarily related to the Business and not previously listed above which either separately or in the aggregate has, or would reasonably be expected to have in the future, a Material Adverse Effect.

              (iv) True, correct and complete copies of all of the Contracts listed in the Seller Disclosure Letter shall be delivered to Buyer or its counsel prior to or concurrently with delivery of the Seller Disclosure Letter to Buyer pursuant to Section 6.10 hereof (but in no event later than thirty (30) days after the date of this Agreement).

          (g) Consents and Approvals of Governmental Agencies.  Except as set
              -----------------------------------------------
forth in Section 4.1(g) of the Seller Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Agency is required by or with respect to any member of the Seller Group in connection with the execution, delivery and performance of this Agreement, the Related Agreements or the Reorganization Agreements or the consummation by each such member of the transactions contemplated hereby and thereby, except for (i) compliance with the HSR Act and the European Union rules and regulations, (ii) compliance with applicable state securities laws, (iii) such filings as may be required to be made by Seller with the SEC and any exchange on which any of its securities are listed and (iv) any such requirements, noncompliance with which would not (A) result in any Liability of $25,000 in one case or $100,000 in the aggregate, (B) individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of Buyer to carry on the Business as currently conducted or
(C) individually or in the aggregate, have a Material Adverse Effect on the ability of any member of the Seller Group to perform its obligations under this Agreement, the Related Agreements or the Reorganization Agreements.

          (h) Other Consents.  Except as set forth in Section 4.1(h) of the
              --------------
Seller Disclosure Letter, no consent, waiver or approval of, or notice to, any third party is required or necessary to be obtained by any member of the Seller Group in connection with the execution and delivery of this Agreement, the Related Agreements or the Reorganization Agreements, and the performance of their obligations hereunder and thereunder, except for any such consents, waivers, approvals or notices which if not obtained or made would not (A) result in any Liability of $100,000 in one case or $500,000 in the aggregate, (B) individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of Buyer to carry on the Business as currently conducted or
(C) individually or in the aggregate, have a Material Adverse Effect on the ability of any member of the Seller Group to perform its obligations under this Agreement, the Related Agreements or the Reorganization Agreements.

          (i) Financial Statements.  Section 4.1(i) of the Seller Disclosure
              --------------------
Letter contains a true, correct and complete copy of the March Balance Sheet. The March Balance Sheet fairly presents the financial condition of the Business on a combined basis (including Seller's JV Interests as an equity investment) as of the date thereof and was prepared in accordance with GAAP (except for the absence of notes thereto) and in accordance with the books and records of the relevant entities. When delivered in accordance with the terms hereof, the audited balance sheets as at December 31, 1996 and as at December 31, 1997, together with the related audited statements of income and cash flow for the twelve-month periods ended December 31, 1996 and December 31, 1997 (the "Financial Statements") will fairly present the financial condition of the Business on a combined basis (including Seller's JV Interests as an equity investment) as of the dates thereof, and each of the statements of operations and cash flow will fairly present the results of operations and cash flows for the periods therein referred to, all as prepared in accordance with GAAP consistently applied throughout the periods involved and, in the case of the balance sheets, consistent with the GAAP principles used to prepare the March Balance Sheet.

          (j) Absence of Undisclosed Liabilities.  There are no Liabilities
              ----------------------------------
relating to the Business (other than Excluded Liabilities), except (i) Liabilities that are fully accrued or reserved against in the March Balance Sheet, (ii) Liabilities incurred since the date of the March Balance Sheet in the ordinary course of business and consistent with past practices, (iii) Liabilities that were not incurred in the ordinary course of business and consistent with past practices that do not exceed $100,000 in any single case or $500,000 in the aggregate, (iv) Liabilities disclosed in Section 4.1(j) of the Seller Disclosure Letter, and (v) Liabilities under Contracts disclosed in the Seller Disclosure Letter or under Contracts not required to be disclosed therein.

          (k) Absence of Certain Changes.  Except as set forth in Section 4.1(k)
              --------------------------
of the Seller Disclosure Letter, since the date of the March Balance Sheet, no member of the Seller Group, with respect to the Business, has:

              (i) Suffered any change or changes which, individually or in the aggregate, have had or may reasonably be expected to have a Material Adverse Effect other than as a result of changes in the Memory Products industry or the economy generally;

              (ii) Except for Liabilities incurred in the ordinary course of business and consistent with past practice, borrowed or agreed to borrow any funds or incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any Liability;

              (iii) To the knowledge of Seller, no member of the Seller Group has become subject to any newly enacted or adopted Law which may reasonably be expected to have a Material Adverse Effect;

              (iv) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except for Permitted Liens;

              (v) Written up the value of any inventory, any notes or accounts receivable or any other assets, except for write-ups in the ordinary course of business and consistent with past practices;

              (vi) Waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practices;

              (vii) Licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any Acquired Intellectual Property, except in the ordinary course of business and consistent with past practices;

              (viii) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except in the ordinary course of business and except for any bonuses to be paid by Seller and consistent with past practices;

              (ix) Made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates theretofore adopted;

              (x) Paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible, or intangible) to, or entered into any agreement or arrangement with, any officer or director or Affiliate of any other member of the Seller Group, except for directors' fees and employment compensation to officers;

          (xi) Sold, leased or otherwise disposed of any of its assets, except in the ordinary course of business and consistent with past practices;

          (xii) Entered into any other transaction, contract, commitment or arrangement other than in the ordinary course of business and consistent with past practices;

          (xiii) Agreed, whether in writing or otherwise, to undertake any Remedial Activity or to take any action described in this Section 4.1(k).

          (l) Litigation.  Section 4.1(l) of the Seller Disclosure Letter lists
              ----------
all Claims pending, or to the knowledge of Seller, threatened against any of the Seller Group members with respect to the Business except for such Claims which individually or in the aggregate have not had or would not reasonably be expected to have a Material Adverse Effect. No member of the Seller Group is in default under, or in violation of, any judgment, order, writ, injunction or decree of any Governmental Agency relating to the Business, except for those defaults or violations, which in the aggregate would not have, or reasonably be expected to have, a Material Adverse Effect.

          (m)  Compliance with Laws; Permits.
               -----------------------------

          (i) Except as set forth in Section 4.1(m) of the Seller Disclosure Letter, the Business is being conducted in compliance with all applicable Laws and no member of the Seller Group has received any notification that any member of the Seller Group, with respect to the Business, is in violation of any Laws, except where any such noncompliance or violations would not (A) result in a Liability of $100,000 in any one case or $500,000 in the aggregate, (B) individually or in the aggregate, have a Material Adverse Effect, or (C) individually or in the aggregate, have a Material Adverse Effect on the ability of any member of the Seller Group to perform its obligations under this Agreement, the Related Agreements or the Reorganization Agreements.

          (ii) Section 4.1(m) of the Seller Disclosure Letter sets forth a true and complete list of all Permits and/or Approvals required to conduct the Business as presently conducted, other than such Permits and/or Approvals the failure to obtain which would not (A) result in a Liability of $100,000 in any one case or $500,000 in the aggregate, (B) individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of Buyer to carry on the Business as currently conducted, or (C) individually or in the aggregate, have a Material Adverse Effect on the ability of any member of the Seller Group to perform its obligations under this Agreement, the Related Agreements or the Reorganization Agreements. All such Permits and/or Approvals are being complied with in all material respects and will not be terminated or revoked as a result of the transactions contemplated by this Agreement, the Related Agreements or the Reorganization Agreements.

          (iii) Except as set forth in Section 4.1(m) of the Seller Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations, awards (whether rendered by a Governmental Agency or by arbitration) or private settlement agreements involving any member of the Seller Group and relating to the Business, other than any of the foregoing which have not and will not (A) result in a Liability to the Business of $50,000 in any one case or $100,000 in the aggregate, (B) individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of Buyer to carry on the Business as currently conducted, or (C) individually or in the aggregate, have a Material Adverse Effect on the ability of any member of the Seller Group to perform its obligations under this Agreement, the Related Agreements or the Reorganization Agreements. All of the foregoing which are final and nonappealable are being complied with in all material respects.

          (iv) No member of the Seller Group or any director, officer, employee or agent of any of them acting on their behalf, or any other person acting on their behalf has, directly or indirectly, within the past three (3) years given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official which would subject the Business to any Liability or Loss under any Law in any civil, criminal or governmental litigation.

     (n)  Real Property and Facilities.
          ----------------------------

          (i) The Acquired Facilities are all of the real property and improvements required for the Business as presently conducted and no facilities have been used for the conduct of the Pre-Closing Seller Operations other than the Acquired Facilities and the Former Facilities of the Seller Group.

          (ii) The leases for the Leased Facilities are or, as of the Closing, will be in full force and effect for the benefit of the member of the Buyer Operating Group (indicated in Section 4.1(n) of the Seller Disclosure Letter), as lessee and there are no material defaults attributable to the lessee or to the landlord thereunder.

          (iii) To the knowledge of Seller, no fact, circumstance or event which, with the passage of time, the giving of notice, or both, would constitute, as of the Closing, any material default under any lease for the Leased Facilities. There are no existing subleases of any Leased Facility, other than as specified in Section 4.1(n) of the Seller Disclosure Letter.

          (iv) Each member of the Seller Group is the sole legal and equitable owner of the Owned Facilities indicated as owned by such member in Section 4.1(n) of the Seller Disclosure Letter and, as of the Closing, will be and such member has the full right to convey fee simple absolute title to the same.

          (v) No member of the Seller Group has granted any option or right of first refusal or first opportunity to any party to acquire, lease or occupy an Acquired Facility, nor any portion thereof or interest therein.

          (vi) Except for Permitted Liens, the Acquired Facilities and the other Acquired Assets are not subject to any Liens (other than a Lien encumbering only the right, title and interest of any Person other than a Seller Group member in and to a Leased Facility).

          (vii) All water, sewer, plumbing, gas, electric, telephone, communications, heating, ventilating, air condition, security, fire safety, drainage, waste treatment, water treatment, and other utility facilities required by applicable Law, any Contract or otherwise for the conduct in all material respects of the Business as presently conducted ("Required Utilities") have been, and at the Closing Date, will be, in all material respects, (A) legally installed to and available for use in the Acquired Facilities, and (B) connected to the Acquired Facilities and other Acquired Assets in accordance with all applicable Laws, Contracts, Permits and/or Approvals.

          (viii) The tangible Acquired Assets are now, and at the time of Closing will be, free of any material physical or mechanical defects, and will be in good operating condition and repair in all material respects, in compliance in all material respects with the Laws, Contracts, Environmental Requirements, Permits and/or Approvals binding thereon, reasonably maintained consistent in all material respects with standards generally followed by similar businesses and building owners and users, and adequate for the purposes for which they are currently being used for the Business.

          (ix) No condemnation, zoning, land-use or Tax imposition, or other Proceeding has been instituted with respect to any tangible Acquired Asset or tangible Italian Newco Assets or Singapore Newco Assets and to the knowledge of Seller, no such Proceeding is planned or threatened which could in any of the foregoing cases: (A) result in a Loss, Liability, Claim or Proceeding in excess of $50,000 in any one case or $250,000 in the aggregate, (B) individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of Buyer to carry on the Business as currently conducted, or (C) individually or in the aggregate, have a Material Adverse Effect on the ability of any member of the Seller Group to perform its obligations under this Agreement, the Related Agreements or the Reorganization Agreements.

          (x) At the time of Closing, there will be no obligations to any contractors, subcontractors or material suppliers with respect to any alterations or improvements of the Acquired Facilities which have not been fully paid and performed, and the Seller Group shall cause to be discharged all mechanics' and materialmen's Liens arising from any labor or materials furnished for alterations or improvements of the Acquired Facilities prior to the time of Closing.

     (o)  Environmental Matters.
          ---------------------

          (i) Except as would not reasonably be expected (A) to result in aggregate Claims or Losses in excess of $250,000 or (B) to have a Material Adverse Effect: (1) no Contamination is or has been present on, in, under or about any Acquired Facility, (2) to Seller's knowledge, no Contamination is present on, in, or about any Disposal Facility of the Seller Group

(other than Contamination resulting from Hazardous Material Activities of Buyer or its Subsidiaries when they were Buyer's Subsidiaries at such Disposal Facility), (3) no Contamination described in clauses (1) or (2) hereof has migrated, or is reasonably likely to migrate to or from such Acquired Facility or, to Seller's knowledge, such Disposal Facility, (4) on or before the last date that the Seller Group member owned, leased or occupied a Former Facility or that the Former Facility was used for Pre-Closing Seller Operations, no Contamination (other than Contamination resulting from Hazardous Material Activities of Buyer or its Subsidiaries when they were Buyer's Subsidiaries at such Former Facility) was present on, in, under or about said Former Facility, and (5) no Contamination described in clause (4) hereof has migrated, or is reasonably likely to migrate, to or from any such Former Facility.

          (ii) No underground storage tank, surface impoundment, landfill or waste disposal site is present on the Acquired Facilities, except to the extent such underground storage tank, surface impoundment, landfill or waste disposal site does not (A) result in an aggregate Claims or Losses in excess of $250,000 or (B) have a Material Adverse Effect or materially impair the ability of Buyer to carry on the Business.

          (iii) All Hazardous Material Activities associated with the Pre-Closing Seller Operations or conducted at the Acquired Facilities prior to the Closing Date have complied in all material respects with applicable Environmental Requirements applicable thereto at the time the Hazardous Material Activity was conducted (except for noncompliance which is remedied in all material respects prior to the Closing Date or which, in the aggregate cannot reasonably be expected (A) to result in an aggregate Claims or Losses in excess of $250,000 or (B) to have a Material Adverse Effect or materially impair the ability of the Buyer to carry on the Business) and such Hazardous Material Activities have not resulted in the exposure of any employee of the Seller Group or of other Person to a Hazardous Material in a manner which has or will cause an adverse health effect to said employee or Person, except to the extent that such exposures do not (A) result in aggregate Claims or Losses in excess of $250,000 or (B) have a Material Adverse Effect or materially impair the ability of Buyer to carry on the Business.

          (iv) To the knowledge of Seller, the Permits and/or Approvals described in Section 4.1(m) of the Seller Disclosure Letter are all of the Permits and/or Approvals required for the conduct in all material respects of the Hazardous Material Activities associated with the Business as presently conducted. All such Permits and/or Approvals are, or at the Closing will be held by the Buyer Operating Group, in full force and effect, and the Seller Group has complied with all covenants and conditions thereof in all material respects and has made all disclosures and reports required pursuant to such Permits and/or Approvals or other applicable Environmental Requirements, except for noncompliance that has been fully remedied or that would not have a Material Adverse Effect or materially impair the ability of the Buyer to carry on the Business. To the knowledge of Seller, no fact or circumstance exists which could reasonably be expected to cause any such Permit and/or Approval to be revoked or rendered nonrenewable by Buyer or would require, as a condition to the continuation or renewal of such Permit and/or Approval, capital improvements or repairs at the Acquired Facilities costing in the aggregate in excess of $100,000, over the amount, if any, of the reserves shown on the Closing Balance Sheet.

          (v) The Seller Group members, the Acquired Assets, and the Business are not, and as of the Closing the Buyer Operating Group members will not be, subject to any voluntary or involuntary Claims or Losses or any pending or, to the knowledge of Seller, threatened, Liabilities respecting (A) any Retained Environmental Liability, (B) any Remedial Activity, (C) the conduct of any Hazardous Material Activities associated with the Pre-Closing Seller Operations, or (D) any Environmental Requirement applicable to the Seller Group members, the Acquired Assets, or the Business (except to the extent that any such Environmental Requirement, obligations or Claim does not (x) result in aggregate Liabilities in excess of $250,000 or (y) have a Material Adverse Effect or materially impair the ability of the Buyer to carry on the Business; and to the knowledge of Seller, there are no other facts, circumstances, events or incidents involving the Hazardous Material Activities associated with the Pre-Closing Seller Operations which could give rise to any such Liabilities.

          (vi) To the knowledge of Seller, no asbestos-containing materials are present on the Acquired Facilities, other than the asbestos-containing material which is on or part of the Acquired Facilities and is not friable, complies with applicable Environmental Requirements applicable thereto as of the date hereof and will comply with the Environmental Requirements applicable thereto as of the Closing Date and is in good repair according to the current standards and practices governing such material except to the extent the same will not result in a Material Adverse Effect.

          (vii) To the knowledge of Seller, other than Hazardous Materials which are reasonably necessary for the conduct of the Business and are properly stored in the Acquired Facilities in accordance with applicable Environmental Requirements applicable thereto as of the date hereof or will be stored in the Acquired Facilities on the Closing Date in accordance with the Environmental Requirements applicable thereto as of the Closing Date, no Hazardous Material is, or at the Closing Date will be, stored or kept at any Acquired Facility in connection with the Business except to the extent the same will not result in a Material Adverse Effect.

          (viii) Seller will have made, and shall have caused the Seller Group to have made, available to Buyer for review within ten (10) days of the date of this Agreement, all material records, environmental audits, assessments and reports, correspondence with Governmental Agencies and other documents pertaining to the Hazardous Material Activities associated with the Business as currently conducted, any Retained Environmental Liabilities, Contamination at any Acquired Facility, Disposal Facility or, to the extent associated with the Pre-Closing Seller Operations, any Former Facility, or Disposal Facility, which were conducted at the request of, or which are otherwise available to, any Seller Group member.

     (p)  Intellectual Property.
          ---------------------

          (i) Section 4.1(p) of the Seller Disclosure Letter sets forth, respectively for each member of the Seller Group, all of such member's Registered Intellectual Property constituting Acquired Intellectual Property, and shall disclose any proceedings or actions known to any of the members of the Seller Group before any Governmental Authority (including the PTO or equivalent authority anywhere in the world) related to such Registered Intellectual Property. To the knowledge of each member of the Seller Group, such item of the Registered Intellectual Property is valid, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid, and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (ii) Except as set forth in Section 4.1(p) of the Seller Disclosure Letter, the members of the Seller Group individually or collectively are the exclusive owners of all the Acquired Intellectual Property.

          (iii)  Except as set forth in Section 4.1(p) of the Seller Disclosure
Letter: (A) each item of Acquired Intellectual Property, including all Registered Intellectual Property which is listed in Section 4.1(p) of the Seller Disclosure Letter, is free and clear of any Liens (other than Permitted Liens); and (B) there are no agreements between any Person and any member of the Seller Group encumbering or restricting the transfer or sale of the Acquired Intellectual Property to Buyer in the manner contemplated by this Agreement.

          (iv) Except as set forth in Section 4.1(p) of the Seller Disclosure Letter, no Acquired Intellectual Property is subject to any Proceeding or other outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the transfer thereof by any member of the Seller Group, at the Closing, or that affects the validity, use or enforceability of the Acquired Intellectual Property.

          (v) Except as set forth in Section 4.1(p) of the Seller Disclosure Letter, none of the members of the Seller Group has transferred ownership of, or granted any license or right to use, or authorized the retention of any rights to use, any material Intellectual Property that is Acquired Intellectual Property, to any other Person and no member of the Seller Group has transferred or licensed any of its Intellectual Property primarily used in the Business prior to the Closing in contemplation of this transaction.

          (vi) Except as set forth in Section 4.1(p) of the Seller Disclosure Letter, the use and exploitation of the Acquired Assets, including the operation of the Business, by Buyer following the Closing will not infringe any Patent or other Intellectual Property of any member of the Seller Group or any Affiliate of such member.

          (vii)  Except as set forth in Section 4.1(p) of the Seller Disclosure
Letter: (A) to the knowledge of each member of the Seller Group, the operation of the Business does not

(i) infringe or misappropriate the Intellectual Property (excluding Patents) of any Person, (ii) violate the rights of any Person, or (iii) constitute unfair competition or trade practices under the laws of any jurisdiction; and (B) none of the members of the Seller Group has received from any Person written assertion or notice claiming that the operation of the Business or the use or sale of any Acquired Assets, infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (and no member of the Seller Group is aware of any basis for any such assertion to be made).

          (viii) Except as set forth in Section 4.1(p) of the Seller Disclosure Letter, there are no Contracts between any member of the Seller Group and any other Person with respect to Intellectual Property related to the Business under which there is, to the knowledge of any member of the Seller Group, any dispute or any threatened dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by any member of the Seller Group thereunder.

          (ix) Section 4.1(p) of the Seller Disclosure Letter includes all material Contracts, licenses and agreements related to the Business, to which any member of the Seller Group is a party with respect to any Intellectual Property of any Person other than the Seller Group. Except as disclosed on
Section 4.1(p) of the Seller Disclosure Letter, no Person other than the Seller Group has ownership rights to improvements made by any member of the Seller Group in Intellectual Property which has been licensed to such member.

          (x) Except as disclosed in Section 4.1(p) of the Seller Disclosure Letter, to the knowledge of each member of the Seller Group, no Person is infringing or misappropriating any of the Acquired Intellectual Property. Each member of the Seller Group has taken such reasonable steps as are required to protect such member's rights in confidential information and Trade Secrets constituting the Acquired Intellectual Property.

          (xi) Section 4.1(p) of the Seller Disclosure Letter sets forth a true and correct description of Seller's Year 2000 plan ("Sellers Year 2000 Plan"). Seller and each member of the Seller Group has, as of the date hereof, taken all reasonable steps, and made every reasonable effort, to substantially comply with, implement, carry out and effectuate all of the requirements, steps, measures and procedures, and meet all the guidelines and deadlines, as set forth in such plan. Seller has no knowledge of any event, occurrence, condition or reason that would prevent, or interfere with, the implementation of the plan substantially in accordance with the guidelines and deadlines set forth in such plan. Within five (5) Business Days of the date hereof, Seller shall deliver to Buyer a true, correct and complete copy of Seller's Year 2000 Plan.

          (xii) Section 4.1(p) of the Seller Disclosure Letter lists all actions that must be taken within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any of the Acquired Intellectual Property.

          (xiii) Section 4.1(p) of the Seller Disclosure Letter lists all Trademarks and service marks, domestic or foreign, whether registered or unregistered, used or intended to be used by any member of the Seller Group in connection with the Business, excepting those registrations or applications for the marks or trade names that include "TI" and/or "Texas Instruments."

          (xiv) There are no marks or tradenames used in the Business for which registration has not been sought.

          (xv) The rights granted by Seller to Buyer with respect to the Gore Software pursuant to Section 6.16 hereof constitute all of the rights in the Gore Software Seller is permitted to grant and Seller is not permitted to license the source code for the Gore Software to third parties.

     (q)  Employment Matters.
          ------------------

          (i) The Seller Group has provided Buyer with true, correct and complete particulars of the material terms of engagement of all Domestic Employees and Foreign Employees.

          (ii) Except as set forth in Section 4.1(q) of the Seller Disclosure Letter, there is no Contract of employment between any member of the Seller Group and any foreign employee or expatriate employee which is not terminable or is only terminable by payment of compensation exceeding $25,000 in any one case and $100,000 in the aggregate.

          (iii) Except as set forth in Section 4.1(q) of the Seller Disclosure Letter, no member of the Seller Group nor any of their Affiliates is a party to any agreement or arrangement with or commitment to, or has received within three
(3) years prior to the date hereof any request for recognition or bargaining rights from, any employee or trade union or employee association with respect to any of their employees.

          (iv) There is no dispute between any member of the Seller Group or any of their Affiliates and a number or class of any of the Seller Group member employees in any case which would have a Material Adverse Effect or materially impair the ability of the Buyer to carry on the Business, and are no payments of compensation due but unpaid by any member of the Seller Group other than accrued in the ordinary course of business as reflected on the Closing Balance Sheet.

          (v) All Foreign Benefit Plans are listed by country in Section 4.1(q) of the Seller Disclosure Letter. Each Foreign Benefit Plan has been established and maintained in substantial compliance with its terms and with the requirements of the Laws (including any special provisions related to qualification if the Foreign Benefit Plan was intended to be so qualified) of any applicable jurisdiction except as would not result in a Material Adverse Effect or materially impair the ability of the Buyer to carry on the Business as currently conducted. Except as disclosed in Section 4.1(q) of the Seller Disclosure Letter, all amounts set aside (whether or not in trust or a similar instrument), reserved, or accrued with respect to each Foreign Benefit Plan equals or exceeds the present value of all accrued benefits (vested and nonvested, including special early retirement, post-shutdown or plan termination benefits as if they were accrued, and death benefits unless otherwise covered by insurance both before and after the expected retirement ages of the participants), determined using actuarial assumptions most recently used for purposes of funding or accruing Liabilities in respect of such plans (adjusted to take into account the contingent events referred to in the parenthetical above), or if no such assumptions exist, using the assumptions most recently used for funding the most similar plan (adjusted as described above), of participants and beneficiaries in such plans as of the Closing Date.

          (vi) No member of the Seller Group nor any ERISA Affiliate of any member thereof has or will have on or before the Closing Date (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA, or (B) incurred, or reasonably expects to incur prior to the Closing Date, any material Liability under, or has any Liens attached to the Acquired Assets by reason of liability under, Title IV of ERISA arising in connection with the termination or pending termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a Liability of Buyer or any of its ERISA Affiliates or encumber the Acquired Assets after the Closing Date.

          (vii) Except as set forth in Section 4.1(q) of the Seller Disclosure Letter, no member of the Seller Group nor any of their Affiliates has any current or projected Liability in respect of post-employment or post-retirement health, medical, and life insurance or other employee welfare benefits.

          (viii) All contributions, payments or Liabilities accrued under each Foreign Benefit Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid or remitted or accrued, in any case consistent with prior practice, (A) on or prior to the Closing Date, or (B) in the case of a funded Foreign Benefit Plan in respect of which payments are required to be made to an insurance company, trust or support fund or other independent entity, within such time as the Seller Group normally makes such payments but in any event within thirty (30) days after the Closing. Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment by the Seller Group, or any Affiliate thereof, to any written interpretation of or announcement (whether or not written) by the Seller Group or any of its Affiliates relating to, or change in employee participation or coverage under any Foreign Benefit Plan that would increase materially the expense of maintaining such Foreign Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (r) Customers.  Section  4.1(r) of the Seller Disclosure Letter sets forth
              ---------
a true and complete list of the largest twenty (20) customers with respect to the Business for each of the fiscal year ended December 31, 1997 and the three-month period ended March 31, 1998 determined on the basis of revenues recorded during each such periods. Except as set forth in Section 4.1(r) of the Seller Disclosure Letter, to the knowledge of each member of the Seller Group, none of such customers has terminated or indicated its intent to terminate or materially reduce the amount of its business with respect to the Business.

          (s) Orders, Commitments and Returns.  All accepted and unfulfilled
              -------------------------------
orders for the sale of products entered into for the account of the Business and all outstanding Contracts or commitments for the purchase of supplies and materials were made in the ordinary course of business. The Closing Balance Sheet will include provisions for any and all product returns, volume discounts, repricings and rebates based on volume purchases required under GAAP consistently applied with the March Balance Sheet.

          (t) Defects in Products; Warranties.  Except as set forth in Section
              -------------------------------
4.1(t) of the Seller Disclosure Letter, there are no defects in the design or manufacture of the products heretofore or currently being distributed or sold in the conduct of the Business, which would have a material adverse effect on the performance and quality of such products. There are no express warranties, or implied warranties arising from course of conduct between parties, outstanding with respect to the products of the Business except as set forth in Section 4.1(t) of the Seller Disclosure Letter. The Closing Balance Sheet shall include reserves in the aggregate for any and all returns or allowances for defective products and warranty claims as required under GAAP consistently applied with the March Balance Sheet.

          (u) Purchase for Investment.  Seller is purchasing the shares of Buyer
              -----------------------
Common Stock, the Subordinated Notes and the Convertible Notes pursuant to the terms of this Agreement solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof.

      IV.2 Representations and Warranties Relating to the Joint Ventures.
           -------------------------------------------------------------

          (a) Organization and Qualification.  Each Joint Venture is an entity
              ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to conduct its business as it is now being conducted. True, correct and complete copies of the organizational documents of each Joint Venture, each with all amendments thereto, have been delivered to Buyer. Each Joint Venture is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its assets or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a JV Material Adverse Effect.

          (b) Authority.  Each Joint Venture shall have all requisite power and
              ---------
authority to enter into, execute and deliver such agreements which are required to effect valid transfers of Seller's interests in the Joint Venture to the Buyer at the Closing (the "JV Transfer Agreements") as contemplated by this Agreement and the Related Agreements, to perform its obligations thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of such agreements by each Joint Venture, the performance by each Joint Venture of its obligations under such agreements and the consummation of the transactions contemplated thereby shall have been duly and validly authorized by all necessary corporate action on the part of each Joint Venture and (assuming due execution and delivery by the Buyer of such agreements as required) such agreements, when executed and delivered, will constitute legal, valid and binding obligations of each Joint Venture enforceable against such Joint Venture in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto.

          (c) No Violations.  The execution and delivery of this Agreement and
              -------------
the Related Agreements, the performance by each Joint Venture of its obligations under such agreements and the consummation of the transactions contemplated thereby, will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right of claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of the Joint Ventures under (i) any provision of any of the organizational documents of each Joint Venture, (ii) any Law applicable to the Joint Ventures or any of their respective properties or assets assuming the consents, approvals, authorizations or permits and filings or notifications set forth in Section 4.2(g) of the Seller Disclosure Letter are duly and timely obtained or made, (iii) except as to which requisite waivers or consents have been obtained and except for the consents and approvals required under the agreements and instruments listed in Section 4.2(f) of the Seller Disclosure Letter, any Contract, to which a Joint Venture is a party or by which any of their respective properties or assets may be bound; other than any of the foregoing under clauses (ii) and (iii) which would not result in a JV Material Adverse Effect. Except as set forth in Section 4.2(c) of the Seller Disclosure Letter, neither the execution and delivery of any JV Transfer Agreement by the Joint Ventures, nor the consummation of the transactions contemplated hereby or thereby, will result in the loss to Buyer of any material benefit enjoyed by any member of the Seller Group or the Joint Ventures in connection with the Business or the Acquired Assets.

          (d) Capitalization.  Section 4.2(d) of the Seller Disclosure Letter
              --------------
contains a true, correct and complete description of the equity or other ownership interests of each Joint Venture. All of such equity or other ownership interests are owned beneficially and of record by such Persons set forth in
Section 4.1(d) of the Seller Disclosure Letter. Section 4.2(d) of the Seller Disclosure Letter also lists for each Joint Venture all subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, outstanding obligating either Joint Venture, contingently or otherwise, to issue or sell, or cause to be issued or sold, any equity or other ownership interests. Immediately prior to the Closing, except as set forth in Section 4.2(d) of the Seller Disclosure Letter, (i) there will be no preemptive or similar rights with respect to the JV Interests, (ii) there will be no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating either Joint Venture, contingently or otherwise, to issue or sell, or cause to be issued or sold, any equity or other ownership interest in either Joint Venture, and (iii) there will be no outstanding contractual or other rights or obligations to or of either Joint Venture to repurchase, redeem or otherwise acquire any equity or other ownership interest in either Joint Venture. Section 4.2(d) of the Seller Disclosure Letter contains a true, correct and complete description of all capital contributions, loans and other investments, including indirect investments such as guarantees, letters of credit and other credit support arrangements, for each of the equity holders of each of the Joint Ventures for the past two years.

     (e) Sufficiency of Assets; Title of Transfer.
         ----------------------------------------

          (i) The assets currently held by each Joint Venture constitute, and the assets of each Joint Venture as of the Closing Date will constitute, all of the properties and assets (real, personal and mixed, tangible and intangible) used in or necessary to conduct the business of each Joint Venture as currently conducted, except as otherwise described in Section 4.2(e) of the Seller Disclosure Letter.

          (ii) At the time of the Closing, Seller will have the right, power and authority to sell, transfer and assign the JV Interests pursuant to this Agreement. The transfer of the JV Interests to the Buyer against payment therefore as contemplated by Section 3.2 will transfer to Buyer good and valid title to, and beneficial ownership of, the JV Interests, free and clear of all Liens and, upon execution and delivery of the JV Amendments as contemplated by
Section 9.1(c), Buyer shall be entitled to the rights under each of the JV Agreements, after giving effect to the JV Amendments, and such agreements as so amended shall be valid, binding and enforceable in accordance with their terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors' rights and, with respect to the remedy of specific performance, equitable doctrines applicable thereto. The sale of the JV Interests will not give rise to any preemptive rights or rights of first refusal and will not violate any Laws.

     (f) Contracts.  Section 4.2(f) of the Seller Disclosure Letter sets forth
         ---------
a true, correct and complete list of the following Contracts of each Joint Venture, other than such Contracts disclosed under clause (F) of Section 4.1(f)(i) (including with respect to each such Contract, the names of the parties, the date of the Contract and all amendments, supplements and modifications thereto):

          (i) Agreements or commitments for capital expenditures or the acquisition by lease or purchase of fixed assets for payment in excess of $1 million in any one case.

          (ii) (A) Agreements for the purchase, sale, lease or other transfer of any products, materials, supplies or services involving payment of in excess of $1 million, and (B) supply and/or sourcing contracts, for payments (in the case of (A) or (B)) in any one case in excess of $1 million.

          (iii)  Joint venture or partnership agreements with any other entity.

          (iv) Any agreement between either Joint Venture and its equity owners or their Affiliates relating to such Joint Venture.

          (v) Non-competition or similar agreements which prevent either Joint Venture from competing with a Person.

          (vi) Contracts relating to any material debt, letter of credit, bank financing or similar arrangements (including guarantees).

          (vii) Volume purchase and master agreements which require payment in excess of $1 million in any one case.

          (viii) Agreements primarily for indemnification obligations with respect to the sale of products of either Joint Venture other than in the ordinary course of business.

          (ix) Any other Contract to which either Joint Venture is a party which is material to the financial condition, operations (but not including results of operations), or the ability to manufacture and supply Memory Products of either KTI or TECH on a standalone basis, or both.

          (x) Leases, subleases, mortgages or other Liens affecting the Joint Venture Facilities or its assets having an unpaid rental obligation exceeding $500,000 individually or $1,000,000 in the aggregate.

All such Contracts are in full force and effect, have not been amended or modified (except as specified in Section 4.2(f) of the Seller Disclosure Letter) and each Joint Venture has performed all the obligations imposed upon such Joint Venture under such Contracts and is not in default or breach of any term thereunder other than such defaults or breaches which in the aggregate would not reasonably be expected to have a JV Material Adverse Effect. No termination rights in respect of any of such Contracts have been exercised by either Joint Venture or other parties thereto. To the knowledge of Seller, none of the other parties to any of such Contracts is in default or breach of any terms thereunder, nor is Seller aware of any event which, with the passage of time, the giving of notice or both, would constitute a default or breach of any term of any such Contract by any such other party, other than such defaults or breaches which, in the aggregate, would not result in a JV Material Adverse Effect.

          (g) Consents and Approvals.  Except as set forth in Section 4.2(g) of
              ----------------------
the Seller Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Agency is required by or with respect to any member of the Seller Group or either Joint Venture in connection with the execution and delivery of the JV Amendments, except for (i) compliance with the HSR Act and similar laws of foreign jurisdictions, (ii) such filings as may be required to be made by Seller with the SEC and any exchange on which any of its securities are listed and (iii) any such requirements noncompliance with which would not result in a JV Material Adverse Effect. Except as set forth in Section 4.2(g) of the Seller Disclosure Letter, no consent, waiver or approval of, or notice to, any third party is required or necessary to be obtained by any member of the Seller Group or either Joint Venture in connection with the execution and delivery of the JV Amendments, except for any such consents, waivers, approvals or notices which if not obtained or made would not reasonably be expected to result in a JV Material Adverse Effect.

          (h) Financial Statements.  Section 4.2(h) of the Seller Disclosure
              --------------------
Letter contains true, correct and complete copies of (i) with respect to TECH, the audited balance sheet as of December 31, 1997 and the related audited statements of income and cash flows for the twelve-month periods ended December 31, 1996 and December 31, 1997, all examined and accompanied by the unqualified report of TECH's auditors and (ii) with respect to KTI, the audited balance sheet as of March 31, 1998 and the related audited statements of income and cash flows for the twelve-month periods ended March 31, 1997 and March 31, 1998, all audited in accordance with local statutory requirements and accompanied by the unqualified report of KTI's auditors (the "JV Audited Financial Statements") and
(B) the unaudited balance sheet as of March 31, 1998 and the related unaudited statements of income and cash flow for the three-month period then ended for TECH (the "JV Interim Financial Statements" and together with the JV Audited Financial Statements, the "JV Financial Statements"). To Seller's knowledge, all of the JV Financial Statements are in accordance with the books and records of the relevant entities. Each of the balance sheets included in the JV Financial Statements (including any related notes) fairly presents the financial condition of TECH and KTI, respectively, as of the respective dates thereof, and each of the statements of operations and cash flow (including related notes) fairly presents the results of operations and cash flows for the periods therein referred to in accordance with local statutory requirements.

          (i) Absence of Undisclosed Liabilities.  Except as set forth in
              ----------------------------------
Section 4.2(i) of the Seller Disclosure Letter, there are no Liabilities relating to either Joint Venture not included in the JV Interim Financial Statements except such Liabilities which individually or in the aggregate would not reasonably be expected to have a JV Material Adverse Effect.

          (j) Absence of Certain Changes.  Except as set forth in Section 4.2(j)
              --------------------------
of the Seller Disclosure Letter, since March 31, 1998, neither Joint Venture has experienced any changes which have resulted or could reasonably be expected to result in a JV Material Adverse Effect.

          (k) Litigation.  Section 4.2(k) of the Seller Disclosure Letter lists
              ----------
all Claims pending or, to the knowledge of the Seller Group, threatened against either Joint Venture with respect to its business, except for such Claims which individually or in the aggregate have not had or could not reasonably be expected to have a JV Material Adverse Effect. Neither Joint Venture is in default under, or in violation of, any judgment, order, writ, injunction or decree of any Governmental Agency relating thereto, except for those defaults or violations, which in the aggregate would not have, or reasonably be expected to have, a JV Material Adverse Effect.

          (l)  Compliance with Laws; Permits.
               -----------------------------

          (i) Except as set forth in Section 4.2(l) of the Seller Disclosure Letter, the business of each Joint Venture is being conducted in compliance with all applicable Laws and no member of the Seller Group has received any notification that either Joint Venture is in violation of any Laws, except where any such noncompliance or violations would in the aggregate not reasonably be expected to have a JV Material Adverse Effect.

          (ii) Each Joint Venture currently has, and at the Closing will have, all Permits and/or Approvals (the "JV Permits and Approvals") required to conduct the business of each Joint Venture as presently conducted, other than such JV Permits and Approvals the failure to obtain which would not in the aggregate reasonably be expected to result in a JV Material Adverse Effect. All JV Permits and Approvals are being complied with in all material respects and will not be terminated or revoked as a result of the transactions contemplated by this Agreement.

          (iii) Except as set forth in Section 4.2(l) of the Seller Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations, awards (whether rendered by a Governmental Agency or by arbitration) or private settlement agreements involving either Joint Venture, other than any of the foregoing which have not and would not in the aggregate result in a JV Material Adverse Effect. All of the foregoing which are final and nonappealable are being complied with in all material respects.

     (m)  Real Property and Facilities.
          ----------------------------

          (i) No real property is or has been owned, leased or used by the Joint Ventures in the course of their Pre-Closing Seller Operations, other than the Joint Venture Facilities and the Former Facilities of the Joint Ventures.

          (ii) Except as set forth in Section 4.2(m) of the Seller Disclosure Letter, the Joint Ventures hold the good and fee simple title to, or a valid leasehold interest in, the Joint Venture Facilities and the other Joint Venture Assets, free of any Liens, other than the Permitted Liens.

          (iii) The Joint Venture Assets are now, and will be at the time of the Closing, free of physical or mechanical defects, in good operating condition and repair (ordinary wear and tear accepted), structurally sound, in compliance with applicable Laws, contractual obligations, Environmental Requirements, and Permits and/or Approvals applicable thereto, have been reasonably maintained consistent with standards generally followed by similar business and building owners and users, and are adequate for the purposes for which they are being used by the Joint Ventures, except for any of the foregoing that is not reasonably likely to have a JV Material Adverse Effect.

          (iv) No condemnation, zoning, land use or Tax imposition, or other Proceeding has been instituted with respect to any Joint Venture Assets which could have a JV

Material Adverse Effect and, to the knowledge of Seller, no such Proceeding is planned or threatened.

     (n)  Environmental Matters.
          ---------------------

          (i) Except as would not reasonably be expected to result, in the aggregate, in a JV Material Adverse Effect, (1) no Contamination is present or has been present at, in, on or under any of the Joint Venture Facilities, (2) to Seller's knowledge, no Contamination is present on, in, or about any Disposal Facility utilized by the Joint Ventures (other than Contamination resulting from Hazardous Material Activities of Buyer or its Subsidiaries when they were Buyer's Subsidiaries at such Disposal Facility), (3) no Contamination described in clauses (1) or (2) has migrated, or is reasonably likely to, migrate to or from such Joint Venture Facility or, to Seller's knowledge, such Disposal Facility (4) on or before the last date that a Joint Venture owned, leased or occupied a Former Facility or that the Former Facility was used for any Joint Venture operations, no Contamination (other than Contamination resulting from Hazardous Material Activities of Buyer or its Subsidiaries when they were Buyer's Subsidiaries at such Former Facility) was present on, in, under or about said Former Facility, and (5) no Contamination described in clause (4) hereof has migrated, or is reasonably likely to migrate, to or from any such Former Facility.

          (ii) All Hazardous Material Activities conducted by the Joint Ventures prior to the Closing Date have complied in all material respects with the Environmental Requirements, applicable to such activities at the time they were conducted, and such Hazardous Material Activities have not resulted in the exposure of any employee of either of the Joint Ventures or other Person to a Hazardous Material in a manner which has or will cause an adverse health effect to said employee or Person, except to the extent that any noncompliance or exposure resulting from the Hazardous Material Activities of each Joint Venture cannot reasonably be expected to result, in the aggregate, in a JV Material Adverse Effect.

          (iii) All Permits and/or Approvals required for the conduct of the Hazardous Material Activities associated with the Business performed by each Joint Venture prior to the Closing are held by the Joint Ventures and are in full force and effect. The Joint Ventures have complied with all covenants and conditions thereof in all material respects, except as any noncompliance or failure to obtain such Permits and/or Approvals would not, in the aggregate, result in a JV Material Adverse Effect. With respect to such Permits and/or Approvals, no fact or circumstance exists which could cause any such Permit and/or Approval to be revoked or rendered non-renewable or would require, as a condition to the continuation or renewal of such Permit and/or Approval, or any capital improvements or repairs, except to the extent such revocations, failures to renew or required capital improvements or repairs would not, in the aggregate, result in a JV Material Adverse Effect.

          (iv) Except as would not, in the aggregate, result in a JV Material Adverse Effect, neither of the Joint Ventures nor their operations are subject to any voluntary or involuntary obligations or any pending or threatened Claims or Losses respecting (i) any Remedial Activity (whether at any Joint Venture Facility or any Former Facility or Disposal Facility of the Joint Ventures), (ii) the conduct of any Hazardous Material Activities associated with the operations of either Joint Venture, or
(iii) any Environmental Requirement applicable to the operations of either Joint Venture; and, to the knowledge of each member of the Seller Group, there are no other facts, circumstances, events or incidents involving the Hazardous Material Activities associated with the Joint Ventures or their operations which could give rise to any such obligation or Claims or Losses.

          (v) Except as would not result, in the aggregate, in a JV Material Adverse Effect, no asbestos-containing materials are present on any facility presently owned, leased, used or occupied by either of the Joint Ventures, other than any asbestos-containing material which is not friable, complies as of the Effective Date with Environmental Requirements applicable thereto as of the Effective Date, and will comply as of the Closing Date with all Environmental Requirements applicable thereto as of the Closing Date, and is in good repair according to the current standards and practices governing such material.

          (vi) Except as would not result, in the aggregate, in a JV Material Adverse Effect, other than Hazardous Materials which are reasonably necessary for the conduct of the operations of either Joint Venture and are properly stored in the Joint Venture Facilities in accordance with the Environmental Requirements applicable thereto as of the Effective Date or will be stored on the Closing Date in accordance with the Environmental Requirements applicable thereto as of the Closing Date, no Hazardous Material is or at the Closing Date will be stored or kept at any Joint Venture Facility.

     (o) Intellectual Property.  Except as set forth in Section 4.2(o) of
         ---------------------
the Seller Disclosure Letter, neither Joint Venture has received written notice that the operations or products of any Joint Venture infringes or misappropriates the Intellectual Property of any Person.

     (p) Transactions Among Members of the Seller Group and Joint Ventures.
         -----------------------------------------------------------------
Section 4.2(p) of the Seller Disclosure Letter describes all transactions between any member of the Seller Group and either Joint Venture, or between the Joint Ventures, during the two (2) year period prior to the date of this Agreement, or any currently proposed transaction or interaction between such parties, which involved or is expected to involve an amount in excess of $500,000 (including all credit arrangements and guarantees and other financing arrangements).

     (q) Existing Financial Arrangements; No Defaults.  Section 4.2(q) of
         --------------------------------------------
the Seller Disclosure Letter sets forth a true, correct and complete list of all debt, bank financing agreements and other financing agreements and arrangements used by or with respect to the Joint Ventures as of the date of this Agreement. Except as set forth in Section 4.2(q) of the Seller Disclosure Letter, neither Joint Venture is in breach or default (with or without the giving of notice or the lapse of time or both) with respect to any such agreement or arrangement.

      IV.3 Knowledge.  With respect to those representations qualified by
           ---------
"knowledge of Seller," Seller shall be deemed to be aware of all matters of which an executive officer of any member of the Seller Group is aware.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as disclosed in the Buyer Disclosure Letter (which shall make specific reference to only that particular representation and warranty as to which each disclosure included therein relates and, to the extent any disclosure therein relates to more than one representation or warranty, such disclosure letter shall include a specific cross-reference to the other representations or warranties to which such disclosure relates), Buyer represents and warrants to Seller as set forth below:

      V.1 Organization and Qualification.  Buyer is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to conduct its business as it is now being conducted. True, correct and complete copies of the Certificate of Incorporation (or similar documents) and By-laws (or similar documents) of the Buyer, each with all amendments thereto, have been delivered to Seller. The Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its assets or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

      V.2 Corporate Authority.  Buyer has all requisite corporate power and
          -------------------
authority to enter into, execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Buyer and any Buyer designee (as applicable), the performance by Buyer and any Buyer designee (as applicable) of its obligations under this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and any Buyer designee (as applicable) (assuming due execution and delivery by each member of the Seller Group of this Agreement and the Related Agreements) and this Agreement and the Related Agreements constitute legal, valid and binding obligations of the Buyer (or any Buyer designee) enforceable against the Buyer (or such designee) in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto). No approval by the stockholders of Buyer is required with respect to the execution and delivery by Buyer of this Agreement and the Related Agreements, and performance by Buyer of its obligations hereunder or thereunder including the issuance and delivery of the Common Stock, the Convertible Notes and the

Subordinated Notes. Based on Seller's representations and warranties in Section 4.1(u) hereof, no registration statement is required to be filed by Buyer pursuant to the Securities Act in connection with the issuance and delivery to Seller of the Common Stock, the Convertible Notes and the Subordinated Notes (except as provided in the Securities Rights and Restrictions Agreement).

      V.3 No Violations.  The execution and delivery of this Agreement and the
          -------------
Related Agreements by Buyer, the performance by Buyer of its obligations under this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby (including the issuance of the Common Stock, the Convertible Notes and the Subordinated Notes), do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Buyer under (i) any provision of any of the organizational documents of Buyer, (ii) any Law applicable to Buyer or any of its properties or assets assuming the consents, approvals, authorizations or permits and filings or notifications set forth in Sections 5.6 and 5.7 of the Buyer Disclosure Letter are duly and timely obtained or made, (iii) the Indenture (as supplemented) and
(iv) Buyer's bank and other financing agreements or any other of its material agreements, other than any of the foregoing under clause (ii) which would not
(A) result in a Liability of $100,000 in any one case or $500,000 in the aggregate, or (B) individually or in the aggregate, have a Buyer Material Adverse Effect.

      V.4 Capitalization.  Section 5.4 of the Buyer Disclosure Letter contains a
          --------------
true, correct and complete description of the shares of stock or other equity or ownership interests that are authorized, issued and outstanding, of Buyer. All of such outstanding shares of stock or other equity or ownership interests are duly authorized, validly issued, fully-paid and nonassessable, and are owned beneficially and of record by such Persons to be set forth in Section 5.4 of the Buyer Disclosure Letter, free and clear of any Liens. Section 5.4 of the Buyer Disclosure Letter also lists all subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind outstanding obligating Buyer, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock.

      V.5 Valid Issuance of Buyer Common Stock.  Upon issuance and delivery of
          ------------------------------------
Buyer Common Stock to Seller at the Closing pursuant to this Agreement against payment of the consideration therefore contemplated hereby, the Buyer Common Stock will be validly issued, fully paid and nonassessable free and clear of all Liens other than (a) Liens set forth in the Securities Rights and Restrictions Agreement and (b) any Liens which may be created by Seller. The delivery of the Buyer Common Stock at the Closing will transfer to Seller good, absolute and valid title to, and beneficial ownership of, the Buyer Common Stock, other than Liens described in (a) and (b) of the preceding sentence. The issuance and sale of the Buyer Common Stock pursuant hereto will not give rise to any preemptive rights or rights of first refusal and will not violate any Law.

      V.6 Valid Authorization of Notes.  The Convertible Notes and Subordinated
          ----------------------------
Notes have been duly and validly authorized, and, when executed and authenticated and delivered and acquired by Seller in accordance with the terms of this Agreement, will be valid and binding obligations of Buyer enforceable in accordance with their terms, and the shares issued upon conversion of the Convertible Notes shall be validly issued, fully paid and nonassessable free and clear of all Liens.

      V.7 SEC Filings; Financial Statements.  Buyer has furnished or made
          ---------------------------------
available to Seller true, correct and complete copies of its Annual Report on Form 10-K for the years ended August 29, 1996 and August 28, 1997, and each report (including any amendments thereto) filed under the Exchange Act by the Buyer with the SEC since August 29, 1996 (the "Buyer SEC Documents"). All Buyer SEC Documents complied as to form with the requirements of the Exchange Act. None of the Buyer SEC Documents as of the dates they were respectively filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document filed prior to the date hereof. Each of the balance sheets (including any related notes) for the fiscal year or periods ending on August 29, 1996 and thereafter included in the Buyer SEC Documents fairly presents the financial condition of the Buyer and its Subsidiaries as of its date and each of the statements of income and changes in financial position (including any related notes) for the fiscal year or periods ending on August 29, 1996 or thereafter included in the Buyer SEC Documents fairly presents the results of operations or changes in cash flows, as the case may be, of the Buyer and its Subsidiaries for the respective periods set forth therein, in accordance with, in the case of audited financial statements, GAAP consistently applied except as otherwise disclosed therein, or, in the case of unaudited financial statements, GAAP consistently applied, except as otherwise disclosed therein or as otherwise permitted by the instructions to Form 10-Q of the SEC. All of the foregoing financial statements are in accordance with the books and records of the Buyer and its Subsidiaries.

      V.8 Litigation.  Section 5.8 of the Buyer Disclosure Letter lists all
          ----------
Claims pending or, to the knowledge of Buyer, threatened with respect to the transactions contemplated hereby except for such Claims which individually or in the aggregate have not or could not reasonably be expected to have a Buyer Material Adverse Effect. Neither Buyer nor its Subsidiaries are in default under, or in violation of, any judgment, order, writ, injunction or decree of any Governmental Agency with respect to the transactions contemplated hereby, except for those defaults or violations which in the aggregate would not have, or reasonably be expected to have, a Buyer Material Adverse Effect.

      V.9 Knowledge.  With respect to those representations qualified by
          ---------
"knowledge of Buyer," Buyer shall be deemed to be aware of all matters of which an executive officer of Buyer is aware.


                                  ARTICLE VI

                      ADDITIONAL AGREEMENTS OF THE PARTIES

      VI.1 The Reorganization.  Subject to the terms and conditions of this
           ------------------
Agreement, prior to the Closing Date, Seller will cause the following transactions (collectively, the "Reorganization"), to be consummated as follows:

          (a) Seller shall form prior to the Closing a new direct wholly owned company under the laws of the Republic of Singapore (of a type selected by Buyer, which is not described in U.S. Treasury Regulation (S)301.7701-2(b)(8) and for which a "check-the-box" election to be treated as other than a corporation has not been made (except where such an election has been made in accordance with instructions from Buyer pursuant to Section 7.6)) ("Singapore Newco"). Upon the formation of Singapore Newco, Seller shall cause (i) Singapore Operating Company to assign, transfer, convey and deliver to Singapore Newco, and Singapore Newco to accept from Singapore Operating Company, all right, title and interest in all of Singapore Operating Company's assets constituting Acquired Assets and Singapore Newco will allot and issue to Seller all of the capital stock of Singapore Newco (other than the initial two subscriber shares already held by Seller) and (ii) Singapore Newco to assume only those liabilities of Singapore Operating Company constituting Assumed Liabilities.

          (b) Subject to Section 6.6, prior to the Closing, Seller shall cause, through a "contribution-in-kind" transaction pursuant to Sections 2254, 2255, 2342 and 2343 of the Italian Civil Code, (i) Italian Operating Company to assign, transfer, convey and deliver to a newly formed company under the laws of Italy (which is not described in U.S. Treasury Regulation (S)301.7701-2(b)(8) and for which a "check-the-box" election to be treated as other than a corporation has not been made (except where such an election has been made in accordance with instructions from Buyer pursuant to Section 7.6)) ("Italian Newco"), and Italian Newco to accept from Italian Operating Company, all right, title and interest in all of Italian Operating Company's assets constituting Acquired Assets in exchange for all of the capital stock of Italian Newco, and
(ii) Italian Newco to assume only those liabilities of Italian Operating Company constituting Assumed Liabilities. Within forty-five (45) days from the date hereof, Seller shall cause Italian Operating Company and Italian Newco to execute a contribution-in-kind agreement (including appropriate schedules of assets to be assigned to, and specific liabilities (including Contract liabilities) to be assumed by, Italian Newco) with terms and conditions reasonably satisfactory to Buyer.

          (c) Except as set forth in subparagraphs (a) and (b) above, Singapore Newco and Italian Newco shall not, and Seller shall cause them not to, incur, directly or indirectly through any other Person, any obligations or liabilities of any kind whatsoever or enter into any arrangements with any Person without the prior written consent of Buyer.

          (d) Seller will organize a new wholly owned Delaware corporation or designate one of its existing Subsidiaries ("Seller Note Purchasing Subsidiary") to serve as the Seller Note Purchasing Subsidiary. The Seller Note Purchasing Subsidiary will not hold any Acquired Assets.

Upon the formation or designation of Seller Note Purchasing Subsidiary, Seller shall transfer to Seller Note Purchasing Subsidiary, and Seller shall cause Seller Note Purchasing Subsidiary to accept from Seller an amount equal to the Cash Payment.

      VI.2 Actions of the Seller Group and Conduct of Business Prior to Closing
           --------------------------------------------------------------------
Date.
----

          (a) Seller shall, and shall cause the Seller Group to, use commercially reasonable efforts to perform and satisfy all conditions to Closing to be performed or satisfied by the Seller Group under this Agreement as soon as possible, but in no event later than the Closing Date.

          (b) Except as expressly provided in this Agreement (including in connection with the Reorganization) from the date hereof and continuing through the Closing Date, Seller shall, and shall cause each member of the Seller Group to, conduct the Business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organizations and relationships with third parties with respect to the Business, to preserve the Acquired Assets intact, to comply with all governmental and regulatory requirements applicable to the Business or Acquired Assets and, except as provided in Article VIII hereof, to keep available the services of the present officers and employees of the Seller Group. Without the prior written consent of Buyer, between the date hereof and the Closing Date, Seller shall not, and shall cause the Seller Group not to, make any material change in the conduct of the Business or the Acquired Assets or enter into any transaction other than in the ordinary course of business consistent with past practice, except as permitted or required in accordance with the terms herein. Prior to the Closing, Seller shall, and shall cause the Seller Group to, confer with Buyer on a regular basis and, subject to applicable laws relating to the exchange of information, report on significant operational matters and material decisions affecting the Business, and, in good faith, consult with Buyer concerning transitional planning for operation of the Business after the Closing.

          (c) Without limiting the generality of the foregoing, Seller shall not, and shall cause the Seller Group not to, with respect to the Business, without the express prior written consent of Buyer, or except as otherwise contemplated hereby, (i) grant any salary increase to any employee other than normal merit and cost of living increases or grant any severance or termination pay to any director, officer or employee, (ii) enter into any new, or amend or alter any existing, bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement or arrangement adopted by it with respect to its employees, or any employment or consulting agreement, other than as required by law, (iii) terminate any existing employee benefit plan, (iv) establish, adopt, enter into or amend any collective bargaining agreement, (v) change its accounting and Tax policies or procedures in any material respect, (vi) make any compensation or benefits payments to any employees of the Seller Group other than as contemplated by compensation or benefits plans or agreements existing as of the date of this Agreement, (vii) sell, lease, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments or (B) in the ordinary course of business consistent with past practices, (viii) revalue any of the assets included in the Acquired Assets, including, without limitation, writing off any accounts receivable other than in the ordinary course of business, (ix) except in the ordinary course of business, make any Tax election with respect to the Acquired Assets, settle or compromise any matter relating to Taxes, amend any Tax Return or make a claim for a Tax refund, (x) fail to maintain in full force and effect the material regulatory consents and authorizations necessary or required to conduct the Business, (xi) pay, discharge or satisfy any claim or liabilities relating to the Acquired Assets, other than in the ordinary course of business and consistent with past practice, (xii) alter, amend or settle any dispute under any Contract of the Seller Group relating to the Business or Acquired Assets, except in the ordinary course of business, (xiii) fail to defend or initiate any material matter, or proceed with any material matter, before any Governmental Agency, that is necessary and commercially reasonable to protect Acquired Assets, (xiv) fail to maintain Acquired Assets in customary repair, order and condition in all material respects, (xv) fail to comply in all material respects with all legal and regulatory requirements and all contractual obligations applicable to the Business and Acquired Assets, (xvi) terminate, replace, amend or otherwise modify any of the Transferred Contracts or waive any of the obligations of the parties to such agreements or any of the Seller Group's rights under any of such agreements, or (xvii) agree to commit to do any of the foregoing.

          (d) Without the consent of Buyer, Seller shall not, and shall cause the Seller Group not to, take or omit to take any action with the intention to cause any of their representations and warranties hereunder to be inaccurate in any material respect at, or as of any time prior to, the Closing.

      VI.3 Regulatory Matters.
           ------------------

          (a) The parties hereto shall cooperate with each other and use all commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Permits and/or Approvals which are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of Seller and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Seller and Buyer, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Agency in connection with the transactions contemplated by this Agreement; provided, however, that
                                                      --------  -------
nothing contained herein shall be deemed to provide either party with a right to review any information provided by the other party to any Governmental Agency on a confidential basis in connection with the transactions contemplated hereby.
In exercising the fore going right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all Permits and/or Approvals necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other appraised of the status of matters relating to completion of the transactions contemplated herein.

          (b) Each of Seller and Buyer shall, upon request, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Seller, Buyer or any of their respective Subsidiaries to any Governmental Agency in connection with the transactions contemplated by this Agreement.

      VI.4 Working Capital Requirement.
           ---------------------------

          (a) Within forty-five (45) days following the Closing Date, Seller shall cause to be prepared and delivered to Buyer an unaudited balance sheet of the Business as of the Closing Date (the "Preliminary Balance Sheet"). The Preliminary Balance Sheet will be prepared in accordance with GAAP consistently applied and consistent with GAAP principles used to prepare the March Balance Sheet. In the event Working Capital at the Closing Date as reflected on the Preliminary Balance Sheet is less than the Target Amount, then Seller shall pay to Buyer an amount equal to the aggregate of the shortfall. In the event Working Capital at the Closing Date as reflected on the Preliminary Balance Sheet is in excess of the Target Amount, then Buyer shall pay to Seller an amount equal to the excess. All amounts payable (the "Working Capital Requirement") under this subsection 6.4(a) shall be paid in cash within five (5) days after the preparation of the Preliminary Balance Sheet by wire transfer of immediately available funds to an account designated in writing by the recipient. For purposes of this Agreement, "Target Amount" means U.S. $150 million; provided, however, that if the Closing has not occurred by September
         --------  -------
30, 1998 (the "Target Closing Date"), the U.S. $150 million amount shall be decreased (the "Working Capital Reduction") by U.S. $5 million at the end of each fourteen-day period commencing on the Business Day immediately following the Target Closing Date; provided, further, that, notwithstanding the
                         --------  -------
immediately preceding proviso, the Working Capital Reduction shall not take effect in the event the Closing has not occurred by reason of the failure to comply with any material covenant or agreement in this Agreement by Seller which has not been cured within ten (10) days following receipt by Seller of notice of such breach or failure to comply.

          (b) Within 120 days following the Closing Date, Buyer shall cause to be prepared and delivered to Seller an audited balance sheet of the Business as of the Closing Date (the "Adjusted Balance Sheet"). The Adjusted Balance Sheet will be prepared in accordance with GAAP consistently applied and consistent with the GAAP principles used to prepare the March Balance Sheet. Working Capital as of the Closing Date shall be derived from the Adjusted Balance Sheet. Following delivery by Buyer to Seller of the Adjusted Balance Sheet, Buyer shall give to Seller, and any independent auditors retained by Seller, reasonable access during Buyer's business hours to those books and records of the Business in the possession of Buyer and any personnel which relate to the preparation of the Adjusted Balance Sheet and to the workpapers of Buyer and its independent auditors for purposes of resolving any disputes concerning the Adjusted Balance Sheet and the calculation of Working Capital.

          (c) Seller shall have thirty (30) days following delivery of the Adjusted Balance Sheet during which to notify Buyer in writing (the "Notice of Objection") of any good faith objections to the calculation of Working Capital or the Adjusted Balance Sheet as it affects such calculation, setting forth a reasonably specific and detailed description of its objections and the dollar amount of each objection. If Seller objects to the Adjusted Balance Sheet, or Buyer's calculation of Working Capital as reflected thereon, Buyer and Seller shall attempt to resolve any such objections within fifteen (15) days of the receipt by Buyer of the Notice of Objection.

          (d) If Buyer and Seller are unable to resolve any such dispute within the fifteen (15) day period referred to in Section 6.4(c) above, Buyer and Seller shall each submit the name of another "big six" independent accounting firm which does not at the time provide, and has not in the prior two years provided, services to either Buyer or Seller or any Affiliate of Buyer or Seller, and the firm shall be selected by lot from these two firms. Each of the parties to this Agreement shall, and shall cause their respective Affiliates and representatives to, provide full cooperation to such independent accounting firm (the "Independent Accounting Firm"). The Independent Accounting Firm shall (x) act in its capacity as an expert and not as an arbitrator, (y) review only those matters as to which there is a dispute between the parties and (z) be instructed to reach its conclusions regarding any such dispute within thirty (30) days after its appointment and provide a written explanation of its decision. In the event that Seller and Buyer submit any dispute to arbitration, each such party may submit a "position paper" to the Independent Accounting Firm setting forth the position of such party with respect to such dispute, to be considered by such Independent Accounting Firm as it deems fit. The determination of the Independent Accounting Firm shall be final and binding on the parties and shall be deemed a final arbitration award that is enforceable pursuant to all terms of the Federal Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any expenses relating to the engagement of the Independent Accounting Firm shall be shared equally by Seller and Buyer.

          (e) If Seller does not deliver the Notice of Objection in accordance with Section 6.4(c) above (i.e., within a thirty day period), the Adjusted Balance Sheet (together with Buyer's calculation of Working Capital reflected thereon), shall be deemed to have been accepted by all of the parties to this Agreement and shall become the "Closing Balance Sheet." In the event that Seller delivers a Notice of Objection in accordance with the provisions above and Buyer and Seller are able to resolve such dispute by mutual agreement, the Adjusted Balance Sheet, together with Buyer's calculation of Working Capital reflected thereon, to the extent modified by mutual agreement of such parties, shall be deemed to have been accepted by all of the parties to this Agreement and shall become the "Closing Balance Sheet." In the event that Seller delivers a Notice of Objection in accordance with the provisions above and Buyer and Seller are unable to resolve such dispute by mutual agreement, the determination of the Independent Accounting Firm shall be final and binding on the parties and the Adjusted Balance Sheet, together with Buyer's calculation of Working Capital reflected thereon, to the extent modified by the Independent Accounting Firm, shall be deemed to have been accepted by all of the parties to this Agreement and shall become the "Closing Balance Sheet." The calculations of Working Capital reflected on any such Closing Balance Sheet shall be conclusive and binding on all of the parties to this Agreement and no further adjustments shall be made thereto.

          (f) In the event that Working Capital as reflected on the Closing Balance Sheet is less than the Target Amount when added to the Working Capital Requirement actually paid, then Seller shall pay to Buyer in cash within five
(5) days after determination of the Closing Balance

Sheet an amount equal to the aggregate of the shortfall (the "Shortfall") together with interest thereon at the rate of 6% from the Closing Date until the date of payment of the Shortfall, and if not made within five (5) days after determination of the Closing Balance Sheet, taking into account all Notice of Objection and dispute resolution periods set forth in this Section 6.4, the Shortfall shall bear interest from the Closing Date until the date of payment of the Shortfall at the rate of 15% per annum. In the event that Working Capital as reflected on the Closing Balance Sheet is greater than the Target Amount when added to the Working Capital Requirement actually paid, then Buyer shall pay to Seller in cash within five (5) days after determination of the Closing Balance Sheet an amount equal to the aggregate of the excess (the "Excess") together with interest thereon at the rate of 6% from the Closing Date until the date of payment of the Excess, and if not made within five (5) days after determination of the Closing Balance Sheet, taking into account all Notice of Objection and dispute resolution periods set forth in this Section 6.4, the Excess shall bear interest from the Closing Date until the date of payment of the Excess at the rate of 15% per annum. Any and all amounts payable in accordance with this
Section 6.4(f) shall be made by wire transfer of immediately available funds to an account designated in writing by either Seller or Buyer, as the case may be.

      VI.5 Investment Incentives.  Seller shall use all commercially reasonable
           ---------------------
efforts to assist Buyer in obtaining and maintaining incentives from the EDB, including without limitation requesting TECH to assist Buyer in negotiating with the EDB investment incentives for the benefit of Singapore Newco after giving effect to the Reorganization and the other transactions contemplated in this Agreement.

      VI.6 Italian Operations.  Seller and Buyer agree to negotiate in good
           ------------------
faith and to use all commercially reasonable efforts to agree, within forty-five
(45) days after the date hereof, (i) on mutually acceptable terms and conditions to apply to the transfer at the Closing of those Acquired Assets and Assumed Liabilities associated with Seller's Italian operations to be transferred by Seller to Buyer pursuant to the terms of this Agreement and (ii) on an appropriate amendment or supplement to this Agreement adequately reflecting such terms and conditions, including appropriate amendments to the conditions precedent to the Closing.

      VI.7 Transition Services.  Seller and Buyer shall negotiate in good faith
           -------------------
the Transition Services Agreement in substantially the form attached hereto as
Exhibit I as may be reasonably modified by the mutual agreement of the parties, pursuant to which Seller shall provide Buyer, on a transitional basis following the Closing Date, with all services historically provided to the Business (hereinafter, the "Transition Services") reasonably necessary to support the continued operation of the Business (including the operations of Italian Operating Company and Singapore Operating Company) and pursuant to which, from the Closing Date until the first anniversary thereof, Buyer will (i) request that KTI continue to manufacture and supply to Buyer for resale to Seller SDRAM or DRAM products for military and aerospace applications in substantially the same aggregate volumes as are currently supplied and, to the extent such products are so available from KTI to Buyer, Buyer shall use commercially reasonable efforts to supply such products to Seller in substantially the same aggregate volumes as are currently supplied; provided, however, that Buyer shall
                                             --------  -------
not be liable for the failure to supply such products to Seller in the event of KTI's failure to manufacture and supply such products to Buyer for resale to Seller, and (ii) use commercially reasonable efforts to continue to provide testing services for such products at the Singapore assembly/test facility in substantially the same manner as currently provided, in each case, at prices to be mutually agreed upon.

     VI.8 Working Capital.  Seller shall, and shall cause the Seller Group to,
          ---------------
use commercially reasonable efforts to manage the Working Capital of the Business in the ordinary course consistent with past practice.

     VI.9 Financial Statements.  As soon as practicable following the date
          --------------------
hereof and prior to the Closing, Seller shall deliver to Buyer with respect to the Business on a combined basis (including Seller's JV Interests as an equity investment) audited balance sheets as of December 31, 1996 and as of December 31, 1997, together with the related audited statements of income and cash flow for the twelve-month periods ended December 31, 1996 and December 31, 1997, the unaudited statement of income and cash flow for the three-month period ended March 31, 1998, and the unaudited balance sheet as of June 30, 1998 and the related unaudited statement of income and cash flow for the six-month period then ended. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except, in the case of the unaudited financial statements, for the absence of notes thereto) and in the case of the balance sheets, consistent with the GAAP principles used to prepare the March Balance Sheet. Seller shall make available to Buyer, and Buyer's auditors, Seller's work papers and backup materials used in preparation of all such financial statements.

     VI.10 Seller Disclosure Letter.  As soon as practicable and in no event
           ------------------------
later than the date thirty (30) days after the date hereof, Seller shall deliver to Buyer the Seller Disclosure Letter which shall include all of Seller's disclosure schedules contemplated by this Agreement. The Seller Disclosure Letter shall make specific reference to only that particular Section (or, with respect to representations and warranties, that particular subsection) as to which each disclosure schedule included therein relates and, to the extent any disclosure schedule included therein relates to more than one Section (or more than one representation and warranty), then such disclosure schedule shall include a specific cross-reference to the other Sections (or other representations and warranties) to which such disclosure schedule relates.
Buyer shall have fifteen (15) days from the date of its receipt of the Seller Disclosure Letter in which to object to any of Seller's disclosure included in such Seller Disclosure Letter, which objection shall be made by sending to Seller a written notice (a "Disclosure Objection").

     VI.11 Buyer Disclosure Letter.  As soon as practicable and in no event
           -----------------------
later than the date thirty (30) days after the date hereof, Buyer shall deliver to Seller the Buyer Disclosure Letter which shall include all of Buyer's disclosure schedules contemplated by this Agreement. The Buyer Disclosure Letter shall make specific reference to only that particular Section (or, with respect to representations and warranties, that particular subsection) as to which each disclosure schedule included therein relates and, to the extent any disclosure schedule included therein relates to more than one Section (or more than one representation or warranty), then such disclosure schedule shall include a specific cross-reference to the other Sections (or other representations and warranties) to which such disclosure schedule relates. Seller shall have fifteen (15) days from the date of its receipt of the Buyer Disclosure Letter in which to object to any of Buyer's disclosure included in such Buyer Disclosure Letter, which objection shall be made by sending to Seller a written Disclosure Objection notice.

     VI.12 JV Amendments.  Seller and Buyer agree to negotiate in good faith and
           -------------
to use all commercially reasonable efforts to agree within forty-five (45) days after the date hereof, on mutually acceptable terms and conditions of the JV Amendments as well as amendments to all debt, credit or financing Contracts to which any of the Joint Ventures is a party or to which any Seller or any of its Affiliates is a party which Contract is for the benefit of the Joint Venture.

     VI.13 Acquired Facilities.  The following expenses of the Acquired
           -------------------
Facilities, which shall be reflected in a closing statement (the "Closing Statement") shall be apportioned between Seller and Buyer at the Closing in accordance with the following:

          (a) Seller shall pay the full amount of any real estate Taxes, bonds, assessments or other governmental levies against the Acquired Facilities, which are not Permitted Liens, on or before the Closing Date.

          (b) Except as expressly provided to the contrary in this Agreement, rent, insurance premiums, amounts payable under the Transferred Contracts, operating expenses, utility consumption fees and any other recurring occupancy charges applicable to the Acquired Facilities under the Transferred Contracts shall be prorated as of the Closing Date. In this regard, Seller shall cause all the utility meters to be read on the Closing Date, and will be responsible for the cost of all utilities used prior to the Closing Date.

          (c) Except as herein expressly provided to the contrary, Seller shall pay for all costs customarily associated with the conveyance of the Acquired Facilities to Buyer in accordance with this Agreement (including, without limitation, all Transfer Taxes, recording or registration fees and the like customarily paid by sellers of real property in the jurisdiction in which the Acquired Facilities are located); provided, however, that the cost of any title
                                  --------  -------
insurance policy and title opinions shall be paid by Buyer.

          (d) Real estate escrow fees and all other customary real estate conveyancing expenses associated with the conveyance of the Acquired Facilities shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller.

          (e) If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be estimated at the Closing Date and adjusted to the actual allocation as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent adjustment shall promptly pay said sum to the other party, together with interest thereon at the rate of fifteen percent (15%) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

     VI.14 Certain Rights.  Buyer shall have the option, upon delivery of a
            --------------
written notice to Seller on or prior to the Closing, to require Seller, to the extent permitted, to transfer to Buyer, without further consideration from Buyer to Seller and without costs to Seller or effect on Seller's own license not related to the Business, Seller's rights and benefits under the agreement between Seller and Rambus Inc. and thereupon, such license shall be deemed an Acquired Asset hereunder.

     VI.15 Licenses of Intellectual Property.
           ---------------------------------

          (a) Seller hereby grants to Buyer (and any successor to Buyer or to any division or line of business of Buyer (the "Successor")) a worldwide, perpetual, non-exclusive, fully paid, royalty free license under all Intellectual Property (other than Patents and Acquired Intellectual Property) (the "Licensed IP") of any member of the Seller Group owned or licensable by any such member to operate the Business substantially in the manner such Business was operated by the Seller Group and to make, have made, use, sell, offer for sale and import any products. The Licensed IP may not be sublicensed or transferred by Buyer (or its Successors), except in connection with the licensing or transfer by Buyer (or its Successors), of substantial other Intellectual Property and under substantially the same terms and conditions as such other Intellectual Property of Buyer (or its Successors), is licensed or transferred; provided, however, that such sublicense or transfer may not grant
             --------  -------
to the sublicensee or transferee broader rights than that granted to Buyer hereunder. In addition, Buyer or its Successors shall not transfer or sublicense any Trade Secrets constituting Licensed IP except pursuant to a non-disclosure agreement at least as protective of such Trade Secrets as it is of Buyer's (or its Successor's), own Trade Secrets.

          (b) Subject to, and without in any way limiting the provisions of the non-compete provision set forth in Section 6.25 hereof, Buyer hereby grants to Seller a worldwide, perpetual, non-exclusive, fully paid, royalty free license under the Acquired Intellectual Property, to, make, have made, use, sell, offer for sale and import any products. The Acquired Intellectual Property licensed to Seller in accordance with the foregoing may not be sublicensed or transferred by Seller except in connection with the licensing or transfer by Seller of substantial other Intellectual Property of Seller and under substantially the same terms and condition as such other Intellectual Property of Seller is licensed or transferred; provided, however, that such sublicense or transfer may
                         --------  -------
not grant to the sublicensee or transferee broader rights than granted to Seller hereunder. In addition, Seller shall not transfer or sublicense any Trade Secrets constituting Transferred Intellectual Property except pursuant to a non-disclosure agreement at least as protective of such Trade Secrets as it is of Seller's own Trade Secrets and otherwise in accordance with Section 6.31 hereof.

     VI.16 Certain Software.
           ----------------

          (a) Without limiting Section 6.15, in order to effect the transactions contemplated by this Agreement and to permit Buyer to operate the Business substantially in the manner such Business was operated by the Seller, Seller agrees to and hereby grants to Buyer a worldwide, perpetual, nonexclusive, fully paid up royalty free license to use, distribute, copy and make and own derivative works from the source code and documentation for all software owned or licensable by any member of the Seller Group, and not part of the Acquired Assets, and currently being used in the Business. Seller shall use commercially reasonable efforts to cause Gore to grant to Buyer a license to the source code and documentation for the "Gore Software," including without limitations the "Works" and "WorkCell" programs and all tools and documentation relating thereto (the "Gore Software"), the license for which shall be paid by Buyer, with terms satisfactory to Buyer. To the extent Seller is permitted to do so without cost to Seller, Seller shall, at no charge by Seller to Buyer, for a period of two years provide Buyer with all upgrades, enhancements and fixes to the Gore Software made by or for Seller to the extent related to the Business.

          (b) To permit Seller to continue its own operations substantially in the manner they were performed prior to the Closing Date, Buyer agrees to and hereby grants to Seller a worldwide, perpetual, nonexclusive, royalty free license to use, distribute, copy and make derivative works from the source code and documentation for all software transferred as Acquired Assets as described in Exhibit A and currently used in Seller operations, and to the extent the right to grant such license was acquired by Buyer from Seller.

          (c) All costs, if any, payable by Seller to third parties with respect to third party software licenses to be transferred or subject to sublicense for the benefit of Buyer pursuant to this Agreement or any Related Agreement shall be paid by Buyer; provided, however, that Buyer may elect to forego such
                  --------  -------
transfer or sublicense, in which event Buyer shall not be obligated to pay such costs with respect thereto.

     VI.17 Access to Information.
           ---------------------

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Seller shall, and shall cause the Seller Group to, afford to the officers, employees, accountants, counsel, consultants and other representatives of Buyer, reasonable access, during normal business hours during the period prior to the Closing Date, to all Acquired Assets, including Acquired Facilities, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives of any member of the Seller Group and, during such period, it shall make available to Buyer all information concerning the Business, the Joint Ventures, the Acquired Assets, or Proceedings, or Claims or Losses relating thereto, as Buyer may reasonably request ("Access Rights"). With respect to the Joint Ventures, Seller shall request that the Joint Ventures provide Access Rights to Buyer; provided,
                                                                --------
however, that Seller shall not be liable for the failure of any of the Joint
-------
Ventures to afford Buyer such Access Rights. Such Access Rights shall include, without limitation, the performance by Buyer, at Buyer's expense, of any inspections, testings, investigations, and groundwater and soil sampling or other review of the physical condition of the Acquired Facilities as may be deemed necessary by Buyer. During the period of such access, Buyer and its consultants or other representatives shall not unreasonably interfere with the ongoing operation of the Business. Upon request of Buyer, Seller shall also use commercially reasonable efforts to request that the Joint Ventures grant Access Rights to Buyer.

          (b) Buyer shall take reasonable steps to avoid and minimize any disruption of the Acquired Facilities through the exercise of its Access Rights. Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, claim or expense arising out of the exercise of its Access Rights at the Acquired Facilities. In the event Buyer performs an environmental or endangered species site assessment as part of the inspection of the Acquired Facilities, Seller shall be afforded at least two (2) Business Days' prior notice of, and the right to be present and/or collect split samples during any activity on the Acquired Facilities in connection with such assessment. Promptly after Buyer's receipt thereof, Buyer agrees to furnish Seller with a copy of any analytical results and shall permit Seller to comment upon the consultant's report prior to finalization and shall provide Seller with any final report.

          (c) No investigation by Buyer or its representatives shall affect the representations, warranties, covenants or agreements of Seller set forth in this Agreement.

     VI.18 Tax Parameters; Price Allocation.  The valuation and allocation of
           --------------------------------
the purchase price and other consideration exchanged in connection with the transactions described herein shall be as mutually agreed by Buyer and Seller in accordance with the applicable provisions of Section 1060 of the Code in accordance with the provisions in Exhibit H (such valuation and allocation being referred to herein as the "Price Allocation"). The Price Allocation shall also apply for purposes of the asset transfers to Singapore Newco and Italian Newco. Exhibit H also sets forth certain parameters with respect to the transactions contemplated hereby (the "Tax Parameters"). Buyer and Seller agree to negotiate in good faith in order to determine the Price Allocation as soon as practicable. If Buyer and Seller are unable to agree on the Price Allocation, the dispute shall be resolved in accordance with the procedures set forth in Section 6.4(d) hereof and the provisions of this Section 6.18. Each party (and their respective Affiliates) hereto shall at its own expense adopt and abide by such Price Allocation and Tax Parameters for purposes of all Tax Returns filed by them and shall not take any position inconsistent therewith in connection with any examination of any Tax Return, any refund claim, or any judicial litigation proceeding but only if doing otherwise in such judicial litigation proceeding would materially prejudice the other party, or otherwise until there has been a final "determination" (within the meaning of Code Section 1313(a)) or any other event which finally and conclusively establishes the amount of any liability for Taxes. In the event that the Price Allocation is disputed by any Taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of such dispute and the parties hereto shall consult with each other concerning resolution of the dispute.

     VI.19 Notices of Certain Events.  Seller shall promptly notify Buyer of (i)
           -------------------------
any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Agency in connection with the transactions contemplated by this Agreement, and (iii) any Claims commenced or, to the knowledge of Seller, threatened against, relating to or involving or otherwise affecting the Business or the Acquired Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.1(l) or that relate to the consummation of the transactions contemplated by this Agreement.

     VI.20 Bulk Sales Waiver.  Buyer and Seller hereby waive compliance with any
           -----------------
applicable bulk sale laws in connection with the transactions contemplated by this Agreement; provided, however, that Seller shall indemnify and hold Buyer
                --------  -------
and its Affiliates harmless from and against any Losses arising out of noncompliance with any such laws.

     VI.21 Expenses.  Each party hereto agrees to bear its own expenses,
           --------
including any applicable broker's or finder's fee, in connection with the negotiation and preparation of this Agreement and the Related Agreements and its performance hereunder and thereunder, except as otherwise expressly provided herein, or in any of the Related Agreements.

     VI.22 Transfer Taxes; Transfer and Recording Fees.
           -------------------------------------------

          (a) Seller shall be solely responsible for and shall pay (or cause to be paid) on or before the due date any and all Transfer Taxes. Buyer shall cooperate with Seller in connection with any Tax Returns related to Seller's payment of such Taxes, and in executing customary documents in order to attempt to establish exemptions from Texas sales Tax and other transaction Taxes.

          (b) Payment of all costs, expenses and fees arising or incurred in connection with any claim for or contest of Transfer Taxes shall be borne by Seller. Upon receipt by Buyer of a refund of all or part of any claim for which a party has made payment under this Section 6.22 and with respect to which Buyer has received a payment from Seller, or Seller has received from Buyer, Buyer shall pay to Seller, or Seller shall pay to Buyer, the amount of the refund.

          (c) Buyer shall be entitled to pay, or cause to be paid, any Transfer Tax and seek reimbursement from Seller, plus interest, to the extent a failure to pay would result in a Lien on the Acquired Assets or otherwise adversely affect the Business.

     VI.23 Shutdown Costs.  In connection with Seller's suspension of operations
           --------------
at the Twinstar Facility subsequent to the date hereof and prior to the Closing, Seller shall use all commercially reasonable efforts to terminate such operations in a "recoverable to current operating condition," and will consult with Buyer to achieve that goal and to limit the Shutdown Costs associated therewith to those that are reasonably necessary. In performing such activities, Seller shall comply with all applicable Environmental Requirements, Contracts, Laws, Permits and/or Approvals applicable to such activities. Subsequent to such suspension of operations and prior to the Closing, Seller shall use all commercially reasonable efforts to preserve the value of the Twinstar Facilities. Buyer shall reimburse Seller at the Closing for 50% of the Shutdown Costs actually incurred by Seller; provided, however, that Seller
                                            --------  -------
delivers to Buyer at least two (2) Business Days prior to Closing a statement in reasonable detail summarizing the nature and amount of such Shutdown Costs. Notwithstanding anything to the contrary contained herein, Buyer shall not be obligated to reimburse Seller for any Shutdown Costs unless the Closing has occurred.

     VI.24 Securities Act Compliance; Restrictions on Sale.  Seller understands
           -----------------------------------------------
and acknowledges that the Securities issuable at the Closing, shall be issued pursuant to an exemption under the Securities Act from the registration requirements of Section 5 of the Securities Act, and at the time of such issuance will not have been registered under the Securities Act or other applicable state securities laws. The availability of such exemption is conditioned, in part, upon the representation of Seller, that the Securities will not be sold or otherwise distributed except as expressly provided herein.

     VI.25 Covenant Not to Compete.
           -----------------------

          (a) Seller covenants and agrees that for a period of three (3) years following the Closing Date, neither Seller nor any Affiliates of Seller (excluding any employee or pension fund or other similar Person acting in a fiduciary capacity) shall, directly or indirectly, as principal, partner, agent, employee, consultant, stockholder, or otherwise, anywhere in the world (the "Territory"), engage, directly or indirectly, in the manufacture or sale of Memory Products. Seller also covenants and agrees that for a period of five (5) years following the Closing Date, neither Seller nor any Affiliate of Seller (excluding any employee or pension fund or other similar Person acting in a fiduciary capacity) shall, directly or indirectly, as a principal, partner, agent, employee, consultant, stockholder, or otherwise, anywhere in the Territory, engage, directly or indirectly, in the manufacture or sales of Memory Products through a foundry or exercise any "have made" rights granted in the Cross-License Agreement for the manufacture or sale of Memory Products; provided, however, that Seller may fulfill its contractual obligations effective
--------  -------
as of the date hereof in accordance with the terms of the Transition Agreement, as amended to the date hereof.

          (b) Buyer and Seller acknowledge and agree that compliance with the covenant contained in this Section 6.25 is necessary to protect Buyer and its Subsidiaries and that a breach of such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. Seller agrees that in the event of any breach of said covenant, Buyer shall be entitled to injunctive relief and to such other and further relief as is proper under the circumstances. Seller agrees that this restriction on competition shall be deemed to be a series of separate covenants not-to-compete for each year within the three-year and five-year periods of non-competition and separate covenants not-to-compete for each state within the United States and each country in the world. If any court of competent jurisdiction shall determine the foregoing covenant to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, then such covenant shall nonetheless be enforceable by such court against such other party or upon such shorter term or within such lesser scope as may be determined by the court to be reasonable and enforceable.

          (c) In the event that Seller shall be in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time during which such breach or breaches shall occur.

          (d) Seller covenants on behalf of itself and each member of the Seller Group not to use, or to sell, assign or otherwise extend the benefits to any Person from any Non-Assignable Contract in a manner which is competitive with the Business as owned and operated by Buyer.

     Notwithstanding the foregoing: (i) Seller or its Affiliates may acquire a controlling interest in, or a majority of the assets of, any Person having not more than 5% of its sales (based on its latest annual audited financial statements) attributable to the manufacture or sale of Memory Products; provided, however, that Seller shall, and shall cause its Affiliates, to use
--------  -------
commercially reasonable efforts to promptly divest itself of or shutdown that portion of the operations of such Person engaged in the manufacture or sale of Memory Products; (ii) Seller or its Affiliates may acquire up to 2% of the outstanding capital stock or other ownership interest in any Person engaged principally in the manufacture or sale of Memory Products having a class of equity securities listed on any national or international securities exchange; and (iii) Seller or its Affiliates may engage in the assembly, packaging and/or sale of Memory Products for sale to customers solely for use in military and aerospace applications.

     VI.26 Collection of Accounts.  Seller agrees that, after the Closing, it
           ----------------------
will promptly transfer to or deliver to Buyer any cash or other property received directly or indirectly by Seller in respect of any accounts receivable of the Business, constituting Acquired Assets, including any amounts receivable as interest.

     VI.27 Public Disclosure.  No party hereto shall issue any public statement
           -----------------
or communication regarding this Agreement, the subject matter of this Agreement or the transactions contemplated hereby, except for such disclosures as are required to comply with applicable law or the rules of any national securities exchange, without the prior written approval of the other parties. If any such disclosure is required by law or the rules of any national securities exchange, the disclosing party agrees to give the nondisclosing party prior notice and an opportunity to comment on the proposed disclosure.

     VI.28 Assistance with Audit.  Following the Closing, each party will
           ---------------------
provide the other party and their independent public accountants access to (and use commercially reasonable efforts to cause their independent public accountants to provide the other party and their independent public accountants access to) such books, records, workpapers and data as may be reasonably requested by such other party to allow such other party and their independent public accountants to conduct an audit or review of the Business for such periods as such other party may require for their preparation of the Preliminary Balance Sheet, the Adjusted Balance Sheet and the Closing Balance Sheet, as applicable, as well as for their financial reporting purposes, including that required in connection with any registration statement or report to be filed by Buyer with the SEC or other Governmental Agency. The parties mutually agree to reasonably assist each other and their independent accountants in conducting any such audit or review. The parties mutually agree to use their commercially reasonable efforts to cause their independent public accountants to provide each other with any such consents of their independent public accountants necessary for such party to satisfy such requirements with the SEC under applicable accounting rules. On and after the Closing Date, Buyer will afford to Seller and its agents reasonable access to the books of account, financial and other reports, information, employees and auditors to the extent the same primarily relate to periods prior to the Closing and which are necessary for Seller in connection with any tax audit, investigation, inquiry by a Governmental Agency (including with respect to government subsidies), dispute, litigation or other similar matter relating to the Acquired Assets or the Assumed Liabilities. On and after the Closing Date, Seller will afford to Buyer and its agents reasonable access to the books of account, financial and other reports, information, employees and auditors to the extent the same primarily relate to periods prior to the Closing and which are necessary for Buyer in connection with any tax audit, investigation, inquiry by a Governmental Agency (including with respect to government subsidies), dispute, litigation or other similar matter relating to the Acquired Assets or the Assumed Liabilities.

     VI.29 Use of Proceeds.  Buyer shall use the U.S. $750 million received from
           ---------------
Seller at the Closing for general corporate purposes, including working capital and capital expenditures (but excluding financing the purchase price of any acquisitions or use in the business of Micron Electronics, Inc.).

     VI.30 Maintenance of Trade Secrets.  Seller shall neither use nor disclose
           ----------------------------
to any Person, and shall otherwise maintain the confidentiality of, all materials, information and things embodying or constituting Trade Secrets that are Acquired Intellectual Property and Seller shall neither take, nor fail to take, any action that would adversely affect Buyer's rights in, or the value of, any of the Trade Secrets constituting Acquired Intellectual Property.

     VI.31 Assignment of Contracts.
           -----------------------

          (a) For purposes of this Agreement, including Sections 2.1 and 2.2 hereof, "Transferred Contracts" shall mean each Contract to which Seller, any of its Subsidiaries or any of their Affiliates is a party primarily related to or primarily used in the Business (i) that was entered into in the ordinary course of business consistent with past practices and not of a type required to be listed in the Seller Disclosure Letter pursuant to Section 4.1 or 4.2 hereof, or
(ii) listed on Schedule 6.31 to this Agreement to be prepared by Buyer and delivered to Seller in accordance with this Section 6.31(a) (the "Transferred Contract Schedule"). The Transferred Contract Schedule shall be prepared by Buyer and delivered to Seller on or prior to the 45th day after the date of this Agreement and upon delivery of the final version of such schedule, such schedule shall become a part of this Agreement as if attached hereto as of the date hereof. In the event that the Transferred Contract Schedule includes less than substantially all of the Contracts listed in the Seller Disclosure Letter, other than Excluded Contracts, Seller may terminate this Agreement in accordance with
Section 11.1(g) hereof any time during the five day period immediately following receipt of the final Transferred Contract Schedule.

          (b) Notwithstanding anything to the contrary in this Agreement or any Related Agreement, this Agreement shall not constitute an agreement to assign any Contract which is to be an Acquired Asset or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a party thereto other than any member of the Seller Group, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer, or its designees, thereunder (a "Non-Assignable Contract"). Seller shall, and shall cause each member of the Seller Group to, use prior to the Closing all commercially reasonable efforts to obtain the consent of the other Persons for the assignment thereof to Buyer or its designees. If such consent is not obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights thereunder so that Buyer would not receive substantially all such rights,
(x) Seller shall, and shall cause each member of the Seller Group to, continue to use all commercially reasonable efforts to obtain the consent of the other Persons for the assignment thereof to Buyer or its designees, and (y) Seller and Buyer shall cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller shall promptly pay to Buyer when received all monies received by Seller in respect of such Non-Assignable Contracts or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. To the extent the benefits therefrom and obligations thereunder have been provided by alternative arrangements as provided above, any such Non-Assignable Contract shall be deemed an Acquired Asset, provided that Buyer shall not be responsible for any Liabilities (i) arising out of a claim of breach of such Non-Assignable Contract due to the establishment of the alternative arrangements, or (ii) arising out of such Non-Assignable Contract as a result of Seller's action without Buyer's approval in a manner inconsistent with the alternative arrangements.

          (c) In furtherance, and not in limitation of the foregoing subsection
(a), in the event that Seller is unable to obtain any required consent to the transfer at Closing to the Buyer of any Non-Assignable Contract and Seller and Buyer have failed to agree on alternate arrangements to an assignment reasonably satisfactory to Buyer, then (i) Seller shall remain a party to and shall continue to be bound by such Non-Assignable Contract, (ii) Buyer shall pay, perform and discharge fully all of the obligations of Seller thereunder from and after the Closing Date, upon the terms and subject to the conditions of such Non-Assignable Contract, (iii) Seller shall, without further consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other consideration received in respect of such Non-Assignable Contract on and after the Closing Date, and (iv) Seller shall, without further consideration therefor, exercise and exploit its rights and options under such Non-Assignable Contract in the manner and only to the extent directed by Buyer. If and when any consent shall be obtained following the Closing Date with respect to the transfer by Seller to Buyer of any such Non-Assignable Contract or such Non-Assignable Contract shall otherwise become assignable following the Closing Date, Seller shall promptly assign all of its rights and obligations thereunder to Buyer, without further consideration therefor, and Buyer shall, without further consideration therefor, assume such rights and obligations, to the fullest extent permitted. The existence of the provisions of this Section 6.31 shall not reduce or otherwise adversely affect any party's ability to enforce any of its rights under this Agreement.

                                  ARTICLE VII

                                  TAX MATTERS

      VII.1 Tax Representations.  Seller represents and warrants to the Buyer as
            -------------------
set forth below:

          (a) Italian Newco, Singapore Newco, the Joint Ventures, each member of the Operating Group and Seller (to the extent it relates to the Business or the Acquired Assets) has (i) timely filed within the time period for filing or any extension granted with respect thereto all applicable United States, Italian, Singaporean, and other foreign, national, federal, state, subnational, provincial, municipal, county and local and other Tax Returns which are required to be filed prior to the Closing Date relating to or pertaining to any and all Taxes attributable to, levied or imposed upon, or incurred in connection with the Acquired Assets or the Business and all such Tax Returns are true, complete, and correct in all material respects and (ii) paid all of the Taxes due and payable prior to the Closing.

          (b) With respect to the Acquired Assets or the Business but excluding the effect of any check-the-box election requested by Buyer pursuant to Section 7.6, (i) there are not pending or threatened any audits, examinations, assessments, asserted deficiencies or written claims for Taxes, (ii) there are (and immediately after the Closing there will be) no Liens, other than Permitted Liens, (iii) there is no reasonable basis for the assertion of any claims relating or attributable to Seller's Taxes which would, if adversely determined, result in a Lien on the Acquired Assets or otherwise adversely affect the Business, (iv) none of the Acquired Assets include entities that are, were, or will be (on or prior to the Closing Date) included in a consolidated, combined or unitary Tax Return, and (v) none of the Acquired Assets is required to be treated as being owned in whole or in part by another Person for Tax or other purposes.

          (c) No affirmative agreement, consent, or election for federal, foreign, state, local, or subnational Tax purposes, or "Pioneer Status" purposes which would adversely affect or be binding on Buyer, Singapore Newco, Italian Newco, the Joint Ventures, or any owner or operator of the Acquired Assets or the Business after the Closing has been filed or entered into.

          (d) With respect to each of Singapore Newco, Italian Newco and the Joint Ventures: (i) it is not a foreign sales corporation within the meaning of Code Section 922, (ii) it is not a domestic international sales corporation within the meaning of Code Section 992, (iii) it has not participated in a boycott under Code Section 999 and (iv) during Seller's holding period of the stock of such corporation, neither (x) 75% or more of the gross income of such corporation is passive income (within the meaning of Code Section 1296(b)), nor
(y) the average percentage of assets (by value) held by such corporation which produced passive income or which are held for the production of passive income is at least 50%.

          (e) No Tax deficiencies, assessments or audit adjustments have been proposed, assessed or asserted against Italian Newco, Singapore Newco, or any member of the Seller Group (other than Seller with respect to Taxes not related to the Business or the Acquired Assets).

          (f) Neither Italian Newco, Singapore Newco nor any member of the Seller Group (other than Seller with respect to Taxes not related to the Business or the Acquired Assets) is delinquent in the payment of Taxes.

          (g) There are no Liens for Taxes upon any of the Acquired Assets (other than for Taxes not yet due).

          (h) Except as set forth in Section 7.1(h) of Seller's Disclosure Letter, Italian Newco, Singapore Newco, the Joint Ventures, each member of the Operating Group and Seller (other than Seller with respect to Taxes not related to the Business or the Acquired Assets) have not requested any extension of time within which to file any Tax Returns in respect of any taxable period which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding.

          (i) Each member of the Seller Group has complied (and until the Closing, will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper governmental authorities all employment, FICA, FUTA and other Taxes and similar amounts required to be so withheld and paid over under all applicable laws.

          (j) There are no Tax sharing, Tax indemnity or similar agreements with respect to the Business or to which Italian Newco or Singapore Newco are a party.

          (k) Except with respect to the shares of Italian Newco, Singapore Newco, TECH and KTI, none of the Acquired Assets consists of equity interest in an entity.

          (l) No check-the-box election has been made with respect to any entity included in the Acquired Assets except as requested by Buyer pursuant to Section 7.6.

          (m) Except as set forth in Section 7.1(m) of the Seller Disclosure Letter, no power of attorney for Taxes has been granted with respect to the Business or the Acquired Assets.

          (n) Seller Note Purchasing Subsidiary is not described in U.S. Treasury Regulation (S) 1.1273-2(e).

          (o) Except as set forth in Section 7.1(o) of the Seller Disclosure Letter, none of the Acquired Assets other than the stock of Singapore Newco and Italian Newco (and the Acquired

Assets transferred to such entities pursuant to the Reorganization) are located outside of the United States and none of the Acquired Assets are owned by a Person other than Seller. Section 7.1(o) of the Seller Disclosure Letter sets forth a full and complete description of each Acquired Asset located outside of the United States and/or owned by a Person other than Seller and identifies the owner and location of each such Acquired Asset. Seller shall cooperate with Buyer in structuring and implementing the tax-efficient acquisition of any Acquired Assets located outside of the United States and/or owned by a Person other than Seller, Italian Newco, or Singapore Newco.

      VII.2 Indemnity.
            ---------

          (a) Seller shall indemnify, defend and hold harmless, the Indemnified Buyer Group from and against and in respect of and shall be responsible for and shall pay or cause to be paid when due (i) any and all Taxes whensoever arising with respect to or relating to the Acquired Assets or the Business that are attributable to any taxable period ending on or prior to the Closing Date and, in the case of a taxable period that includes, but does not end on the Closing Date, the portion of such taxable period that ends on the Closing Date, (ii) any and all Taxes of Seller, the Operating Group or Subsidiaries or Affiliates thereof (other than Italian Newco and Singapore Newco), whensoever arising, regardless of the period to which such Taxes relate, (iii) all Taxes arising out of Treasury Regulation (S) 1.1502-6 or any comparable provision of foreign, state, local or subnational Law, (iv) any and all Taxes arising out of or constituting a breach of any representation, warranty, or covenant contained in this Article VII or in Section 3.4, 6.1, 6.18, 6.22 or 10.6, or (v) any clawback, disallowance, withdrawal, penalty or similar reduction or recapture of any Tax incentive or other Governmental benefit which was authorized, provided or awarded by any Governmental Agency prior to the Closing. (The foregoing items (i) through (v) shall collectively be referred to herein as "Seller's Taxes"). Seller's Taxes shall include, with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), all Taxes relating to the Acquired Assets or the Business attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-Closing Period"). For any Texas ad valorem taxes the
                                                        -- -------
Straddle Period shall be the calendar year which includes the Closing Date. For purposes of such Straddle Periods, the portion of any Tax that is attributable to the Pre-Closing Period shall be (i) in the case of a Tax that is not based on net income, gross income, sales, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits, exclusive of the amount by which they are increased as a result of the transactions contemplated hereby, and which are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. Nothing herein shall be construed to exclude Transfer Taxes from the meaning of Seller's Taxes. Notwithstanding anything in this Agreement to the contrary, Seller's Taxes and Transfer Taxes shall constitute an Excluded Liability.

          (b) Buyer shall indemnify and hold harmless Seller and its affiliates and shall be responsible for and shall timely pay or cause to be paid any and all Taxes (other than Seller's Taxes, Transfer Taxes, Excluded Liabilities, or any other Liability Seller is responsible for or with respect to which Seller has agreed to indemnify Buyer Operating Group in accordance with this Agreement) with respect to the Acquired Assets or the Business, that are attributable to any taxable period commencing after the Closing Date and, in the case of a taxable period that includes, but does not end on, the Closing Date, the portion of such taxable period that begins on the day after the Closing Date ("Buyer's Taxes"). Notwithstanding anything in this Agreement to the contrary, Buyer's Taxes shall constitute an Assumed Liability.

          (c) If Buyer or any Affiliate files any Tax Return which includes payment of Seller's Taxes, Seller shall promptly reimburse Buyer for such Seller's Taxes when such Tax Return is filed. If Seller files any Tax Return which includes payments of Buyer's Taxes, Buyer shall promptly reimburse Seller for such Buyer's Taxes when such Tax Return is filed. Seller shall timely provide to Buyer all information and documents within the possession of Seller (or their auditors, advisors or Affiliates) and signatures and consents necessary for Buyer to properly prepare and file the Tax Returns described in the second preceding sentence or in connection with the determination of any Tax liability or any audit, examination or proceeding. Buyer shall timely provide to Seller all information and documents within its possession or the possession of its auditors, advisors or affiliates and signatures and consents necessary for Seller properly to prepare and file the Tax Returns described in the second preceding sentence or in connection with the determination of any Tax liability or any audit, examination or proceeding. Each party hereto shall reasonably cooperate with the other (at their own expense) party to obtain other information or documents necessary or appropriate to prepare and file Tax Returns or elections or necessary or appropriate in connection with the determination of any Tax liability or any audit, examination or proceeding.

      VII.3 Tax Returns.
            -----------

          (a) Seller shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns with respect to the Business and Acquired Assets ("Acquired Assets Tax Returns") for all taxable periods ending on or before the Closing Date and shall pay directly when due or promptly reimburse Buyer as provided hereunder, and shall indemnify and hold Buyer harmless against any and all Seller's Taxes. Such Tax Returns shall be prepared in a manner consistent with past practice and the provisions of Section 6.18 hereof. In the event of a conflict, the provision of Section 6.18 shall control.

          (b) Buyer shall prepare and file (or cause to be prepared and filed) on a timely basis all Acquired Assets Tax Returns for periods ending after the Closing Date and shall pay when due, and shall indemnify and hold Seller harmless against any and all Buyer's Taxes.

      VII.4 Refunds and Credits.  All refunds or credits of Seller's Taxes
            -------------------
(other than refunds or credits of Taxes shown on the Closing Balance Sheet) shall be for the account of Seller. All refunds or credits of Buyer's Taxes and Taxes shown on the Closing Balance Sheet shall be for the account of Buyer. Following the Closing, Buyer shall cause any such refunds or credits due Seller pursuant to this section to be promptly forwarded to Seller after receipt or realization thereof by Buyer, and Seller shall promptly forward (or cause to be forwarded) to Buyer any refunds or credits due to Buyer pursuant to this section after receipt or realization thereof by Seller.

      VII.5 Termination of Tax Sharing Agreements.  Seller hereby agrees and
            -------------------------------------
covenants that there are and will be no obligations relating to the Acquired Assets pursuant to any Tax sharing agreement or any similar arrangement in effect at any time before or on the Closing Date, and any further obligations that might otherwise have existed thereunder shall be extinguished as of the Closing Date.

      VII.6 Tax Elections.  Seller shall make and/or cooperate (at its own
            -------------
expense) in making such "check-the-box" and any corresponding state or local Tax election as Buyer shall request. Without in any way limiting the foregoing, Buyer hereby agrees to make and Seller shall cooperate in the making of an election under Code Section 338(a) and (g) for Italian Newco and Singapore Newco.

      VII.7 Conduct of Audits and Other Procedural Matters.
            ----------------------------------------------

          (a) Each party shall, at its own expense, control any audit or examination by any Taxing authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Tax Proceedings") for any taxable period for which that party is obligated to file Acquired Assets Tax Returns.

          (b) Each party shall promptly forward to the other in accordance with
Section 12.9 all written notifications and other written communications from any Taxing authority received by such party or its affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its affiliates is charged with payment or indemnification responsibility under this Agreement and each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party or which may affect the Taxes of another party and shall not enter into any closing agreement or final settlement with any Taxing authority with respect to any such liability without the written consent of the indemnified or affected parties, which consent shall not be unreasonably withheld.

          (c) In the case of any Proceedings relating to any Straddle Period, Buyer shall control such Tax Proceedings and shall consult in good faith with Seller as to the conduct of such Tax Proceedings. Seller shall reimburse Buyer for such portion of the costs, including legal costs, of conducting such Tax Proceedings as is represented by the portion of the Tax with respect to such Straddle Period for which Seller is liable pursuant to this Agreement; provided,
                                                                       ---------
however, that Seller may instead elect to pay or cause to be paid to Buyer the
-------
allocable amount of the applicable Taxes that constitute Seller's Taxes (which amount shall not be less than the portion allocable to Seller hereunder of the Tax as asserted by the applicable Taxing authority) including any interest, penalties, or additions thereto asserted in such proceeding. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any Tax Proceedings which the requesting party controls.

          (d) The failure by a party to provide timely notice under this subsection shall not relieve the other party from its obligations under this
Section 7.7 with respect to the subject matter of any notification not timely forwarded, unless and to the extent that the other party can demonstrate with clear and convincing evidence that the other party has suffered an economic detriment because of such failure to provide notification in a timely fashion.

      VII.8 Assistance and Cooperation.  Each of Seller and Buyer (and their
            --------------------------
respective Affiliates) shall at their own expense:

          (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this
Article VII;

          (b) cooperate fully in preparing for any audits of, or disputes with Taxing authorities regarding, any Tax Returns relating to the Acquired Assets;

          (c) make available to the other and to any Taxing authority as reasonably requested all information, records, and documents relating to Taxes concerning the Acquired Assets;

          (d) make available to the other and to any Taxing authority as reasonably requested employees and independent auditors to provide explanations and additional information relating to Taxes concerning the Acquired Assets;

          (e) provide timely notice to the other in writing of any pending or threatened Tax audits, assessments or Tax Proceedings with respect to the Acquired Assets for taxable periods for which the other may have a liability under this Article VII;

          (f) furnish the other with copies of all correspondence received from any Taxing authority in connection with any Tax audit or Tax Proceedings with respect to any taxable period for which the other may have a liability under this Article VII; and

          (g) retain any books and records that could reasonably be expected to be necessary or useful in connection with Buyer's or Seller's preparation, as the case may be, of any Tax Return, or for any audit, examination, or Proceeding relating to Taxes. Such books and records shall be retained until the expiration of one (1) year after the applicable statute of limitations (including extensions thereof); provided, however, that in the event of an audit, examination, investigation or Proceeding has been instituted prior to the expiration of the applicable statute of limitations (or in the event of any claim under this Agreement), the books and records shall be retained until there is a final determination thereof (and the time for any appeal has expired).

      VII.9 Survival.  Notwithstanding anything in this Agreement to the
            --------
contrary, the provisions of this Article VII shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof).


                                 ARTICLE VIII

                                EMPLOYEE MATTERS

      VIII.1 Transfer of Employment.
             ----------------------

          (a) As of the Closing Date, Italian Operating Company shall transfer to Italian Newco the employment of all Italian Operating Company employees employed in the Business as of the Closing Date who have neither tendered nor received notice of their termination of employment with Italian Operating Company as of such date, on terms substantially comparable in the aggregate to their terms of employment as of the Closing Date. Notwithstanding the foregoing sentence, Italian Operating Company employees employed in the Business who are on maternity, disability or other employer-approved leave of absence as of the Closing Date shall only have their employment transferred as of the date, if any, upon which they return to work at Buyer's facility. From the Closing Date until the earlier to occur of (x) completion of the Italian government's final audit relating to the 1989 Program Contract, or (y) eighteen (18) months after the Closing Date, Buyer shall cause employment levels in Italian Newco to remain substantially equivalent to the level of employment as of the Closing Date; provided, however, that Italian Newco shall be entitled to terminate Italian
--------  -------
Newco employees for good reason and shall be allowed to reduce employment levels through Italian Newco employee attrition; provided, further, that in all events
                                          --------  -------
Buyer shall cause Italian Newco to maintain levels of employment consistent with the minimum requirements under the 1989 Program Contract (i.e. 1,270 employees) during such period. Except with respect to the preceding sentence, Buyer and, after the Closing Date, Italian Newco, shall not be required to undertake any liability or obligation or to pay any additional consideration in order to obtain Italian Governmental Approval of the transactions contemplated by this Agreement.

          (b) On the Closing Date, Singapore Operating Company shall transfer to Singapore Newco the employment of all Singapore Operating Company employees employed in the Business as of the Closing Date who have neither tendered nor received notice of their termination of employment with Singapore Operating Company as of such date, on terms substantially comparable in the aggregate to their terms of employment as of the Closing Date. Notwithstanding the foregoing sentence, Singapore Operating Company employees employed in the Business who are on maternity, disability or other employer-approved leave of absence as of the Closing Date shall only have their employment transferred as of the date, if any, upon which they return to work at Buyer's facility.

          Notwithstanding this Section 8.1(b), the transfer of the employment of the employees of Singapore Operating Company who are "employees" as defined in the Employment Act of the Republic of Singapore (the "Employment Act") shall be governed by Section 18A of the Employment Act. Buyer shall cause Singapore Newco and Seller shall cause Singapore Operating Company to each comply with their respective obligations under Section 18A.

          (c) Commencing not later than thirty (30) days prior to the Closing Date, Buyer shall, subject to the exceptions set forth in Section 8.1(e) hereof, make written offers of employment to substantially all the Domestic Employees and Foreign Employees (other than Excluded Employees, those employees referenced in Sections 8.1(a) and (b) above and employees terminated pursuant to the suspension of operations at Twinstar as contemplated by Section 6.23) who have neither tendered nor received notice of their termination of employment with Seller as of such date, and may make offers of employment (i) for up to forty
(40) employees employed in Seller's test equipment group, at Buyer's discretion (which test equipment group employees shall be mutually agreed upon in good faith by Seller and Buyer) and (ii) to Seller's employees located at, or whose employment primarily relates to, Seller's Memory Technology Center, in each case on terms substantially comparable in the aggregate to the terms on which Buyer employs its employees similarly situated as of the date of the offer; provided,
                                                                      --------
however, that such offers shall automatically terminate if not accepted in
-------
writing by the offerees prior to the Closing Date. Notwithstanding the foregoing sentence, any such employees who are on maternity, disability, FMLA or other employer-approved leave of absence as of the Closing Date shall only commence employment with Buyer upon the date, if any, upon which they return to work. Seller agrees to use commercially reasonable efforts to assist Buyer with the delivery of such written offers of employment.

          (d) Notwithstanding any other provision of this Agreement, Buyer will not be required to make an offer of employment, and Buyer shall not cause Italian Newco or Singapore Newco to make offers of employment, to any employee employed in the Business whom Buyer and Seller mutually agree in writing prior to the Closing Date will be retained or relocated by Seller.

          (e) Notwithstanding any other provision of this Agreement, Buyer will not be required to make an offer of employment to any employee pursuant to
Section 8.1(c) hereof, up to a maximum of 200 employees Buyer would otherwise be required to make an offer to pursuant to Section 8.1(c) hereof, whom it designates in writing to Seller not more than seventy-five (75) days following the execution of this Agreement (the "Designated Employees"). Moreover, to the extent that Buyer, in its discretion, offers employment to fewer than forty (40) employees employed in Seller's test equipment group pursuant to Section 8.1(c) hereof, the 200 employee limit in the preceding sentence shall be reduced. For example, if Buyer, in its discretion, offers employment to only thirty (30) employees in Seller's test equipment group pursuant to Section 8.1(c) hereof, the 200 employee limit in the first sentence of this Section 8.1(e) shall be reduced to 190 employees. Buyer agrees to reimburse Seller for fifty percent of the termination costs pursuant to any written termination or severance plan approved by Seller, in place and communicated to employees generally, prior to June 1, 1998 and not put in place in anticipation of the transactions contemplated hereby, arising from the termination of Designated Employees (other than Twinstar employees) who are terminated by Seller pursuant to Section 8.1 (e) of this Agreement.

          (f) Notwithstanding anything to the contrary contained herein, Buyer will not be required to make an offer of employment to any terminated Twinstar employee. Buyer's failure to offer employment pursuant to the preceding sentence shall not count against the 200 employee limit specified in Section 8.1(e) above. Buyer agrees to reimburse Seller, in accordance with Section 6.23 hereof, for fifty percent of the Shutdown Costs.

          (g) Seller shall use commercially reasonable efforts to assist Buyer, Italian Newco or Singapore Newco, as appropriate, in hiring all employees offered employment by Buyer, or transferring employment to Italian Newco or Singapore Newco pursuant to this Section 8.1.

          (h) Prior to the Closing Date, designated employees of Buyer shall be permitted, on a commercially reasonable basis, subject to prior written notice to Seller, to meet with any Domestic Employee or Foreign Employee (other than employees of Italian Operating Company or Singapore Operating Company) for purposes of selecting the Domestic Employees or Foreign Employees to whom Buyer will not make an offer of employment pursuant to Section 8.1(e).

          (i) Notwithstanding any other provisions of this Agreement, Buyer shall not be required to employ any Domestic Employee or Foreign Employee to whom an offer of employment was made by Buyer pursuant to Section 8.1(c) and accepted by such Domestic Employee or Foreign Employee on the Closing Date when such employment would violate the terms of such employee's visa or immigration law. In such event, Buyer agrees to employ such employee at such time, if any, as such visa or immigration law restriction no longer applies.

      VIII.2 Coverage Under Employee Benefit Plans.
             -------------------------------------

          (a) On the Closing Date, and thereafter while employed by Italian Newco or Singapore Newco, each Transferred Business Employee employed by Italian Newco or Singapore Newco ("Italian and Singapore Transferred Business Employees") shall continue to be covered by the Employee Benefit Plans under which they were covered immediately prior to the Closing Date that were established, maintained and sponsored solely at the Italian and Singapore Operating Company levels to the extent permitted by law and contract. On and after the Closing Date, Italian and Singapore Transferred Business Employees shall not be covered by Seller's Employee Benefit Plans, including, without limitation, Seller's profit-sharing plan. Seller agrees to use commercially reasonable efforts to cause Italian Operating Company and Singapore Operating Company to transfer the Employee Benefit Plans immediately prior to the Closing Date to Italian Newco and Singapore Newco, as appropriate, under which Italian and Singapore Transferred Business Employees were covered (other than Seller's Employee Benefit Plans).

          (b) On the Closing Date, and thereafter while employed by the Buyer, each Transferred Business Employee (who is a Domestic Employee and who is not an Italian and

Singapore Transferred Business Employees) ("Buyer Transferred Business Employees") shall cease to be covered under Seller's Employee Benefit Plans and instead shall become covered under Buyer's Employee Benefit Plans; provided,
                                                                   --------
however, that with respect to Transferred Business Employees located in Texas
-------
("Texas Transferred Business Employees"), Buyer may elect in writing to Seller, but not less than thirty (30) days prior to the Closing Date (the "Buyer COBRA Election"), not to cover such employees under Buyer's group health and dental plans and instead require Seller to offer COBRA continuation coverage to the Texas Transferred Business Employees, with Buyer subsidizing the employees' cost of COBRA coverage of the Texas Transferred Business Employees who elect to receive COBRA coverage in the same dollar amount as Buyer subsidizes the premium payments of Buyer's similarly situated U.S. employees under Buyer's group health and dental plans. In the event Buyer elects to use the Buyer COBRA Election, Buyer agrees to cover such Texas Transferred Business Employees as are still employed by Buyer under Buyer's group health and dental plans no later than January 1, 2000. Seller agrees to use commercially reasonable efforts to assist Buyer in the transition of Buyer Transferred Business Employees to coverage under Buyer's Employee Benefit Plans including, at Buyer's request, allowing Buyer to hold, on a commercially reasonable basis, Employee Benefit Plan open enrollment meetings with potential Transferred Business Employees at least thirty (30) days prior to the Target Closing Date on Seller's premises.

          (c) At Buyer's written request prior to the Closing Date, Seller agrees to cause Texins' Association to extend membership privileges to Texas Transferred Business Employees for such period of time (up to a maximum of one
(1) year following the Closing Date or until Texins' Association ceases to offer recreation facilities to Seller's employees, whichever is earlier) as is specified in writing by Buyer; provided, however, that Seller shall not subsidize the Texins' Association membership costs of Texas Transferred Business Employees on and after the Closing Date.

          (d) Seller shall provide or cause to be provided to Transferred Business Employees all notices required to be provided under the Law, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") in connection with the termination of U.S.-based Transferred Business Employees' coverage under Seller's Employee Benefit Plans.

      VIII.3 General Matters.
             ---------------

          (a) Buyer, Italian Newco and Singapore Newco, as appropriate, shall credit each Transferred Business Employee with all service with Seller and its Affiliates prior to the Closing Date and with all amounts paid to each such Transferred Business Employee prior to the Closing Date to the extent that service or pay is relevant under any Employee Benefit Plan of Buyer, Italian Newco or Singapore Newco for purposes of determining eligibility to participate, vesting and benefit accrual. Buyer shall also provide Transferred Business Employees with credit under Buyer's Employee Benefit Plans for deductible and co-payment amounts made by Transferred Business Employees under Seller's Employee Benefit Plans prior to the Closing Date in the plan years in which the Closing Date occurs. Seller agrees to provide deductible and co-payment information with respect to the Transferred Business Employees as soon as is practicable following the Closing Date to effectuate such crediting of deductibles and co-payment amounts. Seller agrees to provide Buyer with service commencement date and prior compensation information with respect to each potential Transferred Business Employee as soon as practicable after the date upon which this Agreement is executed.

          (b) Commencing with the date upon which this Agreement is executed, Seller and Buyer agree to cooperate fully with respect to the employment-related actions which are necessary or reasonably desirable to accomplish the transactions contemplated pursuant to this Agreement, including the provision of records and information as each may reasonably request (including job titles, short and long-term disability coverage, life insurance coverage, operator certification and workers' compensation records and information) and the making of all appropriate filings under the Law.

      VIII.4 Employee Tax Withholding and Reporting.  With respect to
             --------------------------------------
Transferred Business Employees who are required to be furnished a Form W-2 for the calendar year in which the Closing Date occurs, Buyer and Seller agree to follow the "standard procedure" set forth in Revenue Procedure 96-60 with respect to discharging their respective income and employment tax withholding and reporting obligations with respect to such employees.

      VIII.5 Other Employment Matters.
             ------------------------

          (a) Prior to the Closing Date, or as promptly as practicable thereafter, Seller or a Subsidiary of Seller, as appropriate, shall pay to the Transferred Business Employees all salary, overtime, bonuses, severance and commissions and other remuneration earned, accrued and payable for all periods up to the Closing Date; provided, however, that paid time off accruals shall not
                        --------  -------
be paid out by Seller or Twinstar (but only with the written consent of Twinstar Business Employees) at the Closing Date, but instead shall be credited to each Transferred Business Employee by Buyer.

          (b) Seller or its Subsidiaries, as appropriate, shall comply with all notice and other provisions of applicable Laws, including (without limitation) the Worker Adjustment and Retraining Notification Act (the "Warn Act") and COBRA. Seller shall retain all liability for salary, bonuses, commissions and benefits due Domestic Employees and Foreign Employees and related Taxes of the Seller Group for periods after the date of such notice of termination as well as for any obligations under the Warn Act and for providing continuation coverage under COBRA or any applicable similar Laws.

          (c) Seller agrees to permit Transferred Business Employees who are participants in Seller's (or Twinstar's) cafeteria (Code Section 125) plan immediately prior to the Closing Date to continue participation in such plans through the end of the plan year in which the Closing Date occurs (the "Transition Plan Year"). Such participation shall include the right of such Transferred Business Employees to receive reimbursements pursuant to the medical expense reimbursement component of Seller's cafeteria plan for all qualifying expenses incurred in the Transition Plan Year, including after the Closing Date, up to the annual election amount made by each such participant with respect to the Transition Plan Year. Such Transferred Business Employees shall not be required to make any additional salary or wage deferrals or other payments to Seller's cafeteria plan other than regularly scheduled salary or wage deferrals made while on Seller's payroll.

          (d) Seller, Italian Operating Company and Singapore Operating Company agree, that with respect to any Transferred Business Employee whom had commenced attending an educational course prior to the Closing Date that would have been eligible for coverage pursuant to the education expense reimbursement plans of Seller, Italian Operating Company or Singapore Operating Company, Seller shall continue to cover such Transferred Business Employees under such plans and provide benefits thereunder with respect to such courses pursuant to the terms and conditions of such plans as if such employees had remained employed by Seller, Italian Operating Company or Singapore Operating Company, as appropriate.


                                  ARTICLE IX

                        CONDITIONS PRECEDENT TO CLOSING

      IX.1 Conditions Precedent to Obligations of Buyer and Seller.  The
           -------------------------------------------------------
respective obligation of each party hereto to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Regulatory Approvals.  All material approvals of all Governmental
              --------------------
Agencies (including compliance with the requirements under the HSR Act and the European Union authorities) required to consummate the transactions contemplated hereby (including, without limitation, the transfer to Buyer, or its designees, of the Acquired Assets and the assumption by Buyer, or its designees, of the Assumed Liabilities) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (b) No Injunction or Restraints; Illegality.  No order, injunction or
              ---------------------------------------
decree issued by any Governmental Agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby (including, without limitation, the transfer to Buyer, or its designees, of the Acquired Assets and the assumption by Buyer, or its designees, of the Assumed Liabilities) shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Agency which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby (including, without limitation, the transfer to Buyer, or its designees, of the Acquired Assets and the assumption by Buyer, or its designees, of the Assumed Liabilities).

          (c) Certain Consents; Amendments.  The amendments, modifications,
              ----------------------------
consents and agreements (including without limitation the JV Amendments) in form and substance mutually satisfactory to Buyer and Seller substantially in accordance with the terms agreed to pursuant to Section 6.12 hereof shall have been entered into or obtained and shall be in full force and effect.

     IX.2 Conditions Precedent to Obligations of Buyer.  The obligation of Buyer
          --------------------------------------------
to effect the Closing is also subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties; Covenants.
              -----------------------------------------

              (i) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such date (without regard to qualification as to materiality) with only such exceptions as would not in the aggregate have or reasonably be expected to have a Material Adverse Effect (disregarding for these purposes, any such exceptions resulting from a change in the Memory Products industry generally or in the economy generally).

              (ii) Seller shall have performed and complied with in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

          (b) JV Amendments.  Buyer shall have received duly executed copies of
              -------------
each of the JV Amendments all of which shall be in full force and effect.

          (c) Transition Services Agreement.  The Transition Services Agreement
              -----------------------------
shall have been duly executed and delivered by Seller and shall be in full force and effect.

          (d) Securities Rights and Restrictions Agreement.  The Securities
              --------------------------------------------
Rights and Restrictions Agreement shall have been duly executed and delivered by Seller and shall be in full force and effect.

          (e) Cross-License Agreement.  The Cross-License Agreement shall have
              -----------------------
been duly executed and delivered by Seller and shall be in full force and effect.

          (f) Third Party Consents.  The consent, approval or waiver of each
              --------------------
Person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in order to consummate the transactions contemplated hereby shall have been obtained, except where the failure to obtain any such consent, approval or waiver, individually or in the aggregate, would not have a Material Adverse Effect.

          (g) Financing.  Buyer shall have obtained $400 million of financing
              ---------
from third parties on terms and conditions satisfactory to Buyer in its sole discretion; provided, however, that
            --------  -------
this condition shall be deemed to have been fulfilled on the date fifteen (15) days after receipt by Buyer of the audited financial statements and March 31, 1998 unaudited financial statements required to be delivered by Seller to Buyer pursuant to Section 6.9 hereof.

          (h) Lien Release.  Buyer shall have received duly executed copies of
              ------------
all agreements, instruments, certificates and other documents necessary or appropriate, in the opinion of counsel to Buyer, to release any and all material Liens (except Permitted Liens) against the Acquired Assets.

          (i) Material Adverse Change.  No material adverse change shall have
              -----------------------
occurred in the Business since the date hereof (other than a material adverse change in the Memory Products industry or in the economy generally).

          (j) Reorganization.  The Reorganization shall have occurred in
              --------------
accordance with the provisions of Sections 6.1 and 6.6 hereof.

          (k) Delivery Obligations.  Seller shall have fulfilled all of its
              --------------------
delivery obligations set forth in Section 3.2 hereof.

      IX.3 Conditions Precedent to Obligations of Seller.  The obligation of
           ---------------------------------------------
Seller to effect the Closing is also subject to the satisfaction or waiver by Seller on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties; Covenants.
              -----------------------------------------

              (i) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made as of such date (without regard to qualification as to materiality) with only such exceptions as would not in the aggregate have or reasonably be expected to have a Material Adverse Effect (disregarding for these purposes, any such exceptions resulting from a change in the Memory Products industry generally or in the economy generally).

              (ii) Buyer shall have performed and complied with in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer prior to the Closing.

          (b) JV Amendments.  Seller shall have received duly executed copies of
              -------------
each of the JV Amendments all of which shall be in full force and effect.

          (c) Transition Services Agreement.  The Transition Services Agreement
              -----------------------------
shall have been duly executed and delivered by Buyer and shall be in full force and effect.

          (d) Securities Rights and Restrictions Agreement.  The Securities
              --------------------------------------------
Rights and Restrictions Agreement shall have been duly executed and delivered by Buyer and shall be in full force and effect.

          (e) Cross-License Agreement.  The Cross-License Agreement shall have
              -----------------------
been duly executed and delivered by Buyer and shall be in full force and effect.

          (f) Delivery Obligations.  Buyer shall have fulfilled all of its
              --------------------
delivery obligations set forth in Section 3.3 hereof.


                                   ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     X.1 Survival of Representations; Effect of Breach.  The representations
         ---------------------------------------------
and warranties made by the parties to this Agreement shall survive the execution and delivery hereof for a period commencing on the date hereof and ending on the second anniversary of the Closing Date; provided, however, that (i) the
                                        --------  -------
representations and warranties of Seller in Article VII (Tax Matters) shall survive until the expiration of the applicable statute of limitations, and (ii) the representations and warranties of Seller set forth in Section 4.1(o) and 4.2(n) shall survive the execution and delivery hereof indefinitely. The covenants and agreements in this Agreement shall survive except to the extent they are specifically limited by their terms.

     X.2 Seller's Agreement to Indemnify.
         -------------------------------

          (a) Subject to the terms and conditions of this Article X, Seller agrees to indemnify, defend and hold harmless, each member of the Buyer Operating Group, and the officers, directors, employees and agents, and successors and assigns of each of them (collectively, the "Indemnified Buyer Group"), from and against, for, and in respect of any and all Claims and Losses asserted against, arising out of, relating to, imposed upon or incurred by any member of the Indemnified Buyer Group, directly or indirectly, by reason of or resulting from (i) any inaccuracy in or breach by Seller of its representations or warranties contained in Section 4.1(e) of this Agreement, (ii) any inaccuracy in or breach by Seller of its other representations or warranties contained in this Agreement, (iii) any breach by Seller of its obligations, covenants or agreements under this Agreement, (iv) Seller's failure to comply with any applicable bulk sales laws, (v) any Excluded Liabilities, (vi) the failure of Seller to obtain consents, Permits and/or Approvals required to transfer Contracts, Permits and/or Approvals and similar items in each case constituting the Acquired Assets to Buyer or (vii) any allegation that the conduct, practices or products made, used or sold, by the Business at any time prior to the Closing misappropriates or infringes any Intellectual Property of any Person (collectively "Buyer Indemnified Claims").

          (b) Notwithstanding anything to the contrary in Section 10.2(a) above but subject to Section 10.2(c) below, (i) Seller shall not be liable for Buyer Indemnified Claims arising under subsection 10.2(a)(ii), (iv), (vi) and (vii) unless (A) the amount of such claim either individually, or together with any related claims, equals or exceeds $25,000 and (B) the aggregate of all Buyer Indemnified Claims exceeds U.S. $5 million (the "Threshold Amount"); provided,
                                                                     --------
however, that when such claims equal or exceed the Threshold Amount, Seller
-------
shall be liable for, and provide indemnification with respect to, the full amount of all such claims, and (ii) Seller shall not be liable for Buyer Indemnified Claims arising under Section 10.2(a)(ii), (iv), (v), (vi) and (vii) exceeding in the aggregate U.S. $636 million (the "Maximum Amount").

          (c) Notwithstanding anything to the contrary contained in Sections 10.2(a) and (b) above, (i) in no event shall Buyer Indemnified Claims (A) arising under Sections 10.2(a)(i), (B) 10.2(a)(iii) to the extent that any such breach relates to a breach of an agreement to make any payment or reimbursement in accordance with the terms of the Agreement, or (C) otherwise arising out of, relating to, imposed upon, or incurred by reason of or resulting from the Excluded Liabilities set forth in Exhibit J attached hereto be subject to the Maximum Amount or taken into account in determining the amount of Losses subject to the Maximum Amount, and (ii) in no event shall Buyer Indemnified Claims arising under Section 10.2(a)(i) be subject to the provisions of Section 10.2(b).

     X.3 Tax Indemnity.  Notwithstanding anything to the contrary in this
         -------------
Article X, Seller's obligation to indemnify Buyer with respect to the Tax matters covered by Article VII shall not be limited by this Article X.

     X.4 Buyer's Agreement to Indemnify.
         ------------------------------

          (a) Subject to the terms and conditions of this Article X, Buyer agrees to indemnify, defend and hold harmless, Seller and each member of the Operating Group, and the officers, directors, employees and agents, and successors and assigns of each of them (collectively, the "Indemnified Seller Group"), from and against, for, and in respect of any and all Claims and Losses asserted against, arising out of, relating to, imposed upon or incurred by any member of the Indemnified Seller Group, directly or indirectly, by reason of or resulting from (i) any Assumed Liabilities or (ii) any inaccuracy in or a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement (collectively "Seller Indemnified Claims" and, together with Buyer Indemnified Claims.

          (b) Notwithstanding anything to the contrary in Section 10.4(a) but subject to Section 10.4(c) below, (i) Buyer shall not be liable for Seller Indemnified Claims arising under subsection 10.4(a)(ii) unless (A) the amount of such claim either individually, or together with any related claims, equals or exceeds $25,000 and (B) the aggregate of all Seller Indemnified Claims exceeds the Threshold Amount; provided, however, that when such claims equal or exceed
                      --------  -------
the Threshold Amount, Buyer shall be liable for, and provide indemnification with respect to, the full amount of all such claims and (ii) Buyer shall not be liable for Seller Indemnified Claims arising under Section 10.4(a) (ii) exceeding in the aggregate U.S. $75 million.

          (c) Notwithstanding anything to the contrary in Section 10.4(a) and
(b) above, in no event shall Seller Indemnified Claims arising under Section 10.4(a)(i) be subject to the provision of Section 10.4(b).

     X.5 Notice of Claims; Contest of Claims.  If any indemnified party has
         -----------------------------------
paid or properly accrued or reasonably anticipates that it will have to pay or accrue an Indemnified Claim, such indemnified party shall so notify the indemnifying party; provided, however, that its failure to do so shall not
                    --------  -------
relieve the indemnified party's obligations except to the extent of any material prejudice caused thereby. The notice shall describe such an Indemnified Claim, the amount thereof, if known, and the method of computation thereof, all with reasonable particularity and shall contain a reference to the provisions of this Agreement in respect of which such an Indemnified Claim shall have been incurred, and, in the case of an action or suit by a third party, shall include a copy of all documents received by the indemnified party in connection therewith and any other information known to the indemnified party with respect to such action or suit or the basis therefor. Such notice shall be given promptly after the indemnified party becomes aware of each such an Indemnified Claim, action or suit. The indemnifying party shall, within thirty (30) days after receipt of such notice of an Indemnified Claim (i) pay or cause to be paid to the indemnified party the amount of an Indemnified Claim specified in such notice which the indemnifying party does not contest, or (ii) notify the indemnified party if it wishes to contest the existence or amount of part or all of such an Indemnified Claim stating with particularity the basis upon which it contests the existence or amount thereof. The indemnifying party shall, within thirty (30) days after receipt of each notice with respect to an action or suit demanding indemnification of a suit by a third party, undertake to defend such action. If the indemnifying party fails to so undertake the defense in a reasonable manner, the indemnified party shall have the right to defend, contest, settle or compromise such action or suit, and the indemnifying party shall, upon request from such indemnified party, promptly pay to such indemnified party in accordance with the other terms of this Article X, the amount of any Loss resulting from its liability to the third party claimant. In any action or suit by a third party limited to a claim for money damages, the indemnifying party shall have the right to undertake, conduct and control, through counsel (reasonably acceptable to the indemnified party) and at the sole expense of such indemnifying party, the conduct and settlement of such action or suit, and such indemnified party shall cooperate with such indemnifying party in connection therewith; provided, however, that, the indemnifying party may not,
                      --------  -------
in the defense or prosecution of any such action or suit, except with the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to such indemnified party by the third party of a full and final release from all liability in respect of such action or suit or (ii) which shall limit, restrict or otherwise affect the indemnified party to carry on or conduct its business (then or in the future), or require any payment to be made by the indemnified party, or limit, restrict, or otherwise adversely affect the manner in which the indemnified party carries on or conducts its businesses (then or in the future).

     X.6 Treatment of Indemnities.  Any indemnity payments made pursuant to
         ------------------------
this Agreement shall be treated for income tax purposes as an adjustment of the purchase price to the extent permitted by Law. If applicable, the amount an indemnifying party shall pay to the indemnified party with respect to an obligation for indemnification under this
Article X shall be an amount which equals the amount of such obligation of the indemnifying party, after giving effect to any and all Taxes imposed on the indemnified party on the receipt or accrual of such indemnification as a result of a Taxing authority not treating such amount as an adjustment to the purchase price.

     X.7 Risk of Loss.  Risk of loss with regard to any of the Acquired Assets
         ------------
shall be on Seller until the Closing. Risk of loss of the Excluded Assets shall remain with Seller.

     X.8 Indemnity Payments.  All indemnity payments under this Agreement shall
         ------------------
be payable in United States dollars. If any Indemnified Claims are incurred in a currency other than United States dollars, then the United States dollar amount thereof shall be calculated as follows: if any Indemnified Claims are incurred as a result of an event occurring on a determinable date, the amount of Indemnified Claims shall be deemed to be the amount of United States dollars required to purchase the amount of such other currency on the date of such event (or, if such date is not a Business Day, the next succeeding Business Day) from Bank of America in San Francisco, and (z) in the case of any other Indemnified Claims, an amount equal to the amount of United States dollars that would have been necessary for the indemnified party to purchase the foreign currency necessary to pay such Indemnified Claims as they were incurred.

     X.9 Seller's Duty to Complete Remedial Activities.
         ---------------------------------------------

          (a) Subject to Section 10.9(d), Seller acknowledges that its obligation to provide indemnification pursuant to Section 10.2 may result in a duty to promptly and diligently undertake and perform, upon demand by certain members of the Indemnified Buyer Group, any Remedial Activities covered by the indemnification obligation and required by applicable Environmental Requirements and good business practices customarily adhered to by major U.S. corporations doing business in the countries in which the Acquired Facilities are located, and that such Remedial Activities may appropriately include Remedial Activities to prevent Contamination and other potential property damage and bodily injury, which may be caused thereby, migration to date, future releases, leaks, spills and emission and/or as well as Remedial Activities to remove, remediate, and eliminate existing Contamination giving rise to Seller's indemnification obligations and other harmful Hazardous Material conditions giving rise to Seller's indemnification obligations. In this regard, Seller specifically agrees to promptly, following written demand, commence and thereafter diligently complete all such Remedial Activities giving rise to Seller's indemnification obligations within a reasonable time, and in any event, within the time permitted by applicable Environmental Requirements. Seller acknowledges that monetary damages are not adequate to compensate the Indemnified Buyer Group for Seller's failure to promptly undertake and complete such Remedial Activities giving rise to Seller's indemnification obligations and, accordingly, Seller acknowledges and agrees that its obligation to perform such Remedial Activities may be specifically enforced by a suit brought in the State of Delaware for all Remedial Activities required of Seller hereunder, without regard to the location (whether within or without the U.S.) where the Remedial Activities must actually be performed.

          (b) Subject to Section 10.9(d), without limiting other rights and remedies hereunder, the Indemnified Buyer Group, and each of them, who is an owner or occupant of an Acquired Facility at which Remedial Activities which Seller is required by this Agreement to perform will be performed (the "Facility Indemnitees"), at their election, may elect to either: (i) perform (or cause their designee to perform) such Remedial Activities with funds provided by Seller, or (ii) require that Seller, at their sole cost, perform such Remedial Activities. If a Facility Indemnitee elects to so perform the Remedial Activities (or to cause a designee to perform the Remedial Activities) as permitted above, then within forty-five (45) days following delivery of written demand to Seller, Seller shall pay to such the Facility Indemnitee the costs and expenses reasonably incurred by the Facility Indemnitee with respect to such Remedial Activities, with interest thereon (if not paid within such time) at the rate of fifteen percent (15%) per annum from the date of the expenditure until paid, if such sums are not paid within forty-five (45) days following submission to Seller of the demand and reasonable documentation of the amount owing. In no event, however, shall the principal sums payable by Seller to the Facility Indemnitee pursuant to this subparagraph exceed the sums that reasonably would have been incurred by Seller had Seller been the party performing such Remedial Activities. In either event, upon demand, Seller shall make such applications, take such actions and execute such documents as may be required to make a member of Seller the "generator," responsible for any Hazardous Material waste created by the performance of such Remedial Activity.

          (c) Subject to Section 10.9(d), Seller shall promptly and diligently undertake and complete Remedial Activity required to be performed by Seller under this Agreement in a good and workmanlike manner and in compliance with this Agreement and all applicable Environmental Requirements and other Laws.
All such Remedial Activities shall be performed only after obtaining the Facility Indemnitees' prior written approval (which shall not be unreasonably withheld or delayed) of all material matters relating to said activity, including, without limitation, (i) the identity of all environmental consultants, contractors and other Persons performing the work, (ii) the plans and specifications for the work, (iii) the time and manner for the performance of the work, (iv) the precautions to be undertaken to protect the site where the work will be performed, and the other activities being conducted thereon, from damage or unreasonable interference, (v) the existence of appropriate warranties, bonds and insurance with respect to the work and the contractors performing the work, (vi) the source of payment for the work, (vii) the choice of any treatment system, pre-treatment system or other major installations and technologies that will be utilized, and (viii) the cleanup goals and other major condition that must be met before such work is deemed complete. During the conduct of a Remedial Activity, Seller shall give the Buyer and any Facility Indemnitees at least three (3) days prior written notice of all material meetings and conferences between Seller and/or its Agents on the one hand and any Governmental Agency or any third party claimant for such work, on the other hand, and shall permit the Buyer and the Facility Indemnitee(s) (or their respective designee(s)) to participate in all such meetings and conferences. No Seller Group member, or anyone under their control shall deliver any report, sampling results, remedial investigation, feasibility study, recommendations, correspondence (other than purely ministerial correspondence) or other documents or proposals concerning an Acquired Facility to any such

Governmental Agency or third party with respect to Remedial Activity required by this Agreement, without the consent of Buyer and any relevant Facility Indemnitees, which consent shall not be unreasonably withheld or delayed and the Seller Group shall promptly give Buyer and such Facility Indemnitee(s) copies of all plans, specifications, contracts, reports, warranties, and other writings prepared in connection with any Remedial Activity required of the Seller Group by this Agreement.

          (d) Notwithstanding anything contained in this Section 10.9 to the contrary, the foregoing provisions regarding the performance and completion of certain Remedial Activities shall apply only to Remedial Activities to be conducted at Acquired Facilities designated in Section 1.5 of the Seller Disclosure Letter as "primary facilities" and shall not apply to the other Acquired Facilities; provided, however, that such limitation of the rights and
                     --------  -------
obligations of the parties pursuant to this sentence shall not modify the parties' rights and obligations with respect to Buyer Indemnified Claims or Seller Indemnified Claims under any other provision of this Agreement.

    X.10 Seller's Duty With Respect to Intellectual Property.  If, at any time
         ---------------------------------------------------
prior to the third anniversary of the Closing any Person brings or threatens to bring, any claim or action against Buyer or any of its Affiliates or any successor to Buyer or any of its Affiliates, alleging that the conduct of, or any product made or sold by, the Business infringes or misappropriates the Intellectual Property of such Person and such conduct or product is substantially the same as the conduct or products, as the case may be, of the Business prior to the Closing, then regardless of whether such claim would be subject to any indemnity under this Article X, Seller shall, at Seller's expense, cooperate in a reasonable manner with, and assist, Buyer or any of its Affiliates in the defense of such claim or action, including by making available to Buyer or any of its Affiliates (any documents, materials or information relevant to Buyer's) or any of its Affiliates' defense of such action, claim or potential claim; provided, however, that Seller shall not have any obligation to provide information covered by attorney-client privilege.

    X.11 Waivers and Survival.  It is expressly acknowledged by each member of
         --------------------
the Seller Group and Buyer that the obligations of the parties under Sections
10.2 and 10.4 are independent of all other promises made by the parties in this Agreement or otherwise and are intended to allocate risk of loss with respect to the matters covered by such provisions solely to the indemnitors therein identified, without regard to the conduct of any person or any other fact or circumstance. Therefore the parties further agree that the acts and omissions of any indemnitee identified in Section 10.2 or 10.4 or any other Person (whether active, passive, negligent, wrongful, in violation of this Agreement or any other agreement) shall not impair the right of the indemnitees benefitted by said Sections to enforce the obligations of the indemnitors thereunder. The obligations and rights of said indemnitees are in addition to, independent from, and severable from the rights and obligations of the parties under this Agreement and shall survive, notwithstanding the termination, expiration or breach of this Agreement, any Related Agreement, or any other Contract between any of the parties hereto and notwithstanding any other act or omission of any Person, whether or not such acts are in violation of the express provisions of this Agreement. The provisions of this Article X shall survive the Closing and any subsequent sale, transfer, assignment, or hypothecation of any Acquired Asset, Newco Asset, Joint Venture Asset or any interest in an indemnitee to any Person.

                                  ARTICLE XI

                                  TERMINATION

     XI.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing as provided below:

          (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to Closing;

          (b) This Agreement may be terminated by Buyer any time within the five-day period beginning forty-five (45) days after the date hereof by giving written notice to Seller during such period, if Buyer shall not have obtained, investigated and approved in its sole discretion such reports and information concerning the Joint Ventures, including the Intellectual Property, accounting, financial, environmental, employee and legal affairs of the business of the Joint Ventures;

          (c) This Agreement may be terminated by (i) either Buyer, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Seller, which has not been cured within thirty (30) days following receipt by Seller of notice of such breach, or Seller if there has been a material breach of any representation, warranty, covenant or agreement on the part of Buyer, which breach has not been cured within thirty (30) days following receipt by Buyer of notice of such breach, or (ii) either Buyer or Seller, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable;

          (d) Buyer or Seller may terminate this Agreement if the Closing shall not have occurred on or before November 30, 1998; provided that the right to terminate this Agreement under this Section 11.1(d) shall not be available to
(x) Buyer, if such party has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date or
(y) Seller, if such party has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (e) This Agreement may be terminated by (i) Buyer within twenty (20) days after the later of the date on which Buyer receives the Seller Disclosure Letter and 30 days from the date hereof by delivery to Seller of written Disclosure Objection notice, or (ii) Seller within twenty (20) days after the later of the date on which Seller receives the Buyer Disclosure Letter and thirty (30) days from the date hereof by delivery to Buyer of written Disclosure Objection notice;

          (f) Buyer or Seller may terminate this Agreement anytime within the five-day period beginning forty-five (45) days after the date hereof by giving written notice to the other party during such five-day period if the parties hereto have not agreed (i) on the terms and conditions of the JV Amendments and related matters contemplated by Section 6.12 hereof, or (ii) on the terms and conditions of the agreements and related matters with respect to Italian Operating Company as contemplated by Section 6.6 hereof; or

          (g) Seller may terminate the Agreement any time during the five day period commencing with delivery by Buyer to Seller of the final Transferred Contract Schedule by giving written notice to Buyer, in the event such schedule lists less than substantially all the Contracts disclosed in the Seller Disclosure Letter (other than Excluded Contracts).

     XI.2 Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement by either Buyer or Seller as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of any party hereto or any of its respective Affiliates, officers, directors or shareholders except to the extent that such termination results from any intentional or knowing breach by a party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement.

     XI.3 Further Provisions.  Termination by either party in accordance with
          ------------------
any provision of Section 11.1 shall be effective immediately upon the giving of notice thereof.


                                  ARTICLE XII

                                 MISCELLANEOUS

     XII.1 Further Assurances.  From time to time hereafter, Buyer and Seller
           ------------------
shall execute and deliver such other instruments of transfer and assumption and take such further action, including providing access to necessary books and records as the other may reasonably request to carry out the transfer of the Acquired Assets and as otherwise may be reasonably required in connection with effecting or carrying out the provisions of this Agreement.

     XII.2 Specific Performance.  Each of the parties hereto acknowledges and
           --------------------
agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in all material respects in accordance with their specific terms or were otherwise breached.
Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provision hereof in any action instituted in any foreign or domestic court having subject matter jurisdiction, to the extent permitted by applicable law.

    XII.3 No Waiver.  Except as expressly provided in this Agreement, nothing
          ---------
contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such or any other covenant, obligations, condition or agreement by the party entitled to the benefit thereto.

    XII.4 Severability.  If any provisions hereby shall be held invalid or
          ------------
unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and, subject to applicable Law, shall not affect the validity or effect of any other provisions hereof.

    XII.5 No Third Party Beneficiary.  Nothing herein, expressed or implied, is
          --------------------------
intended to or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

    XII.6 Entire Agreement; Amendments.  This Agreement and the Related
          ----------------------------
Agreements are intended as a complete statement of the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior statements, representations, discussions, agreements, draft agreements and undertakings, whether written or oral, express or implied, of any and every nature with respect thereto. This Agreement may only be amended by written agreement of the parties hereto.

    XII.7 Assignment.  No party may assign any of its rights or delegate any of
          ----------
its duties under this Agreement without the consent of the other party or parties hereto, provided that Buyer may assign some or all of its rights hereunder to one or more wholly owned Subsidiaries of Buyer without being required to obtain any such consent.

    XII.8 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES GOVERNING CONFLICTS OF LAW.

    XII.9 Notices.  All notices, requests, demands, and other communications
          -------
under this Agreement shall be in writing and shall be delivered personally (including by courier) or given by facsimile transmission to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other pursuant to this provision) and shall be deemed given when so received:

          (i)  if to Buyer, to:

               Micron Technology, Inc.
               8000 South Federal Way
               Boise, Idaho 83716-9632
               Telephone:   (208) 368-4517
               Facsimile:   (208) 368-4540

               Attention:   Roderic W. Lewis, Esq.
                            General Counsel

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California  94304
               Telephone:   (650) 493-9300
               Facsimile:   (650) 493-6811

               Attention:   John A. Fore, Esq.

        (ii)   if to Seller, to:

               Texas Instruments Incorporated
               8505 Forest Lane
               MS 8658
               Dallas, Texas  75243
               Telephone:   (972) 480-5050
               Facsimile:   (972) 480-5061

               Attention:   Richard J. Agnich, Esq.
                            General Counsel

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Telephone:   (212) 450-4277
               Facsimile:   (212) 450-4800

               Attention:   Paul R. Kingsley, Esq.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

   XII.10 Fees and Expenses.  Except as otherwise set forth herein or in any of
          -----------------
the Related Agreements, all costs and expenses, including all fees and expenses of attorneys, investment bankers, lenders, financial advisors and accountants, in connection with the negotiations, preparation, execution and delivery of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and any governmental or regulatory filings, including any required filings under the HSR Act or with respect to the European Union, shall be paid by the party incurring such costs and expenses.

   XII.11 Table of Contents; Headings; Schedules.  The table of contents and
          --------------------------------------
section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits, unless otherwise identified, are to Articles and Sections of, and Schedules and Exhibits to, this Agreement.

   XII.12 Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

   XII.13 Publicity.  So long as this Agreement is in effect, Buyer and Seller
          ---------
shall promptly advise, consult and cooperate with the other prior to issuing, or permitting any of its Subsidiaries, directors, officers, employees or Agents to issue, any press release or other statement to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                                    MICRON TECHNOLOGY, INC.


                                    By:  /s/ Steven R. Appleton
                                        ---------------------------
                                        Name:
                                        Title:


                                    TEXAS INSTRUMENTS INCORPORATED


                                    By:  /s/ Thomas J. Engibous
                                        ---------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A

               DESCRIPTION OF ACQUIRED ASSETS AND EXCLUDED ASSETS


ACQUIRED ASSETS:

     The term "Acquired Assets" means all assets, properties and rights of Seller, its Subsidiaries or any of their Affiliates primarily related to or primarily used in the Business (excluding the Excluded Assets), including the following:

      1.  All of the capital stock of Italian Newco;

      2.  All of the capital stock of Singapore Newco;

      3.  All of the assets of Twinstar;

      4.  All Owned Facilities;

      5. All tangible personal property assets (i) relating to research and development, marketing, and administrative functions of the Business located in: Dallas, Texas; Houston, Texas; Italy; Singapore and (ii) primarily used by employees of the Business and employed by Buyer after giving effect to the transactions contemplated hereby;

      6. All of the capital stock in TECH and KTI owned by Seller or any Affiliate of Seller;

      7. All rights of Seller, its Subsidiaries or any of their Affiliates under the JV Agreements;

      8.  All rights under all Transferred Contracts;

      9. Wherever located, all inventory to the extent primarily relating to or primarily used in the Business (including any finished goods related to Texas Instruments-Acer Incorporated);

      10. All accounts receivable to the extent primarily related to the Business (which shall not include accounts receivable that cannot be identified primarily related to the Business);

      11. All Acquired Intellectual Property including all tangible embodiments of such Acquired Intellectual Property;

      12. All assets identified on the CARS list included in Section 4.1 (e) to the Seller Disclosure Letter;

      13. All software and computer programs owned by the Seller primarily related to or primarily used in the Business; and

      14. Any other assets specified by Buyer and agreed to by Seller in writing.


     For purposes of this Agreement, Acquired Assets shall also include all assets, properties and rights of Seller, its Subsidiaries or any of their Affiliates with respect to the operations and business of Italian Operating Company and Singapore Operating Company, and each of their Subsidiaries, primarily related to or primarily used in the Business (excluding Excluded Assets), including those assets of the nature set forth in 1 to 14 above.

EXCLUDED ASSETS:

     The term "Excluded Assets" means the following:

          1.  Cash or cash equivalents;

          2.  Patents and Patent applications issued or filed prior to Closing;

          3. Rights of Seller under Patent license agreements with third parties;

          4.  Insurance policies and claims thereunder;

          5.  The Transition Agreement;

          6. Co-development and technology transfer agreements with Hitachi and Mitsubishi;

          7. Rights of Seller under the agreement, dated March 3, 1998, by and among Seller, Acer Incorporated and Texas Instruments-Acer Incorporated, as amended;

          8. Any land, building and/or facilities other than all of the land, buildings and facilities located at, or primarily used in connection with operations at, Avezzano, Twinstar and Singapore A/T sites (collectively, "Acquired Fab Sites");

          9. Any mainframe, network or server equipment, other than network or server equipment (i) used exclusively in the Business (ii) located at any of the Acquired Fab Sites or (iii) located at any building, facility or office primarily relating to or primarily used in the Business;

          10. Rights under the TI Undertaking, dated November 15, 1995, between Seller, TECH and Citicorp Investment Bank (Singapore) Limited with respect to the return of money placed in escrow by Seller pursuant thereto;

          11. Any intercompany receivables, payables, loans or other accounts, to the extent the same are Excluded Liabilities;

          12. (a) All equipment (except for tangible personal property such as personal computers and workstations primarily used by employees of the Business hired by Buyer as contemplated hereby) located at any of the following locations:

                  Kilby Building (KFAB)        (Design & R&D/Productization/
                                               wafer fab)
                  Stafford II (Houston)        (QRA/Failure Analysis Laboratory)
                  Executive Center I, II, III  (Administration)

            (b) All equipment located at the Floyd Road South site except for Test Technology Center (TTC) inventory, testers and equipment used exclusively in memory tester development and manufacturing, and tangible personal property such as personal computers and workstations primarily used by employees of the Business hired by Buyer as contempla ted hereby.

            (c) All equipment located at any of the following locations except for tangible personal property such as personal computers and workstations primarily used by employees of the Business hired by Buyer of the Business as contemplated hereby:

                  Forest Lane         (Design & R&D/Production/Administration)
                  East Building/DP1   (Design & R&D/Productization/wafer
                                      fab/Failure Analysis lab)
                  DMOS 6              (Design & R&D/Productization/wafer fab)
                  Stafford I          (Sales/Marketing/Administration)
                  Hiji, Japan         (Assembly/Test)

            (d)   All assets located at any of the following locations:

                  Bangalore, India Design center
                  Miho, Japan Wafer fab and design engineering test Shibaura, Tokyo, Japan Marketing, PDE, administration Hsinchu, Taiwan Product and Design Engineering
                  Lubbock (LMOS) 6" wafer fab (EPROM and Flash production) Security Building Calibration Laboratory
                  Local sales offices
                  Midland-Odessa military memory operation

            All tangible personal property associated with personnel not hired by Buyer, other than any property located at any of the Acquired Fab Sites, provided that tangible personal property associated with certain administrative and marketing personnel located in Singapore that are not to be hired by Buyer as agreed by Buyer and Seller shall be considered Excluded Assets.

            Notwithstanding anything herein to the contrary, none of the assets listed on the MMP CARS ledger as of 3/31/98 (other than as provided in clause 12(d) above), as of the date hereof or as of the Closing Date, shall be Excluded Assets. In addition, for purposes of the definition of Excluded Assets, references to "located at" shall mean located at the referred to facility as of the date hereof.

        13. Tax assets that (i) would be properly classified as a current asset if required to be included in the Closing Balance Sheet), (ii) constitute VAT related receivables, or (iii) constitute a refund or credit of Seller's Taxes.

        14. Any other assets specified by Buyer and agreed to by Seller.

                                   EXHIBIT B

          DESCRIPTION OF ASSUMED LIABILITIES AND EXCLUDED LIABILITIES


ASSUMED LIABILITIES:

     "Assumed Liabilities" means the following, and only the following, specific Liabilities of the Seller Group, other than Excluded Liabilities:

          1. Liabilities (other than Tax Liabilities) existing immediately prior to the Closing (the "Effective Time") to the extent reflected as a Liability on the Closing Balance Sheet or reserved for in an identified reserve on such Closing Balance Sheet, but only to the extent of the obligation to make payment of any item so reflected or reserved for;

          2. All outstanding principal and accrued and unpaid interest on the existing indebtedness relating directly to the Avezzano facility as of the Closing Date but in no event in excess of 345,296 million Italian Lire principal amount and the related guarantees of such indebtedness ;

          3. All Liabilities (other than Excluded Liabilities) solely with regard to conditions or events occurring after the Effective Time arising under or pursuant to Transferred Contracts;

          4. All accrued paid time off for Transferred Business Employees pursuant to Section 8.5(a) of this Agreement; and

          5. Any other Liability specified by Buyer and agreed to by Seller in writing.

     For purposes of this Agreement, Assumed Liabilities shall also include the specific Liabilities of Italian Operating Company and Singapore Operating Company of the type described in clause 1 through 5 above.

EXCLUDED LIABILITIES:

     "Excluded Liabilities" means all liabilities, other than Assumed Liabilities, including the following liabilities of Seller, the Seller Group, Subsidiaries, any Affiliates thereof, or otherwise related to the Business or the Acquired Asset (except non-Tax Liabilities to the extent reflected as a liability on the Closing Balance Sheet or reserved for in an identified reserve on the Closing Balance Sheet):

    1. Any Liabilities under and pursuant to any agreement on account of monies owed or owing on or prior to the Effective Time or liabilities accruing thereunder prior to the Effective Time;

    2. All Liabilities with respect to Contracts which are not Transferred Contracts;

    3.  Transfer Taxes;

    4.  Seller's Taxes;

    5. Any Liability or obligation arising out of or in any way relating to or resulting from any product sold on or prior to the Effective Time (including any liability for product returns or for claims made for injury to person, damage to property or other damage, whether made in product liability, tort, breach of warranty or otherwise);

    6. Any Liability with respect to any claim asserted after the Effective Time where the conduct giving rise to such claim first occurred prior to the Effective Time;

    7. Any Liability with respect to any suits, actions, claims or proceedings pending against Seller, its Subsidiaries or any of its Affiliates to the extent any such suits, actions, claims or proceedings exist on or prior to the Effective Time or relate to events, circumstances, conduct or transactions occurring or existing at or prior to the Effective Time except to the extent expressly included as an Assumed Liability;

    8. Any Liability to a third party for infringement or other violation under Intellectual Property or other proprietary rights, including, but not limited to, claims arising out of the manufacture, use, offer for sale, import or sale of goods, devices or apparatus, the performance of any process or services, or the copying, modifying, distributing, performing or displaying of any work or mask work, to the extent such claims relate to events, circumstances, conduct or transactions occurring or existing at or prior to the Effective Time;

    9. Any Liabilities, incurred by any member of the Seller Group in connection with performing its obligations under this Agreement or in consummating the transactions contemplated hereby except to the extent Buyer has expressly agreed to pay a third party or reimburse Seller on this Agreement;

   10. Any Liabilities for any breach or failure to perform any covenants and agreements contained in, or made pursuant to, this Agreement, or, on or prior to the Effective Time, any other Contract, whether or not assumed hereunder, including any breach arising from assignment of Contracts hereunder without consent of third parties;

   11. Liabilities for any violation of or failure to comply with any Law, to the extent such violations or failures relate to events, circumstances, conduct or transactions occurring or existing at or prior to the Effective Time;

   12.  All Retained Environmental Liabilities;

   13.  The Transition Agreement;

   14. All Liabilities under Title IV of ERISA or Section 412 of the Code or any plan or contract governed thereby; and

   15.  Any other Liability specified by Buyer and agreed to by Seller.

                                                                       EXHIBIT D
                                                                       ---------

                              MARCH BALANCE SHEET


                                                          MARCH 31, 1998
                                                          --------------
                                                               ($M)
                                                               ----
1)  Accounts receivables (Net)                                 244.4
2)  Inventory (Net)                                            146.9
    Prepaid Assets                                               2.7

    TOTAL CURRENT ASSETS                                       394.0

3)  Net Fixed Assets                                           621.6
    Investment in JVs (Net)                                     44.3
    Other Assets                                                 8.8

    TOTAL ASSETS                                              1068.7

    LIABILITIES

    Accounts Payable                                           109.6

4)  Accrued Income Taxes                                           0
    Accrued Profit Sharing                                       6.8
    Other Accrued Liabilities                                   62.1

5)  Long Term Debt -- Current                                   15.4

    TOTAL CURRENT LIABILITIES                                  193.9

5)  Long Term Debt                                             177.0
    Deferred Incentive Balance                                   1.7

4)  Accrued Pension/Retirement                                  17.8
    Deferred Credit                                             25.5

6)  TOTAL LIABILITIES                                          415.9

1) Any allocated receivables will either be specifically identified and included in Acquired Assets or excluded from the Preliminary Balance Sheet and the Adjusted Balance Sheet.
2)  Excludes $5.7M of WIP inventory in Japan related to Miho production.
3) Excludes approximately $11M of CIP/PP&E associated with the Test Technology Center (TTC). These assets identified with MMP can be transferred as part of the Acquired Assets. Also excluded is PP&E in Miho, Japan and Bangalore, India.
4) Accrued income taxes and US pension obligations have been excluded and will be retained by Seller.
5) Total current and non-current long-term debt equivalent at 3/31 to 345,296 million lira.
6) Any other liability balances discharged or retained by TI as of the Closing will be excluded from the Preliminary Balance Sheet and the Adjusted Balance Sheet.

                                                                       EXHIBIT E
                                                                       ---------

                  SECURITIES RIGHTS AND RESTRICTIONS AGREEMENT


     THIS SECURITIES RIGHTS AND RESTRICTIONS AGREEMENT (this "AGREEMENT") is made as of [_________], 1998, between MICRON TECHNOLOGY, INC., a Delaware corporation ("MICRON"), and TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation ("TI").


                                    RECITALS
                                    --------

     A. Pursuant to the terms of the Acquisition Agreement dated as of June [__], 1998 (the "ACQUISITION AGREEMENT"), by and between Micron and TI, Micron (in part through certain of its subsidiaries) is simultaneously herewith acquiring from TI (and certain of its subsidiaries) the Acquired Assets (as defined in the Acquisition Agreement) and assuming from TI (and certain of its subsidiaries) the Assumed Liabilities (as defined in the Acquisition Agreement).

     B. In connection with the transactions contemplated by the Acquisition Agreement, Micron has agreed to issue to TI (i) 28,933,092 unregistered shares (the "SHARES") of Micron's Common Stock par value, $0.10 per share (the "COMMON STOCK"), (ii) $740 million aggregate principal amount of Micron's 6-1/2% Convertible Subordinated Notes due [_______], 2005, convertible into Common Stock at a purchase price of $60 per share (the "2005 CONVERTIBLE NOTES") and
(iii) $210 million aggregate principal amount of Micron's 6-1/2% Subordinated Notes due [_______], 2005 (THE "SUBORDINATED NOTES").

     C. The Acquisition Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Acquisition Agreement, the parties hereto hereby agree as follows:


                                   SECTION 1

                                  DEFINITIONS

      1.1 Certain Definitions.  As used in this Agreement:
          -------------------

          (a) "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this definition, "CONTROL" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          (b) "BENEFICIAL OWNERSHIP" or "BENEFICIAL OWNER" has the meaning provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Securities hereunder mean beneficial ownership.

          (c) "CHANGE IN CONTROL OF MICRON" shall mean a merger, consolidation or other business combination or the sale of all or substantially all of the assets of Micron (other than a transaction pursuant to which the holders of the voting stock of Micron outstanding immediately prior to such transaction have the entitlement to exercise, directly or indirectly, fifty percent (50%) or more of the Total Voting Power of the continuing, surviving entity or transferee immediately after such transaction).

          (d) "DEMAND REGISTRATION STATEMENT" has the meaning set forth in
Section 4.1(a).

          (e) "DEMAND REQUEST" has the meaning set forth in Section 4.1(a).

          (f) "DEMAND/TRANCHE MANAGING UNDERWRITERS" has the meaning set forth in Section 4.4(c).

          (g) "DEMAND/TRANCHE MARKET CUT-BACK" has the meaning set forth in
Section 4.4(d).

          (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (i) "GROUP" or "GROUP" shall have the meaning provided in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder, but shall exclude any institutional underwriter purchasing Voting Securities of Micron in connection with an underwritten registered offering for purposes of a distribution of such securities.

          (j) "INDEMNIFIED PARTY" has the meaning set forth in Section 4.6(c).

          (k) "INDEMNIFYING PARTY" has the meaning set forth in Section 4.6(c).

          (l) "MICRON PUBLIC OFFERING LOCK-UP" has the meaning set forth in
Section 4.9(b).

          (m) "PERSON" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (n) "PIGGYBACK MARKET CUT-BACK" has the meaning set forth in Section 4.3.(c).

          (o) "PIGGYBACK REGISTRABLE SECURITIES" has the meaning set forth in
Section 4.3.(a).

          (p) "PIGGYBACK REGISTRATION STATEMENT" has the meaning set forth in
Section 4.3(a).

          (q) "PIGGYBACK REQUEST" has the meaning set forth in Section 4.3.(a).

          (r) "PIGGYBACK UNDERWRITING AGREEMENT" has the meaning set forth in
Section 4.3.(b).

          (s) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (t) "REGISTRABLE SECURITIES" means (i) the Shares, (ii) the 2005 Convertible Notes, (iii) any Common Stock issued or issuable upon conversion of the 2005 Convertible Notes and (iv) any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, or similar transaction.

          (u) "REGISTRATION EXPENSES" has the meaning set forth in Section
4.5(a).

          (v) "RESTRICTED SECURITIES" has the meaning set forth in Section
3.3(a).

          (w) "SECURITIES ACT" means the Securities Act of 1933, as amended.

          (x) "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (y) "SHELF REGISTRABLE SECURITIES" has the meaning set forth in
Section 4.2(a).

          (z) "SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 4.2(a).

          (aa)  "SHELF REQUEST" has the meaning set forth in Section 4.2(a).

          (bb)  "SUSPENSION CONDITION" has the meaning set forth in Section
4.4(f).

          (cc) "TI CONFLICT OF INTEREST TRANSACTION" means (i) any transaction (including the issuance of Micron securities or a transaction of which the issuance of such securities is a part) between Micron and a competitor of TI in any of the businesses in which TI is engaged, or has announced an intention to become engaged or (ii) any other transaction with respect to which TI has a significant interest that conflicts with the interests of Micron or the other stockholders of Micron as stockholders. For purposes of clause (i) of the preceding sentence, the "announced intentions" of TI at any time may be established by reference to press releases and any materials filed with the SEC or otherwise disclosed to the public pursuant to the Securities Act or the Exchange Act. For purposes of clause (ii) of such sentence, TI shall be deemed to have a substantial interest that conflicts with the interests of Micron and the other stockholders of Micron as stockholders in any situation in which TI has a substantial economic interest (direct or indirect) in the transaction that is greater than and contrary to its economic interest as a stockholder of Micron.

          (dd)  "TI POOLING TRANSACTION LOCK-UP" has the meaning set forth in
Section 4.9(a).

          (ee)  "TI PUBLIC OFFERING LOCK-UP" has the meaning set forth in
Section 4.9(a).

          (ff)  "TRANCHE REGISTRABLE SECURITIES" has the meaning set forth in
Section 4.2(b).

          (gg)  "TRANCHE REQUEST" has the meaning set forth in Section 4.2(b).

          (hh) "VOTING SECURITIES" means (i) all securities of Micron, entitled, in the ordinary course, to vote in the election of directors of Micron and (ii) for the purposes of this Agreement only, all securities of Micron convertible into or exchangeable or exercisable for shares of Common Stock (including the Convertible Notes), the Voting Power of which shall be deemed equal to the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such securities. Voting Securities shall not include stockholder rights or other comparable securities having Voting Power only upon the happening of a trigger event or comparable contingency and which can only be transferred together with the Voting Securities to which they attach. References herein to meetings of holders of Voting Securities shall include meetings of any class or type thereof (including without limitation meetings of holders of the Convertible Notes).

          (ii) "VOTING POWER" or "TOTAL VOTING POWER" of Micron (or any other corporation) refer to the votes or total number of votes which at the time of calculation may be cast in the election of directors of Micron (or such corporation) at any meeting of stockholders of Micron (or such corporation) if all securities entitled to vote in the election of directors of Micron (or such corporation) were present and voted at such meeting; provided that for purposes of references herein made to any Person's "Voting Power" or percentage beneficial ownership of "Total Voting Power," any rights (other than rights referred to in any rights plan of Micron (or any such other corporation) or a successor to such rights plan so long as such rights can only be transferred together with the Voting Securities to which they attach) of such Person to acquire Voting Securities (whether or not the exercise of any such right shall be conditioned upon the passage of time or any other contingency) shall be deemed to have been exercised in full.

          (jj)  "180-DAY LIMITATION" has the meaning set forth in Section
4.4(a).

          (kk) "2004 CONVERTIBLE NOTES" means Micron's 7% Convertible Subordinated Notes due July 1, 2004, and the term "CONVERTIBLE NOTES" means the 2004 Convertible Notes and the 2005 Convertible Notes.

     All capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Acquisition Agreement.

                                   SECTION 2

                        STANDSTILL AND RELATED COVENANTS

      2.1 TI Ownership of Micron Securities.  On the date hereof, and without
          ---------------------------------
giving effect to the transactions contemplated by the Acquisition Agreement, neither TI nor any Affiliate of TI beneficially owns any Voting Securities of Micron (excluding any officers and directors of TI and any employee benefit or pension plan of TI).

      2.2 Standstill Provisions.  TI shall not acquire, directly or indirectly,
          ---------------------
and shall not cause or permit any Affiliate of TI (excluding any officers and directors of TI and any employee benefit or pension plan of TI) to acquire, directly or indirectly (through market purchases or otherwise), record or beneficial ownership of any Voting Securities of Micron without the prior written consent of the Board of Directors of Micron; provided, however, that the prior written consent of the Board of Directors of Micron shall not be required for the acquisition of any Voting Securities of Micron pursuant to the conversion of any of the 2005 Convertible Notes or resulting from a stock split, stock dividend or similar recapitalization by Micron. Nothing contained in this
Section 2.2 shall adversely affect any right of TI to acquire record or beneficial ownership of Voting Securities of Micron pursuant to any rights plan instituted by Micron.

      2.3 Voting.  Unless the Board of Directors of Micron otherwise consents in
          ------
writing in advance, TI shall take such action (and shall cause each Affiliate of TI that beneficially owns Voting Securities of Micron to take such action) as may be required so that all Voting Securities of Micron beneficially owned by TI (or any such Affiliate of TI) from time to time are voted on all matters to be voted on by holders of Voting Securities of Micron in the same proportion (for, against and abstain, with lost, damaged or disfigured ballots counting as abstentions to the extent that they cannot be counted as for or against under applicable law) as the votes cast by the other holders of Voting Securities of Micron with respect to such matters; provided, however, that all Voting Securities of Micron beneficially owned by TI (or any Affiliate of TI) from time to time may be voted as TI (or any such Affiliate of TI) determines in its sole discretion on any matter presented to the holders of Voting Securities of Micron (by any Person other than TI, any Affiliate of TI or an "ASSOCIATE" of any of them, as such term is defined in Rule 12b-2 under the Exchange Act), to approve
(i) any merger, consolidation or other business combination involving Micron,
(ii) any sale of all or substantially all of the assets of Micron, (iii) any issuance of equity or equity-linked securities of Micron requiring stockholder approval pursuant to applicable stock exchange rules; provided, however, that neither TI nor any Affiliate of TI shall be entitled to vote on any matter set forth in clauses (i), (ii) or (iii) hereof that constitutes, involves or is part of, a TI Conflict of Interest Transaction. TI (or any Affiliate of TI), as the holder of Voting Securities of Micron, shall use its best efforts to be present, in person or by proxy, at all meetings of the stockholders of Micron so that all Voting Securities of Micron beneficially owned by TI (or such Affiliate of TI) from time to time may be counted for the purposes of determining the presence of a quorum at such meetings. The foregoing provision shall also apply to the execution by TI of any written consent in lieu of a meeting of holders of Voting Securities of Micron or any class thereof.

      2.4 Voting Trust.  TI shall not, and shall not cause or permit any
          ------------
Affiliate of TI to, deposit any Voting Securities of Micron in a voting trust or, except as otherwise provided herein, subject any Voting Securities of Micron to any arrangement or agreement with respect to the voting of such Voting Securities of Micron.

      2.5 Solicitation of Proxies.  Without the prior written consent of the
          -----------------------
Board of Directors of Micron, TI shall not, and shall not cause or permit any Affiliate of TI to, directly or indirectly (i) initiate, propose or otherwise solicit Micron stockholders for the approval of one or more stockholder proposals with respect to Micron or induce or attempt to induce any other Person to initiate any stockholder proposal, (ii) make, or in any way participate in, any "SOLICITATION" of "PROXIES" (as such terms are defined or used in Regulation 14a-1 under the Exchange Act) with respect to any Voting Securities of Micron, or become a "PARTICIPANT" in any "ELECTION CONTEST" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act), with respect to Micron or
(iii) call or seek to have called any meeting of the holders of Voting Securities of Micron.

      2.6 Acts in Concert with Others.  Except as contemplated herein, TI shall
          ---------------------------
not, and shall not cause or permit any Affiliate of TI, to participate in the formation, or encourage the formation, of any Person which owns or seeks to acquire beneficial ownership of, or otherwise acts in concert in respect of the voting or disposition of, Voting Securities of Micron. Without limiting the generality of the foregoing, and except as contemplated herein, TI shall not, and shall not cause or permit any Affiliate of TI to: (i) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Voting Securities of Micron; (ii) seek election to or seek to place a representative on the Board of Directors of Micron; (iii) seek the removal of any member of the Board of Directors of Micron; (iv) otherwise seek control of the management, Board of Directors or policies of Micron; (v) solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction with Micron or any Affiliate thereof, or any restructuring, recapitalization or similar transaction with respect to Micron or any Affiliate thereof; (vi) solicit, make or propose or encourage or negotiate with any other Person with respect to, or announce an intent to make, any tender offer or exchange offer for any Voting Securities of Micron; (vii) disclose an intent, purpose, plan or proposal with respect to Micron or any Voting Securities of Micron inconsistent with the provisions of this Agreement, including an intent, purpose, plan or proposal that is conditioned on or would require Micron to waive the benefit of or amend any provision of this Agreement; or (vii) assist, participate in, facilitate, encourage or solicit any effort or attempt by any Person to do or seek to do any of the foregoing. TI shall not, and shall not cause or permit any Affiliate of TI to, encourage or render advice to or make any recommendation or proposal to any Person to engage in any of the actions covered by Section 2.5 and this Section 2.6 hereof.

      2.7 Termination.  The provisions of this Article 2 shall terminate upon
          -----------
the earlier to occur of: (i) such time as TI (together with all Affiliates of TI) beneficially owns in the aggregate Voting Securities of Micron representing less than five percent (5%) of the Total Voting Power of Micron; or (ii) the closing or other completion of a Change in Control of Micron.

                                   SECTION 3

                          RESTRICTIONS ON TRANSFER OF
                  SECURITIES; COMPLIANCE WITH SECURITIES LAWS

      3.1 Restrictions on Transfer of Voting Securities of Micron.  Subject to
          -------------------------------------------------------
Section 3.6 hereof, TI shall not, and shall not cause or permit any Affiliate of TI to, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any Voting Securities of Micron, now or hereafter acquired, or with respect to which TI (or any Affiliate of TI) has or hereafter acquires the power of disposition (or enter into any agreement or understanding with respect to the foregoing), except as set forth below:

          (a) to Micron, or any Person or group approved in writing in advance by the Board of Directors of Micron;

          (b) to any wholly-owned subsidiary of TI, so long as such subsidiary agrees in writing (in form reasonably acceptable to counsel for Micron) to hold such Voting Securities of Micron subject to all the provisions of this Agreement, and so agrees to transfer such Voting Securities of Micron to TI or another wholly-owned subsidiary of TI if it ceases to be a wholly-owned subsidiary of TI;

          (c) pursuant to a firm commitment, underwritten public offering of Voting Securities of Micron registered under the Securities Act; provided, however, that such offering is structured to distribute such securities through an underwriter in accordance with procedures designed to ensure (as far as is practically possible) that beneficial ownership of the Voting Securities of Micron with aggregate Voting Power of more than five percent (5%) of the Total Voting Power of Micron then in effect shall not be transferred during such underwriting to any single Person or group;

          (d) through a sale of Voting Securities of Micron pursuant to Rule 144 under the Securities Act; provided, however, that any such sale (i) complies with the manner of sale provisions under paragraph (f) of Rule 144 or (ii) is of securities with Voting Power aggregating less than five percent (5%) of the Total Voting Power of Micron and is not made knowingly directly or indirectly to: (A) any Person or group which has theretofore filed a Schedule 13D with the SEC with respect to any class of "EQUITY SECURITY" (as defined in Rule 13a11-1 under the Exchange Act) of Micron and which, at the time of such sale, continues to reflect beneficial ownership in excess of five percent (5%) of the Total Voting Power of Micron; (B) any Person or group known to TI (without inquiry or investigation) to beneficially own in excess of five percent (5%) of any Voting Securities of Micron or to be accumulating stock on behalf of or acting in concert with any such Person or group or a Person or group contemplated by clause (A) above; or (C) any Person or group that has announced or commenced an unsolicited offer for any Voting Securities of Micron or publicly initiated, proposed or otherwise solicited Micron stockholders for the approval of one or more stockholder proposals with respect to Micron or publicly made, or in any way participated in, any "SOLICITATION" of "PROXIES" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any Voting Securities of Micron, or become a "PARTICIPANT" in any "ELECTION CONTEST" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act);

          (e) pursuant to any private sale of Voting Securities of Micron exempt from the registration requirements under the Securities Act, provided that no such sale may be made (i) to any Person or group which, after giving effect to such sale, will beneficially own or have the right to acquire Voting Securities of Micron with aggregate Voting Power of more than five percent (5%) of the Total Voting Power of Micron unless such Person or group is an institutional investor that acquires such Voting Securities solely for investment, in which case the total number of Voting Securities that may be sold to such Person or group shall be limited so that such Person or group shall not own or have the right to acquire more than ten percent (10%) of the Total Voting Power of Micron after giving effect to the proposed sale; and, provided, further, that any such purchaser (and any transferee of such purchaser) shall agree to take and hold such securities subject to the provisions and upon the conditions specified in this Article 3, and it will be a condition precedent to the effectiveness of any such transfer that TI shall have delivered to Micron a written agreement of such purchaser to that effect in form and substance reasonably satisfactory to Micron;

          (f) in response to an offer to purchase or exchange for cash or other consideration any Voting Securities, which in any case is not opposed by the Board of Directors of Micron within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the stockholders of Micron of such Board's position with respect to such offer, or, if no such regulations are applicable, within ten (10) business days of the commencement of such offer, or pursuant to a merger, consolidation or other business combination involving Micron approved by the Board of Directors of Micron; or

          (g) subject to Micron's prior consent (which shall not be unreasonably withheld), pursuant to bona fide pledges of such Restricted Securities to institutional lenders (provided that the number of such lenders to which, or for the benefit of which, such pledges may be made, shall not exceed twenty (20) in the aggregate), to secure a loan, guarantee, letter of credit facility or other indebtedness or financial support; provided that each such lender to which, or for the benefit of which, such pledge is made agrees in writing to hold such Restricted Securities subject to all provisions of this Agreement, including the limitations on any sale or other disposition of such Restricted Securities.

      3.2 Restrictions on Transfer of Subordinated Notes.  Subject to Section
          ----------------------------------------------
3.6 hereof, TI shall not, and shall not cause or permit any Affiliate of TI to, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any of the Subordinated Notes, now or hereafter acquired, or with respect to which TI (or such Affiliate of TI) has or hereafter acquires the power of disposition (or enter into any agreement or understanding with respect to the foregoing), except through a sale of a minimum of $10,000,000 principal amount of Subordinated Notes (and of any integral multiple of $1,000,000 in excess thereof) under Rule 144A under the Securities Act to a "QUALIFIED INSTITUTIONAL BUYER" as defined in such Rule 144A.

      3.3 Restrictive Legends.
          -------------------

          (a) The certificate or certificates representing the (i) the Shares,
(ii) the 2005 Convertible Notes, (iii) any Common Stock issued or issuable upon conversion of the 2005 Convertible Notes and (iv) any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, or similar transaction initially acquired by TI from Micron in accordance with the terms of this Agreement (collectively, the "RESTRICTED SECURITIES") shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES (or, as applicable, CONVERTIBLE NOTES) REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES (or, as applicable, CONVERTIBLE NOTES) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION.

          (b) In addition to the legend provided for in Section 3.3(a), the certificate or certificates representing the Restricted Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THE SHARES (or, as applicable, CONVERTIBLE NOTES) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING ANY SALE, PLEDGE OR OTHER HYPOTHECATION SET FORTH IN AN AGREEMENT DATED AS OF [_______], 1998 BETWEEN THE ISSUER AND TEXAS INSTRUMENTS INCORPORATED, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER AT THE ISSUER'S PRINCIPAL EXECUTIVE OFFICES.

          (c) The certificate or certificates representing the Subordinated Notes shall be stamped or otherwise imprinted with legends substantially in the following form:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE ONLY (A) TO THE ISSUER, OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE

     144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

      3.4 Procedures for Certain Transfers.
          --------------------------------

          (a) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Article 3.

          (b) Prior to any proposed transfer of any Restricted Securities pursuant to Sections 3.1(a), (b), (e) and (g) hereof, TI shall give written notice to Micron of TI's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either: (i) a written opinion of legal counsel (including in-house counsel), who shall be reasonably satisfactory to Micron, addressed to Micron and reasonably satisfactory in form and substance to Micron's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act; or
(ii) a "no action" letter from the SEC and a copy of any request by TI (together with all supplements or amendments thereto), which shall have been provided to Micron at or prior to the time of first delivery to the SEC's staff, to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon TI shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by TI to Micron.

          (c) In connection with any proposed transfer of Restricted Securities pursuant to Section 3.1(d) hereof, TI shall comply with all of the requirements of Rule 144 under the Securities Act and the reasonable requirements of Micron's transfer agent with respect to sales of Restricted Securities pursuant to Rule 144.

          (d) Each certificate evidencing the Restricted Securities transferred as herein provided (other than a transfer pursuant to Section 3.1(c)) shall bear the appropriate restrictive legend set forth (or described) in Section 3.4(a) above, except that such certificate shall not bear such restrictive legend if:
(i) in the opinion of counsel for Micron, such legend is not required in order to establish compliance with any provisions of the Securities Act; (ii) the Restricted Securities have been held by the holder for more than two years, and the holder represents to counsel for Micron that it has not been an "AFFILIATE" (as such term is defined for purposes of Rule 144) of Micron during the three-month period prior to the sale and shall not become an affiliate (as such term is defined for purposes of Rule 144) of Micron without resubmitting the Restricted Securities for reimposition of the legend; or (iii) the Restricted Securities have been sold pursuant to Rule 144 and in compliance with Section 3.1(d). In addition, each certificate evidencing the Restricted Securities transferred pursuant to this Article 3 (other than transfers pursuant to Sections 3.1(c) and 3.1(d) hereof) shall bear the legend set forth in Section 3.3(b) above.

      3.5 Covenant Regarding Exchange Act Filings.  With a view to making
          ---------------------------------------
available to TI the benefits of Rule 144 promulgated under the Securities Act, and any other rules or regulations of the SEC which may at any time permit TI to sell any Restricted Securities without registration, until the date of termination of this Agreement, Micron agrees to use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed under the Exchange Act.

      3.6 Termination.  The provisions of this Article 3 shall terminate upon
          -----------
the later to occur of: (i) the tenth anniversary date of this Agreement and (ii) such time as TI (together with all Affiliates of TI) beneficially owns in the aggregate Voting Securities of Micron representing less than five percent (5%) of the Total Voting Power of Micron or upon the closing or other completion of a Change in Control of Micron.


                                   SECTION 4

                              REGISTRATION RIGHTS

      4.1 Demand Registration.
          -------------------

          (a) If at any time after the six month anniversary date of this Agreement, Micron shall receive from TI a written request (a "DEMAND REQUEST") that Micron register on Form S-3 under the Securities Act (or if such form is not available, any registration statement form then available to Micron) Registrable Securities equal to at least two percent (2%) of the Voting Securities of Micron outstanding on the date of such Demand Request, then Micron shall use commercially reasonable efforts to cause the Registrable Securities specified in such Demand Request (THE "DEMAND REGISTRABLE SECURITIES") to be registered as soon as reasonably practicable so as to permit the offering and sale thereof and, in connection therewith, shall prepare and file with the SEC as soon as practicable after receipt of such Demand Request, a registration statement (a "DEMAND REGISTRATION STATEMENT") to effect such registration; provided, however, that each such Demand Request shall: (i) specify the number of Demand Registrable Securities intended to be offered and sold by TI pursuant thereto (which number of Demand Registrable Securities shall not be less than two percent (2%) of the Voting Securities of Micron outstanding on the date of such Demand Request); (ii) express the present intention of TI to offer or cause the offering of such Demand Registrable Securities pursuant to such Demand Registration Statement, (iii) describe the nature or method of distribution of such Demand Registrable Securities pursuant to such Demand Registration Statement (including, in particular, whether TI plans to effect such distribution by means of an underwritten offering); and (iv) contain the undertaking of TI to provide all such information and materials and take all such actions as may be required in order to permit Micron to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and to obtain any desired acceleration of the effective date of such Demand Registration Statement.

          (b) The procedures to be followed by Micron and TI, and the respective rights and obligations of Micron and TI, with respect to the preparation, filing and effectiveness of Demand Registration Statements and the distribution of Demand Registrable Securities pursuant to Demand Registration Statements under this Section 4.1 are set forth in Section 4.4 hereof.

      4.2 Shelf Registration.
          ------------------

          (a) If at any time after the six month anniversary date of this Agreement, Micron shall receive from TI a written request (a "SHELF REQUEST") that Micron register pursuant to Rule 415(a)(1)(i) under the Securities Act (or any successor rule with similar effect) a delayed offering of Registrable Securities, equal to at least five percent (5%) of the Voting Securities of Micron outstanding on the date of such Shelf Request, then Micron shall use commercially reasonable efforts to cause the Registrable Securities specified in such Shelf Request (the "SHELF REGISTRABLE SECURITIES") to be registered as soon as reasonably practicable so as to permit the sale thereof and, in connection therewith, shall (i) prepare and file with the SEC as soon as practicable after receipt of such Shelf Request, a shelf registration statement on Form S-3 relating to such Shelf Registrable Securities, if such Form S-3 is available for use by Micron (or any successor form of registration statement to such Form S-
3), to effect such registration (a "SHELF REGISTRATION STATEMENT"), to enable the distribution of such Shelf Registrable Securities; provided, however, that each such Shelf Request shall: (i) specify the number of Shelf Registrable Securities intended to be offered and sold by TI pursuant thereto (which number of Shelf Registrable Securities shall not be less than five percent (5%) of the Voting Securities of Micron outstanding on the date of such Shelf Request); (ii) express the intention of TI to offer or cause the offering of such Shelf Registrable Securities pursuant to such Shelf Registration Statement on a delayed basis in the future; (iii) describe the nature or method of the proposed offer and sale of such Shelf Registrable Securities pursuant to such Shelf Registration Statement; and (iv) contain the undertaking of TI to provide all such information and materials and take all such actions as may be required in order to permit Micron to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and to obtain any desired acceleration of the effective date of such Shelf Registration Statement. TI shall not be entitled to make more than one Shelf Request during any three hundred sixty-five (365) day period.

          (b) It is expressly agreed by the parties that the sole purpose of Micron filing and maintaining an effective a Shelf Registration Statement for the delayed offering of Shelf Registrable Securities by TI is to make the process of distributing Registrable Securities by TI more convenient for both parties by reducing or eliminating the need to file a new Demand Registration Statement each time that TI decides to sell Registrable Securities. After a Shelf Registration Statement has been declared effective under the Securities Act by the SEC, then, upon the written request of TI (a "TRANCHE REQUEST"), Micron shall prepare such amendments to such Shelf Registration Statement (including post-effective amendments), if any, and such amendments or supplements to the prospectus relating to the Registrable Securities to be offered thereunder pursuant to such Tranche Request (the "TRANCHE REGISTRABLE SECURITIES"), as is necessary to facilitate the distribution of such Tranche Registrable Securities pursuant to such Tranche Request; provided, however, that such Tranche Request shall: (i) specify the number of Tranche Registrable Securities intended to be offered and sold by TI pursuant thereto (which number of Tranche Registrable Securities shall not be less than two percent (2%) of the Voting Securities of Micron outstanding on the date of such Tranche Request); (ii) express the present intention of TI to offer or cause the offering of such Tranche Registrable Securities pursuant to the Shelf Registration Statement, (iii) describe the nature or method of distribution of such Tranche Registrable Securities pursuant to the Shelf Registration Statement (including, in particular, whether TI plans to effect such distribution by means of an underwritten offering); and (iv) contain the undertaking of TI to provide all such information and materials and take all such actions as may be required in order to permit Micron to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder.

          (c) The procedures to be followed by Micron and TI, and the respective rights and obligations of Micron and TI, with respect to the preparation, filing and effectiveness of Shelf Registration Statements and the distribution of Tranche Registrable Securities pursuant to Shelf Registration Statements under this Section 4.2 are set forth in Section 4.4 hereof.

      4.3 Piggyback Registration.
          ----------------------

          (a) If at any time after the six month anniversary date of this Agreement, Micron shall determine to register any of its equity or equity-linked securities (other than registration statements relating to (i) employee, consultant or distributor compensation or incentive arrangements (including employee benefit plans), (ii) acquisitions or any transaction or transactions under Rule 145 under the Securities Act (or any successor rule with similar effect), (iii) distributions by principal stockholders, their Affiliates or transferees (unless consented to by such principal stockholders, Affiliates or transferees), or (iv) pursuant to Rule 415 under the Securities Act), then Micron will promptly give TI written notice thereof and include in such Micron-initiated, non-shelf, registration statement (a "PIGGYBACK REGISTRATION STATEMENT"), and in any underwriting involved therein, all Registrable Securities (the "PIGGYBACK REGISTRABLE SECURITIES") specified in a written request made by TI (a "PIGGYBACK REQUEST") within five (5) business days after receipt of such written notice from Micron; provided, however, that nothing in this Section 4.3(a), or any other provision of this Agreement, shall be construed to limit the absolute right of Micron, for any reason and in its sole discretion: (i) to delay, suspend or terminate the filing of any Piggyback Registration Statement; (ii) to delay the effectiveness of any Piggyback Registration Statement; (iii) to terminate or reduce the number of Piggyback Registrable Securities to be distributed pursuant to any Piggyback Registration Statement (including, without limitation, pursuant to Section 4.3(c) hereof); or
(iv) to withdraw such Piggyback Registration Statement.

          (b) If the Piggyback Registration Statement of which Micron gives notice is for an underwritten offering, Micron shall so advise TI as a part of the written notice given pursuant to Section 4.3(a). In such event, the right of TI to registration pursuant to this Section 4.3 shall be conditioned upon the agreement of TI to participate in such underwriting and in the inclusion of such Piggyback Registrable Securities in the underwriting to the extent provided herein. TI shall (together with Micron and any other holders distributing securities in such Piggyback Registration Statement, if any) enter into an underwriting agreement (the "PIGGYBACK UNDERWRITING AGREEMENT") in customary form with the underwriter or underwriters selected for such underwriting by Micron.

          (c) Notwithstanding any other provision of this Agreement, if the managing underwriters of any underwritten offering pursuant to a Piggyback Request determine, in their sole discretion that, after including all the shares to be offered by Micron and all the shares of any other Persons entitled to registration rights with respect to such Piggyback Registration Statement (pursuant to other agreements with Micron), marketing factors require a limitation of the number of Piggyback Registrable Securities to be underwritten, the managing underwriters of such offering may exclude any and all of the Piggyback Registrable Securities (a "PIGGYBACK MARKET CUT-BACK"). If TI disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Micron and the managing underwriters. Any Piggyback Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such Piggyback Registration Statement.

          (d) Except to the extent specifically provided in this Section 4.3 hereof, the procedures to be followed by Micron and TI, and the respective rights and obligations of Micron and TI, with respect to the distribution of any Piggyback Registrable Securities by TI pursuant to any Piggyback Registration Statement filed by Micron shall be as set forth in the Piggyback Underwriting Agreement, or any other agreement or agreements governing the distribution of such Piggyback Registrable Securities pursuant to such Piggyback Registration Statement.

      4.4 Demand and Shelf Registration Procedures, Rights and Obligations.  The
          ----------------------------------------------------------------
procedures to be followed by Micron and TI, and the respective rights and obligations of Micron and TI, with respect to the preparation, filing and effectiveness of Demand Registration Statements and Shelf Registration Statements, respectively, and the distribution of Demand Registrable Securities and Tranche Registrable Securities, respectively, pursuant thereto, are as follows:

          (a) TI shall not be entitled to make more than one Demand Request or Tranche Request during any one hundred eighty (180) day period (the "180-DAY LIMITATION"); provided, however, that (i) any Demand Request that: (A) does not result in the corresponding Demand Registration Statement being declared effective by the SEC; (B) is withdrawn by TI following the imposition of a stop order by the SEC with respect to the corresponding Demand Registration Statement; (C) is withdrawn by TI as a result of the exercise by Micron of its suspension rights pursuant to Sections 4.4(e) or (f) hereof; or (D) is withdrawn by TI as a result of a Demand/Tranche Market Cut-Back (as defined in Section 4.4(d) hereof); and (ii) any Tranche Request that: (A) is withdrawn by TI following the imposition of a stop order by the SEC with respect to the corresponding Shelf Registration Statement; (B) is withdrawn by TI as a result of the exercise by Micron of its suspension rights pursuant to Sections 4.4(e) or (f) hereof; or (C) is withdrawn by TI as a result of a Demand/Tranche Market Cut-Back, shall not count for the purposes of determining compliance with the 180-Day Limitation. Any Demand Request or Tranche Request that is withdrawn by TI for any reason other than as set forth in the previous sentence shall count for purposes of determining compliance with the 180-Day Limitation. Piggyback Requests shall not count for purposes of determining compliance with the 180-Day Limitation regardless of whether a Piggyback Registration Statement is filed, declared effective or withdrawn or whether any distribution of Piggyback Registrable Securities is effected, terminated or cut-back (pursuant to Section 4.3(c) hereof, or otherwise).

          (b) Micron shall use commercially reasonable efforts to cause each Demand Registration Statement and Shelf Registration Statement to be declared effective promptly and to keep such Demand Registration Statement and Shelf Registration Statement continuously effective until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; (ii) sixty (60) days after (A) the effective date of any Demand Registration Statement or (B) the date of the final prospectus used to confirm sales in connection with any offering of Tranche Registrable Securities; and (iii) the termination of TI's registration rights pursuant to Section 4.10 hereof. Micron shall prepare and file with the SEC such amendments and supplements to each Demand Registration Statement and Shelf Registration Statement and each prospectus used in connection therewith as may be necessary to make and to keep such Demand Registration Statement and Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be distributed pursuant to such Demand Registration Statement and Shelf Registration Statement until the earlier to occur of: (i) the sale or other disposition of such Registrable Securities so registered; (ii) sixty (60) days after (A) the effective date of any Demand Registration Statement or (B) the date of the final prospectus used to confirm sales in connection with any offering of Tranche Registrable Securities; and (iii) the termination of TI's registration rights pursuant to Section 4.10 hereof.

          (c) In connection with any underwritten offering pursuant to a Demand Registration Statement or a Shelf Registration Statement, Micron, on the one hand, and TI, on the other hand, shall each select one investment banking firm to serve as co-manager of such offering. The co-manager selected by Micron shall be subject to the prior approval of TI, which approval shall not be unreasonably withheld, and the co-manager selected by TI shall be subject to the prior approval of Micron, which approval shall not be unreasonably withheld. Each of the co-managers so selected by Micron and TI are hereinafter collectively referred to as the "DEMAND/TRANCHE MANAGING UNDERWRITERS." The Demand/Tranche Underwriter selected by TI shall be the lead Demand/Tranche Managing Underwriter, whose responsibilities shall include running the "books" for any offering. Micron shall, together with TI, enter into an underwriting agreement with the Demand/Tranche Managing Underwriters, which agreement shall contain representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions under demand registration statements or shelf registration statements, as the case may be, and shall stipulate that the Demand/Tranche Managing Underwriters will receive equal commissions and fees and other remuneration in connection with the distribution of any Demand Registrable Securities or Tranche Registrable Securities thereunder.

          (d) Notwithstanding any other provision of this Agreement, the number of Demand Registrable Securities or Tranche Registrable Securities proposed to be distributed by TI pursuant to any Demand Request or Tranche Request may be limited by the Demand/Tranche Managing Underwriters if such Demand/Tranche Managing Underwriters determine that the sale of such Demand Registrable Securities or Tranche Registrable Securities would significantly and adversely affect the market price of the Common Stock (a "DEMAND/TRANCHE MARKET CUT-BACK"). If TI disapproves of the terms of any proposed underwritten offering under a Demand Registration Statement or a Shelf Registration Statement (including, without limitation, any reduction in the number of Demand Registrable Securities or Tranche Registrable Securities, as the case may be, to be sold by TI thereunder pursuant to this
Section 4.4(d)), TI may elect to withdraw therefrom by written notice to Micron and the Demand/Tranche Managing Underwriters. Any Demand Registrable Securities excluded or withdrawn from such underwriting shall also be withdrawn from any applicable Demand Registration Statement.

          (e) Notwithstanding any other provisions of this Agreement, in the event that Micron receives a Demand Request, Shelf Request or Tranche Request at a time when Micron (i) shall have filed, or has a bona fide intention to file, a registration statement with respect to a proposed public offering of equity or equity-linked securities or (ii) has commenced, or has a bona fide intention to commence, a public offering of equity or equity-linked securities pursuant to an existing effective shelf or other registration statement, then Micron shall be entitled to suspend, for a period of up to ninety (90) days after the receipt by Micron of such Demand Request, Shelf Request or Tranche Request, the filing of any Demand Registration Statement or Shelf Registration Statement or the implementation of any Tranche Request.

          (f) Notwithstanding any other provision of this Agreement, in the event that Micron determines that: (i) non-public material information regarding Micron exists, the immediate disclosure of which would be significantly disadvantageous to Micron; (ii) the prospectus constituting a part of any Demand Registration Statement or Shelf Registration Statement covering the distribution of any Demand Registrable Securities or Tranche Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) an offering of Demand Registrable Securities or Tranche Registrable Securities would materially interfere with any proposed material acquisition, disposition or other similar corporate transaction or event involving Micron (each of the events or conditions referred to in clauses (i), (ii) and (iii) of this sentence is hereinafter referred to as a "SUSPENSION CONDITION"), then Micron shall have the right to suspend the filing or effectiveness of any Demand Registration Statement or Shelf Registration Statement or to suspend any distribution of Demand Registrable Securities or Tranche Registrable Securities pursuant to any effective Demand Registration Statement or Shelf Registration Statement for so long as such Suspension Condition exists. Micron will as promptly as practicable provide written notice to TI when a Suspension Condition arises and when it ceases to exist. Upon receipt of notice from Micron of the existence of any Suspension Condition, TI shall forthwith discontinue efforts to: (i) file or cause any Demand Registration Statement or Shelf Registration Statement to be declared effective by the SEC (in the event that such Demand Registration Statement or Shelf Registration Statement has not been filed, or has been filed but not declared effective, at the time TI receives notice that a Suspension Condition has arisen); or (ii) offer or sell Demand Registrable Securities or Tranche Registrable Securities (in the event that such Demand Registration Statement or Shelf Registration Statement has been declared effective at the time TI receives notice that a Suspension Condition has arisen). In the event that TI had previously commenced or was about to commence the distribution of Demand Registrable Securities or Tranche Registrable Securities pursuant to a prospectus under an effective Demand Registration Statement or Shelf

Registration Statement, then Micron shall, as promptly as practicable after the Suspension Condition ceases to exist, make available to TI (and to each underwriter, if any, participating in such distribution) an amendment or supplement to such prospectus. If so directed by Micron, TI shall deliver to Micron all copies, other than permanent file copies then in TI's possession, of the most recent prospectus covering such Demand Registrable Securities or Tranche Registrable Securities at the time of receipt of such notice.

          (g) Notwithstanding any other provision of this Agreement, Micron shall not be permitted to postpone (i) the filing or effectiveness of any Demand Registration Statement or Shelf Registration Statement or (ii) the distribution of any Demand Registrable Securities or Tranche Registrable Securities pursuant to an effective Demand Registration Statement or an effective Shelf Registration Statement pursuant to Sections 4.4(e), 4.4(f) or 4.9(a) hereof for an aggregate of more than two hundred seventy-five (275) days in any three hundred sixty-five
(365) day period (including any market standoff periods applicable to TI pursuant to Section 4.9(a) hereof); provided, however, that in the event that any TI Pooling Transaction Lock-Up (as defined in Section 4.9(a) hereof) would expire by its terms on a date that would extend beyond the two hundred seventy-five (275) day limitation, then Micron shall have the right to (i) postpone the filing or effectiveness of any Demand Registration Statement or Shelf Registration Statement or (ii) the distribution of any Demand Registrable Securities or Tranche Registrable Securities pursuant to an effective Demand Registration Statement or an effective Shelf Registration Statement until such time as such TI Pooling Transaction Lock-Up expires.

          (h) Micron shall promptly notify TI of any stop order issued or, to Micron's knowledge, threatened, to be issued by the SEC with respect to any Demand Registration Statement or Shelf Registration Statement as to which a Tranche Request is pending, and will use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible date.

          (i) Micron shall furnish to TI (and any underwriters in connection with any underwritten offering) such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as TI (and such underwriters) shall reasonably request in order to effect the offering and sale of any Demand Registrable Securities or Tranche Registrable Securities to be offered and sold, but only while Micron shall be required under the provisions hereof to cause the Demand Registration Statement or Shelf Registration Statement pursuant to which such Demand Registrable Securities or Tranche Registrable Securities are intended to be distributed to remain current.

          (j) Micron shall use commercially reasonable efforts to register or qualify the Demand Registrable Securities and Tranche Registrable Securities covered by each Demand Registration Statement and Shelf Registration Statement, respectively, under the state securities or "blue sky" laws of such states as TI shall reasonably request, maintain any such registration or qualification current, until the earlier to occur of: (i) the sale of such Demand Registrable Securities or Tranche Registrable Securities so registered; (ii) sixty (60) days after (A) the effective date of any Demand Registration Statement or (B) the date of the final prospectus used to confirm sales in connection with such distribution (in the case of an offering of Tranche Registrable Securities pursuant to a Shelf Registration

Statement); and (iii) the termination of TI's registration rights pursuant to
Section 4.10 hereof; provided, however, that Micron shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where Micron is not so qualified.

          (k) Micron shall furnish to TI and to each underwriter engaged in an underwritten offering of Demand Registrable Securities or Tranche Registrable Securities, a signed counterpart, addressed to TI or such underwriter, of (i) an opinion or opinions of counsel to Micron (with respect to Micron and securities law compliance by Micron) and (ii) a comfort letter or comfort letters from Micron's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as TI or the managing underwriters may reasonably request.

          (l) Micron shall use commercially reasonable efforts to make appropriate members of its management reasonably available for due diligence purposes, "road show" presentations and analyst presentations in connection with any distributions of Demand Registrable Securities or Tranche Registrable Securities pursuant to a Demand Registration Statement or a Shelf Registration Statement.

          (m) Micron shall use commercially reasonable efforts to cause all Demand Registrable Securities and Tranche Registrable Securities to be listed on each securities exchange on which similar securities of Micron are then listed.

          (n) At or prior to the effectiveness of any Demand Registration Statement or Shelf Registration Statement covering the offering of the 2005 Convertible Notes, Micron shall qualify the indenture (or any supplemental indenture) relating to such 2005 Convertible Notes under the Trust Indenture Act of 1939, as amended.

          (o) Micron shall make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning three months after the effective date of any Demand Registration Statement relating to the distribution of Demand Registrable Securities or the date of any final prospectus used to confirm sales in connection with any offering of Tranche Registrable Securities, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (p) Micron shall take all such other actions either reasonably necessary or desirable to permit the Registrable Securities held by TI to be registered and disposed of in accordance with the methods of disposition described herein.

      4.5 Expenses.
          --------

          (a) All of the out-of-pocket costs and expenses incurred by Micron in connection with any registration pursuant to Sections 4.1 and 4.2 shall (subject to Section 4.7) be borne by TI; provided that TI shall not be required to reimburse Micron for compensation of Micron's officers and employees, regular audit expenses, and normal corporate costs incurred in connection with such registration. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of Micron's counsel and its accountants and all other out-of-pocket costs and expenses of Micron incident to the preparation, printing and filing of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the securities or "blue sky" laws of various jurisdictions, the fees and expenses of Micron's transfer agent and all other costs and expenses of complying with the provisions of this Section 4 with respect to such registration (collectively, the "REGISTRATION EXPENSES").

          (b) Micron shall pay all Registration Expenses incurred by Micron in connection with any registration statements that are initiated pursuant to
Section 4.3 of this Agreement. TI shall pay all expenses incurred on its behalf with respect to any registration pursuant to Section 4.3, including, without limitation, any counsel for TI and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by it pursuant to such registration statement.

      4.6 Indemnification.
          ---------------

          (a) In the case of any offering registered pursuant to this Section 4, Micron hereby indemnifies and agrees to hold harmless TI (and its officers and directors), any underwriter (as defined in the Securities Act) of Registrable Securities offered by TI, and each Person, if any, who controls TI or any such underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such Persons may be subject, under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Section 4, the prospectus contained therein (during the period that Micron is required to keep such prospectus current), or any amendment or supplement thereto, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to Micron in writing by TI or any underwriter for TI specifically for use therein, or (ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by Micron with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such Person at or prior to the confirmation of such sale to such Person.

          (b) By requesting registration under this Section 4, TI agrees, if Registrable Securities held by TI are included in the securities as to which such registration is being effected, and each underwriter shall agree, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless Micron and its directors and officers and each Person, if any, who controls Micron within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such Persons may be subject under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Registrable Securities were registered under the Securities Act pursuant to this Section 4, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to Micron in writing by TI or such underwriter expressly for use therein.

          (c) Each party entitled to indemnification under this Section 4.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      4.7 Issuances by Micron or Other Holders.  As to each registration or
          ------------------------------------
distribution referred to in Sections 4.1 and 4.2, additional shares of the Common Stock to be sold for the account of Micron or other holders may be included therein, provided that the inclusion of such securities in such registration or distribution may be conditioned or restricted if, in the opinion of the Demand/Tranche Managing Underwriters, marketing factors require a limitation of the number of shares to be underwritten. The Registration Expenses incurred by Micron, TI and any other holders participating in such registration or distribution shall be borne by Micron, TI and any other holders participating in such registration or distribution in proportion to the aggregate number of shares to be sold by Micron, TI and such other holders.

      4.8 Information by TI.  TI shall furnish to Micron such information
          -----------------
regarding TI in the distribution of Registrable Securities proposed by TI as Micron may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 4.

     4.9  Market Standoff Agreements
          --------------------------

          (a) In connection with the public offering by Micron of any of its securities, TI agrees that, upon the request of Micron or the underwriters managing any underwritten offering of Micron's securities, TI shall agree in writing (the "TI PUBLIC OFFERING LOCK-UP") that neither TI (nor any Affiliate of
TI) will, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any securities of Micron (other than those included in such registration statement, if any) now or hereafter acquired by TI (or any Affiliate of TI) or with respect to which TI (or any Affiliate of TI) has or hereafter acquires the power of disposition without the prior written consent of Micron and such underwriters for such period of time (not to exceed fourteen (14) days prior to the date such offering is expected to commence and ninety (90) days after the date of the final prospectus delivered to the underwriters for use in confirming sales in such offering) as may be requested by Micron and the underwriters; provided, however, that neither TI (nor any Affiliate of TI) shall be bound by such TI Public Offering Lock-Up more than once during any twelve month period. Furthermore, TI agrees that, at the request of Micron, TI shall agree in writing (the "TI POOLING TRANSACTION LOCK-UP") that neither TI (nor any Affiliate of TI) shall, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, pledge or grant any options or rights with respect to, any securities of Micron now or hereafter acquired directly by TI (or any Affiliate of TI) or with respect to which TI (or any Affiliate of TI) has or hereafter acquires the power of disposition without the prior written consent of Micron for such period of time as shall be necessary for Micron to complete any business combination transaction in the form of a pooling of interests; provided that Micron's independent accountants shall have concluded, after reasonable inquiry, that, at the relevant time with respect to such proposed pooling of interests transaction, TI is or was an "affiliate" of Micron for purposes of the accounting rules governing pooling of interests transactions. TI agrees that Micron may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of the TI Public Offering Lock-Up and the TI Pooling Transaction Lock-Up contained in this Section 4.9(a).

          (b) In connection with any proposed public offering by TI of any Registrable Securities, Micron agrees that, upon the request of TI or the underwriters managing any underwritten offering of TI's securities, Micron shall agree in writing (the "MICRON PUBLIC OFFERING LOCK-UP") that neither Micron (nor any Affiliate of Micron) will, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any securities of Micron (other than those included in such registration statement, if any, or grants of stock options or issuances of Common Stock upon the exercise of outstanding stock options under Micron's existing employee benefit plans) now or hereafter acquired by Micron (or any Affiliate of Micron) or with respect to which Micron (or any Affiliate of Micron) has or hereafter acquires the power of disposition without the prior written consent of TI and such underwriters for such period of time (not to exceed fourteen (14) days prior to the date such offering is expected to commence and ninety (90) days) after the date of the final prospectus delivered to the underwriters for use in confirming sales in such offering) as may be requested by TI and the underwriters; provided, however, that neither

Micron (nor any Affiliate of Micron) shall bound by such Micron Public Offering Lock-Up more than once during any 180-day period.

      4.10 Termination.  The provisions of this Article 4 shall terminate upon
           -----------
the earlier to occur of: (i) five years after the date of the closing of transactions contemplated by the Acquisition Agreement; and (ii) such time as TI (and any Affiliates of TI) beneficially own in the aggregate less than 5,000,000 shares of Common Stock (assuming, for purposes of such calculation, the conversion of all Convertible Notes then held by TI (and any Affiliates of TI) into Common Stock).


                                   SECTION 5

                                 MISCELLANEOUS

      5.1 Termination.  This Agreement shall terminate upon the later to occur
          -----------
of: (i) the tenth anniversary date of this Agreement and (ii) such time as TI (together with all Affiliates of TI) beneficially owns in the aggregate Voting Securities of Micron representing less than five percent (5%) of the Total Voting Power of Micron or upon the closing or other completion of a Change in Control of Micron.

      5.2 Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of New York as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

      5.3 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party; provided that, without the consent of Micron, TI may assign this Agreement (and the rights and obligations hereunder) to any wholly-owned subsidiary in connection with a transfer of Voting Securities of Micron to such Affiliate of TI pursuant to Section 3.1(b), and without the consent of TI, Micron may assign all or part of this Agreement (and the rights and obligations hereunder) to the successor or an assignee of all or substantially all of Micron's business; provided that, in each case, such assignee expressly assumes the relevant obligations of this Agreement (by a written instrument delivered to the other party, in form and substance reasonably acceptable to it) and, notwithstanding such assignment, the parties hereto shall each continue to be bound by all of their respective obligations hereunder. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than TI and Micron and no Person shall assert any rights as third party beneficiary hereunder.

      5.4 Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     5.5  Notices and Dates.
          -----------------

          (a) All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered personally (including by courier) or given by facsimile transmission to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other pursuant to this provision) and shall be deemed given when so received:

          (i)  if to Micron, to:

               Micron Technology, Inc.
               8000 South Federal Way
               Boise, Idaho  83716-9632

               Attention:     Roderic W. Lewis, Esq.
                              General Counsel
               Telephone:     (208) 368-4517
               Facsimile:     (208) 368-4540

          with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304

               Attention:     Larry W. Sonsini, Esq.
                              John A. Fore, Esq.
               Telephone:     (650) 493-9300
               Facsimile:     (650) 493-6811

         (ii)  if to TI, to:

               Texas Instruments Incorporated
               7839 Churchill Way - MS
               Dallas, Texas  75215

               Attention:     Richard J. Agnich, Esq.
                              General Counsel
               Telephone:     (972) 480-5050
               Facsimile:     (972) 480-5061
          with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017

               Attention:     Paul R. Kingsley, Esq.
               Telephone:     (212) 450-4277
               Facsimile:     (212) 450-5515

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          (b) In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

      5.6 Language Interpretation.  In the interpretation of this Agreement,
          -----------------------
unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, (c) references to persons shall include corporations or other entities and vice versa, and (d) references to parties, sections, schedules, paragraphs and exhibits shall mean the parties, sections, schedules, paragraphs and exhibits of and to this Agreement, unless otherwise indicated by the context.

      5.7 Table of Contents; Titles; Headings.  The table of contents and
          -----------------------------------
section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All references herein to Articles and Sections, unless otherwise identified, are to Articles and Sections of this Agreement.

      5.8 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

      5.9 Severability.  If any provision of this Agreement or portion thereof
          ------------
is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      5.10 Injunctive Relief.  TI, on the one hand, and Micron, on the other,
           -----------------
acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.


                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

                                    MICRON TECHNOLOGY, INC.,
                                    a Delaware corporation


                                    By: _________________________________

                                    Name: _______________________________

                                    Title: ______________________________



                                    TEXAS INSTRUMENTS INCORPORATED,
                                    a Delaware corporation


                                    By: _________________________________

                                    Name: _______________________________

                                    Title: ______________________________

                                                                       EXHIBIT F
                                                                       ---------

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THIS NOTE IS SUBJECT TO THE TERMS OF A SECURITIES RIGHTS AND RESTRICTIONS AGREEMENT, DATED AS OF ___________, 1998, AMONG THE COMPANY AND CERTAIN OTHER PARTIES INCLUDING THE INITIAL HOLDER OF THIS NOTE. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ACKNOWLEDGES AND AGREES THAT IT IS BOUND BY THE TERMS OF SUCH AGREEMENT, INCLUDING, WITHOUT LIMITATION, A PROVISION THAT IT MAY NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS NOTE OR ANY PORTION THEREOF OR INTEREST THEREIN TO ANY PERSON OTHER THAN (A) THE COMPANY, OR (B) PURSUANT TO A SALE TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

     NOT LATER THAN 10 DAYS AFTER THE DATE OF ISSUANCE OF THIS NOTE, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE WILL BE MADE AVAILABLE TO THE HOLDER OF THIS NOTE UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY.


                            MICRON TECHNOLOGY, INC.

                          SUBORDINATED PROMISSORY NOTE

               Due [Insert 7th Anniversary of Closing Date], 2005

SN-1                                                              Boise, Idaho
$210,000,000                                                      [Time/Date],
1998

     FOR VALUE RECEIVED, the undersigned, MICRON TECHNOLOGY, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation (together with its successors and assigns, "Holder" or "Holders"), the principal sum of Two Hundred Ten Million Dollars ($210,000,000) on [Insert 7th Anniversary of Closing Date], 2005, with interest from the date hereof (or the last interest payment date as to which interest has been paid, if earlier) on the unpaid balance at a rate of six and one-half percent (6.5%) per annum. Accrued interest shall be payable semi-annually in arrears as provided in Section 2.1 hereof. Interest shall be calculated based on a 365/366-day year and the actual days elapsed. Payments of both principal and interest are to be made in lawful money of the United States of America as provided herein.

          This Note, together with any other substantially identical (except as to denomination and name of the holder thereof) subordinated promissory notes of the Company which may be issued from time to time upon partial transfer hereof, are in an aggregate principal amount equal to $210,000,000 (collectively, the "Notes"). As used herein, the term "Note" includes this Note and any Note issued in exchange for this Note or in replacement hereof. Notes shall only be issued in denominations of $10,000,000 or any integral multiple of $1,000,000 in excess thereof.

          Each Note shall be dated the date of its issuance, shall bear interest from its date of issuance stated therein (or the last interest payment date as to which interest had been paid (or the date of issuance of the first Note to have been issued, if no interest has yet been paid), if earlier). The Notes shall otherwise be substantially identical, except as to denomination and name of the Holder thereof. The Notes shall be issued only in fully registered form and shall each be substantially in the form hereof, appropriately completed. The Notes may have such letters, numbers or other marks of identification and such legends or endorsements not included hereon placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the Company, as conclusively evidenced by its execution of such Notes.

          The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1.   Definitions.  The following terms, as used herein, have the following
          -----------
meanings:

          "Bankruptcy Code" means Title 11 of the United States Code.

          "Bankruptcy, Insolvency or Liquidation Proceeding" means (i) any case commenced by or against the Company under any chapter of the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Company, any receivership or assignment for the benefit of creditors relating to the Company or any similar case or proceeding relative to the Company or its creditors, as such, in each case whether or not voluntary, (ii) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, and (iii) any other proceeding of any type or nature in which Claims against the Company generally are determined, proven or paid.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day in which banking institutions in Boise, Idaho, Dallas, Texas or New York, New York are authorized or obligated by law or executive order to close.

     "Claim" is used as defined in the Bankruptcy Code, whether or not, in the context in which it appears, a case under the Bankruptcy Code is pending.

     "Convertible Notes" means the 2005 Convertible Notes and the 2004 Convertible Notes.

     "Designated Senior Debt" means the Company's obligations under any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Note (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

     "Holder" or "Holders" has the meaning given in the second paragraph hereof.

     "Indenture" means that Indenture, dated as of June 15, 1997, between the Company and Norwest Bank Minnesota, National Association, as trustee, together with all amendments and supplements thereto.

     "Note" and "Notes" have the meanings given in the preamble hereto.

     "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on, rent with respect to, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date hereof or hereafter created, incurred or assumed: (a) indebtedness of the Company evidenced by a credit or loan agreement, note, bond, debenture or other written obligation, including without limiting the generality of the foregoing the Convertible Notes, (b) all obligations of the Company for money borrowed, (c) all obligations of the Company evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (d) obligations of the Company (i) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (ii) as lessee under other leases for facilities, equipment or related assets, whether or not capitalized, entered into or leased after the date hereof for financing purposes (as determined by the Company),
(iii) under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property, and (iv) under such lease or related document to purchase or to cause a third party to purchase such leased property, (e) all obligations of the Company under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements, (f) all obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities (including reimbursement obligations and standby or commitment fees with respect to any of the foregoing), (g) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business), (h) all obligations of the type referred to in clauses (a) through (g) above of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed (or in effect guaranteed through an agreement to purchase or otherwise (including, without limitation, "take or pay" and similar arrangements)), or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on property of the Company, and all obligations of the Company with respect thereto, and (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses
(a) through (h) of this paragraph; provided, however, that Senior Debt shall not
                                   --------  -------
include the Notes or any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to the Notes.

     "Subordinated Claims" means all present and future indebtedness and obligations of every type and description arising under or in respect of the Notes or other instrument, agreement, transaction, act or event in respect thereof and all other Claims in any manner based on, arising from or related to any such indebtedness or obligation, whether based on a contract or quasi-contract or founded on a tort or arising by law or otherwise.

     "2004 Convertible Notes" means the Company's 7% Convertible Subordinated Notes due July 1, 2004 issued under the Indenture, as supplemented by the Supplemental Indenture dated as of June 15, 1997, between the Company and Norwest Bank Minnesota, National Association, as trustee.

     "2005 Convertible Notes" means the Company's 6-1/2% Convertible Subordinated Notes due _____, 2005 issued under the Indenture, as supplemented by that certain supplemental indenture dated as of _____, 1998, between the Company and Norwest Bank Minnesota, National Association, as trustee.

     2.     Repayments and Payments of Principal and Interest on Notes.
            ----------------------------------------------------------

          2.1.  Interest.  Subject to the provisions of Section 6, interest is
                --------
payable in arrears in cash on the last business day of each [Insert day and month of 6-month anniversary of Closing Date] and [Insert day and month of Closing Date] beginning [6-month anniversary of Closing Date]. Payment of all amounts due under the Notes shall be made by mail to the registered address of each Holder, or if such Holder shall elect, by wire transfer to the account designated by such Holder of immediately available funds; provided, however,
                                                          --------  -------
that for any Holder to receive its interest or principal payments by wire transfer, the Company must receive such Holder's written bank wire transfer instructions by the record date (as defined below) for such payment. The Person in whose name any Note is registered at the close of business on the third business day prior to any interest or principal payment date (the "record date") shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Note subsequent to the record date and prior to such interest or principal payment date.

          2.2.  Optional Prepayments of Notes.  Subject to the provisions of
                -----------------------------
Section 6, the Company may, at its option, prepay all or, from time to time, part of the principal amount of the Notes, without penalty or premium, together with interest on the principal amount so prepaid accrued to (but not including) the date fixed for such prepayment.

          2.3.  Allocation of Payments and Prepayments.  Each payment or
                --------------------------------------
prepayment of principal of less than the entire unpaid principal amount of the Notes shall be allocated (in units of $1,000) by the Company among the Holders of the Notes at the time outstanding, in proportion, as nearly as practicable, to the respective aggregate unpaid principal amount of the Notes (not theretofore called for prepayment) then held by them, respectively, with adjustments, to the extent practicable, to equalize for any prior payments or prepayments not made in such proportion.

          2.4.  Notice of Prepayment to Holders.  Not less than three (3) nor
                -------------------------------
more than ten (10) days prior to the date fixed for each optional prepayment, the Company shall give notice thereof to the registered Holders of the Notes, specifying the date fixed for prepayment and the aggregate principal amount to be prepaid on such date. Such notice shall also contain instructions for the delivery of the Notes by the Holders to the Company. Subject to the provisions of Section 6, such notice shall be irrevocable.

          2.5.  Legal Holidays.  In any case where any interest payment date or
                --------------
maturity date is not a Business Day, then (notwithstanding any other provision of the Notes), payment of interest or principal, as applicable, with respect to the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity Date, as the case may be.

     3.   Certain Covenants of the Company.
          --------------------------------

          3.1.  Existence.  The Company will do or cause to be done all things
                ---------
necessary to preserve and keep in full force and effect its existence, provided that this Section 3.1 shall not apply to a consolidation or merger of the Company with or into another Person in which the Company is not the surviving Person or conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to another Person provided that the transferee Person expressly assumes the due and punctual payment of the principal and interest on all of the Notes and the performance or observance of every covenant set forth in the Notes on the part of the Company to be performed or observed.

          3.2.  Maintenance of Properties.  The Company will cause all
                -------------------------
properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, and to the extent, in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

          3.3.  Payment of Taxes and Other Claims.  The Company will pay or
                ---------------------------------
discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however,
                                                             --------  -------
that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) if the failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

          3.4.  144A Information.  For so long as any Notes remain outstanding,
                ----------------
if the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will furnish to Holders of Notes and to prospective purchasers of such Notes designated by such Holders the information required to be delivered pursuant to 144A(d)(4) under the Securities Act to permit compliance with Rule 144A under the Securities Act in connection with resales of Notes.

     4.   Events of Default; Acceleration.
          -------------------------------

          4.1.  Events of Default.  The occurrence of any of the following
                -----------------
events shall constitute an "Event of Default" with respect to the Notes:

          (a) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity or otherwise (other than a default in the payment of principal resulting from application of Section 6 hereof); or

          (b) the Company defaults in the payment of interest on any Note (other than a failure to pay interest resulting from application of Section 6 hereof) for 30 days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or breaches any covenant or warranty of the Company in this Note (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Holders of at least 25% in principal amount of the Notes at that time outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (d) any event or condition occurs which results in the acceleration of the maturity of any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed having an aggregate principal amount in excess of $50,000,000 or the Company fails to pay any such indebtedness at the final maturity thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Holders of at least 25% in principal amount of the Notes at that time outstanding a written notice specifying such acceleration or failure to pay and stating that such notice is a "Notice of Default" hereunder; provided, however,
                                                             --------  -------
that if any such failure, default or acceleration shall thereafter cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured, notwithstanding any receipt by the Company of a Notice of Default with respect thereto; or

          (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          4.2.  Acceleration.  In the event an Event of Default has occurred and
                ------------
is continuing, subject to the provisions of Section 6, the Holder or Holders of 25% or more in principal amount of the Notes at the time outstanding at its or their option may, by written notice or notices to the Company, declare the Notes due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; provided, however, that such acceleration shall be automatic without the necessity of any such notice in the case of Events of Default under clause (e) or (f) above.

          4.3.  Waiver of Past Defaults.  The Holders of not less than a
                -----------------------
majority in principal amount of the outstanding Notes may on behalf of the Holders of the Notes waive any past default thereunder and its consequences, except a default in the payment of principal of or any interest on the Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for all purposes; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          4.4.  Rescission and Annulment.  At any time after a declaration of
                ------------------------
acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company, may rescind and annul such declaration and its consequences if the Company has paid all overdue interest on all Notes and the principal of any Notes which has become due otherwise than by such declaration of acceleration and all Events of Default with respect to the Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.3.

     5.     Remedies.  Subject to the provisions of Section 6 hereof, upon the
            --------
acceleration of the amounts due under the Notes in accordance with Section 4 or if such amounts remain unpaid after the maturity date of the Notes, any Holder may proceed to protect and enforce any right, power or remedy granted to it under applicable law. If any Holder of any Note or holder of any other indebtedness of the Company gives any notice or takes any other action in respect of a claimed de fault, the Company will forthwith give written notice thereof to all Holders of the Notes at the time outstanding describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

      6.  Subordination of Notes.
          -----------------------

          6.1.  Subordination.  The Company hereby agrees and each Holder by its
                -------------
acceptance of this Note agrees that the Subordinated Claims are and shall be postponed, subordinated and junior in right of payment to the prior payment in full of all Senior Debt on the terms and conditions herein set forth.

          6.2.  Permitted Payments; Deferral of Payments.  So long as there
                ----------------------------------------
shall not have occurred and be continuing (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Debt or (ii) any other event of default which has been declared in writing, or is automatically effective in the case of Bankruptcy, Insolvency or Liquidation Proceedings, with respect to any Designated Senior Debt (as such event of default is defined therein or in the instrument under which it is outstanding) and of which the Holder has received a notice (a "Blockage Notice") from the holders of such Designated Senior Debt (each of the events specified in clause
(i) or clause (ii), a "Senior Default"), the Company shall be permitted to make, and each Holder to accept and receive, regularly scheduled payments of principal and accrued interest under this Note and any prepayment of principal that the Company has decided to make, as heretofore set forth. Notwithstanding any provision to the contrary contained in this Note, the Company shall not make, and no Holder shall demand, accept, receive or retain, any payment or distribution of any kind or character, whether in cash, property, securities or otherwise, on account or in respect of any Subordinated Claim after a Senior Default has occurred or deferral of interest on any Convertible Notes for a period of time (a "Deferral Period") in accordance with the terms thereof has occurred. Payments due under the Notes may be resumed (x) in the case of a deferral of interest, after the end of a Deferral Period (such payment to resume as set forth in the next paragraph of this Note), and (y) in the case of defaults referred to in clauses (i) and (ii) above, upon the earlier of:

     (A) the date upon which the default is cured or waived or ceases to exist, or

     (B) in the case of a default referred to in clause (ii) above, the date which is 179 days after the Blockage Notice is received,

unless this Section 6.2 otherwise prohibits the payment at the time of such payment (including, without limitation, as a result of a payment default with respect to the applicable Senior Debt as a consequence of the acceleration of the maturity thereof or otherwise).

     If a Deferral Period shall occur, interest payable on all of the Notes on regular payment dates occurring during such Deferral Period shall be deferred and the Company shall be responsible for the payment of, and the Company shall pay to the Person in whose name this Note is registered at the close of business on the record date immediately preceding the regular payment date hereunder next occurring after the termination of the Deferral Period, all interest then accrued and unpaid together with, to the extent permitted by law, interest thereon (compounded semi-annually on regular payment dates) at the rate specified for the Notes. The foregoing provisions shall apply during successive Deferral Periods with respect to the 2004 Convertible Notes and the 2005 Convertible Notes. The Company shall provide to the Holders written notice of the occurrence of any Deferral Period at the time notice thereof is given to the trustee under the Indenture, provided that any failure to do so shall not affect the deferral of interest payments which would occur pursuant to the terms hereof.

          6.3.  Prior Payment to Senior Debt Upon Acceleration.  In the event
                ----------------------------------------------
that any Notes are declared due and payable before their stated maturity, then and in such event the Holders of the Senior Debt outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full in cash or other payment satisfactory to the Holders of Senior Debt of all amounts due or to become due on or in respect of all Senior Debt before the Holders of the Notes are entitled to receive any payment by the Company on account of any Subordinated Claim. If the payment of Notes is accelerated because of an Event of Default, the Company shall promptly notify Holders of Senior Debt of the acceleration.

               The provisions of this Section 6.3 shall not apply to any payment with respect to which Section 6.4 would be applicable.

          6.4.  Bankruptcy, Insolvency or Liquidation Proceedings.  In the event
                -------------------------------------------------
of any Bankruptcy, Insolvency or Liquidation Proceeding:

               (a) Priority of Payment.  All Senior Debt shall be paid in full
                   -------------------
in cash (but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made) before any Holder shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property, securities or otherwise, in respect of this Note in such Bankruptcy, Insolvency or Liquidation Proceeding.

               (b) Payments and Distributions on Subordinated Claims. Each
                   -------------------------------------------------
holder of Senior Debt shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property, securities or otherwise (including, without limitation, any such payment or distribution which may become payable or deliverable by reason of the payment of any other claim against the Company being subordinated to the payment of the Subordinated Claims), that may become payable or deliverable to Holders on account or in respect of any Subordinated Claim, for application to the payment of all Senior Debt, until all holders of Senior Debt have received payment in full in cash of all Senior Debt (but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made).

     (c) Delivery and Application.  All such payments and distributions on
         ------------------------
account or in respect of Subordinated Claims shall be delivered by the debtor, trustee, receiver, disbursing agent or other Person making such payment or distribution in such Bankruptcy, Insolvency or Liquidation Proceeding directly to the holders of Senior Debt. If such payment or distribution consists of any property or securities other than cash, (i) such payment or distribution shall not be deemed applied to the payment of Senior Debt at any adjudicated or imputed value and (ii) such payment or distribution and all other and future non-cash payments and distributions on account or in respect of Subordinated Claims shall be delivered to and held by the holders of Senior Debt, until cash proceeds from such non-cash payments and distributions have been received by the holders of Senior Debt in an amount sufficient (with any other cash paid or distributed to them by or on behalf of the Company) to pay, in full and in cash, all of the Senior Debt (but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made).

     (d)  Proof of Claim.
          --------------

          (1) If any Holder fails to file a proof of claim or other statement or demand in respect of its Subordinated Claims in such Bankruptcy, Insolvency or Liquidation Proceeding prior to the 30th day preceding any bar date or other deadline for filing a proof of claim or other such statement or demand therein, or if any such proof of claim, statement or demand filed by any Holder prior to such day is in any respect inadequate or insufficient (in the good faith opinion of any holder of Senior Debt), then each holder of Senior Debt shall have the right, but not the obligation, to execute and deliver (in the name of such Holder or in its own name but on behalf of such Holder, as such holder of Senior Debt may elect) and file in such Bankruptcy, Insolvency or Liquidation Proceeding any proof of claim, statement or demand which such holder of Senior Debt may determine to be required or appropriate in respect of such Subordinated Claim.

          (2) To the extent necessary or reasonably appropriate to permit the holders of Senior Debt to exercise the right granted to them under this Section 6.4(d), each Holder hereby constitutes and appoints each holder of Senior Debt as its attorney-in-fact and agent, with full power of substitution and delegation, to execute, deliver and file any such proof of claim, statement or demand as herein provided, and the power of attorney granted herein (being coupled with an inter est) is and shall be in all respects irrevocable.

          (3) No holder of Senior Debt shall, by executing, delivering or filing any such proof of claim, statement or demand, become liable or responsible in any respect for the legality, adequacy or sufficiency thereof.

          (4) Each holder of Senior Debt filing any such proof of claim, statement or demand shall deliver or mail a copy thereof to the Company at least 10 days prior to filing such proof of claim, statement or demand, but the failure to deliver or mail such copy shall not in any respect (i) impose any liability on such holder or upon any other holder of Senior Debt or (ii) destroy, affect or impair the subordination provided hereby or any right, power or benefit hereby granted to any holder of Senior Debt. The Company shall, promptly after its receipt thereof, deliver or mail a copy of such proof of claim, statement or demand to each Holder.

          6.5.  Enforcement Rights.  No Holder shall have any right to enforce
                ------------------
any Subordinated Claim, institute or attempt to institute any Bankruptcy, Insolvency or Liquidation Proceeding against the Company or otherwise to take any action against the Company or the Company's property during any periods payments on or distributions in respect of Subordinated Claims are prohibited under Section 6.2, 6.3 or 6.4 hereof.

          6.6.  Turnover.  If and in each instance that any Holder receives any
                --------
payment or distribution of any kind or character, whether in cash, property, securities or otherwise (including, without limitation, any such payment or distribution which may become payable or deliverable by reason of the payment of any other Claim against the Company being subordinated to the payment of any Subordinated Claim) on account or in respect of any Subordinated Claim which payment or distribution is prohibited by Section 6.2, 6.3 or 6.4, at any time when any Senior Debt or any commitment to extend credit which would constitute Senior Debt is outstanding, or at any time when payment of interest on any Convertible Notes is deferred as aforesaid, then and in each such event:

               (a) Transfer and Delivery.      Each Holder shall forthwith pay
                   ---------------------
over, transfer and deliver such payment or distribution to the holders of Senior Debt, whether or not any Bankruptcy, Insolvency or Liquidation Proceeding is then pending, until the holders of Senior Debt have received payment in full and in cash of all outstanding Senior Debt (but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made).

               (b) Held in Trust. Each Holder hereby agrees to hold in trust
                   -------------
for the holders of Senior Debt, in the identical form received (except for any necessary endorsement to the holders of Senior Debt) and as trustee of an express trust, all payments and distributions required to be paid over, transferred and delivered pursuant to this Section 6.6.

          6.7.  Subrogation.  Subject to the prior payment in full and cash of
                -----------
any and all Senior Debt (but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made), each Holder shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions, whether in cash, property, securities or otherwise, applicable to the Senior Debt until such Holder's Subordinated Claim is paid in full. For such purposes:

               (a) Postponement of Subrogation.  No right of subrogation shall
                   ---------------------------
be available to or may be enforced by any Holder, unless and until the payment in full and in cash of all outstanding Senior Debt (but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made).

          (b) No Representation, Warranty or Responsibility. No holder of any
              ---------------------------------------------
Senior Debt makes any representation or warranty, or shall otherwise have any responsibility, as to whether any such right of subrogation is accorded or available to any Holder or is enforceable by it in any particular circumstance.

          (c) No Duty; No Exoneration.  No holder of any Senior Debt shall have
              -----------------------
any duty to any Holder to ensure, perfect, protect, enforce or maintain any right of subrogation that might otherwise be accorded or available to or enforceable by such Holder. The subordination provided herein and the rights of the holders of Senior Debt hereunder shall remain fully enforceable on the terms set forth herein, regardless of any act, omission or circumstance (whether or not attributable to any holder of any Senior Debt and whether or not wrongful) which does or might in any manner or in any respect destroy, limit, reduce, affect or impair any right of subrogation otherwise accorded or available to or enforceable by any Holder. Each holder of any Senior Debt shall remain utterly free to take or fail to take any and all actions in respect of any Senior Debt or any Person liable therefor or any collateral security therefor (including, without limitation, each and all of the acts, omissions and matters described in
Section 6.8), without exonerating Holders, even if any right of subrogation is destroyed, limited, reduced, affected or impaired thereby.

          (d) Disallowed Senior Debt.  The subordination provided herein and the
              ----------------------
rights of the holders of Senior Debt hereunder shall be fully enforceable as to all Senior Debt which is not allowed, allowable or enforceable in any Bankruptcy, Insolvency or Liquidation Proceeding, even if and even though no right of subrogation is available in respect of such Senior Debt.

          (e) Payment of Senior Debt.  For purposes of enforcing any right of
              ----------------------
subrogation on the terms set forth in this Section 6.7, no payment or distribution on account of any Subordinated Claim arising in respect of this Note applied to the payment of Senior Debt shall, as between the Company and Holders and to the extent of the payment or distribution so applied, discharge the liability of the Company for the payment of such Senior Debt and, to this end, the Company shall remain obligated to pay such Senior Debt in full notwithstanding any such application.

     6.8.  Subordination Not Prejudiced, Affected or Impaired.  No right of
           --------------------------------------------------
any present or future holder of any Senior Debt to enforce subordination as provided in this Note shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of the Company or by any act or failure to act on the part of any holder of Senior Debt or by any breach or default by the Company in the performance or observance of any promise, covenant or obligation enforceable by any Holder, regardless of any knowledge thereof that any holder of Senior Debt may have or otherwise be charged with.

          (a) Certain Acts, Omissions and Events.  Without in any way limiting
              ----------------------------------
the generality of the foregoing, each holder of any Senior Debt may at any time and from time to time, without the consent of or notice to Holder, without incurring any responsibility or liability to any

Holder and without in any manner prejudicing, affecting or impairing the subordination provided herein or the obligations of Holders to the holders of Senior Debt:

          (1) Make loans and advances to the Company or issue, guaranty or obtain letters of credit for the account of the Company or otherwise extend credit to the Company, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

          (2) Change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Senior Debt or any agreement, guaranty, lien or obligation of the Company or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any Senior Debt or any such agreement, guaranty, lien or obligation;

          (3) Increase or reduce the amount of any Senior Debt or the interest accruing thereon;

          (4) Release or discharge any Senior Debt or any guaranty thereof or any agreement or obligation of the Company or any other Person with respect thereto;

          (5) Take or fail to take any collateral security for any Senior Debt or take or fail to take any action which may be necessary or appropriate to ensure that any lien upon any property securing any Senior Debt is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any property subject to any lien are applied to the payment of any Senior Debt;

          (6) Release, discharge or permit the lapse of any or all liens upon any property at any time securing any Senior Debt;

          (7) Exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any collateral security or any other Person or property in respect of any Senior Debt or lien securing any Senior Debt or any right under this Note; or

          (8) Sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any lien securing any Senior Debt.

     (b) No Release or Exoneration.  No exercise, delay in exercising or failure
         -------------------------
to exercise any right arising under this Section 6, no act or omission of any holder of any Senior Debt in respect of the Company or any other Person or any collateral security for any Senior Debt or any right arising under this Section 6, no change, impairment, or suspension of any right or remedy of any holder of any Senior Debt, and no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of any Holder hereunder shall in any way affect, decrease, diminish or impair any of the obligations of any Holder under this Note or give any Holder or any other Person any recourse or defense against any holder of Senior Debt in respect of any right arising under this Section 6.

          6.9.  Reinstatement. If any payment or distribution at any time made
                -------------
on account or in respect of any Senior Debt is thereafter rescinded, recovered, set aside, avoided or required to be returned, then such Senior Debt and all rights of the holder of such Senior Debt to enforce subordination as set forth herein shall be automatically and unconditionally reinstated, as fully as if such payment or distribution had never been made.

     70  Amendments and Waivers.  Neither this Note nor any term hereof may be
         ----------------------
amended or waived orally or in writing, except that any term of the Notes may be amended and the observance of any term of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Notes, upon the approval of the Company and the Holders of fifty percent (50%) or more of the outstanding principal amount of all then outstanding Notes; provided, however, that any amendment to (i) the outstanding principal amount of
--------  -------
the Notes, (ii) the rate of interest borne by the Notes, (iii) the date of maturity or interest payment dates of the Notes or (iv) this Section 7 shall require the approval of the Holder of each Note to which such amendment shall apply. The Company will not amend any provision of any other Note in a manner favorable to any Holder thereof unless a similar amendment is made or offered with respect to all of the Notes. Each Holder of this Note by its acceptance hereof acknowledges and agrees that the subordination provisions of this instrument are for the benefit of the holders of the Senior Debt and that, accordingly, no provision of Section 6 hereof may be amended or otherwise modified without the prior written consent of each holder of Senior Debt at such time outstanding.

     80  Notices. Any notice or communication to the Company shall be given in
         -------
writing and delivered in person or by overnight courier or mailed by certified or registered mail, return receipt requested, addressed as follows:

               Micron Technology, Inc.
               8000 South Federal Way
               P. O. Box 6
               Boise, Idaho 8379-9632
               Attention: General Counsel.

Any notice or communication to a Holder shall be given in writing and delivered by telecopier, in person or by overnight courier or mailed by certified or registered mail, return receipt requested, addressed to the address of the Holder in the Note Register on the date of such notice or communication. The address of Seller, as original Holder, is as follows:

               Texas Instruments Incorporated
               7839 Churchill Way - MS

               Dallas, Texas  75215

               Attention:     General Counsel

Any such notice or communication shall be effective (x) when received, if delivered in person, (y) on the next business day, if delivered by overnight courier and (z) when received, if delivered by mail.

     90   Restrictions on Transfer. This Note has not been registered under the
          ------------------------
Securities Act, or the securities laws of any state or other jurisdiction. Neither this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. Each Holder by its acceptance of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this note or any portion thereof or interest therein other than in a minimum denomination of $10,000,000 principal amount (or any integral multiple of $1,000,000 in excess thereof) and then only (a) to the Company, or (b) for so long as the securities are eligible for resale pursuant to Rule 144A, pursuant to a sale to a Person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A.

     100  Transfer Agent and Registrar; Transfers of Notes.
          -------------------------------------------------

          10.1. Company Own Transfer Agent and Note Registrar. The Company shall
                ---------------------------------------------
serve as its own agent for the transfer and exchange of Notes and registrar to keep a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of Notes and the registration of transfers of Notes (the "Note Register"). The Note Register will be maintained at the office of the Company set forth in Section 8 hereof.

          10.2. Transfer of Notes.  Upon presentation of any Note for
                -----------------
registration of transfer at the office of the Company set forth in Section 8 hereof accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the registered Holder, in person or by such holder's attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the Note Register, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Notes shall be subject to such additional restrictions as are set forth in the legends on the Notes and to such additional reasonable regulations as may be prescribed by the Company. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith.

          10.3. Registered Holders Treated as Absolute Owners.  The Company may
                ---------------------------------------------
deem and treat the Person in whose name any Note is registered on the Note Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Agreement, interest on such Note and for all other purposes; and neither the Company nor any agent of the Company shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable on any such Note.

          10.4. Loss, Theft, Destruction or Mutilation of Note.  Upon receipt by
                ----------------------------------------------
the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Note, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.

     110  Holder Representations.  By its acceptance hereof, each Holder
          ----------------------
represents and warrants as follows:

          11.1. Qualified Institutional Buyer.  Such Holder is a "qualified
                -----------------------------
institutional buyer" as such term is defined in Rule 144A under the Securities Act. Such Holder has been advised that this Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. Such Holder has not been formed solely for the purpose of making this investment and is acquiring the Note for its own account, or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, for investment, and not with a view to, or for resale in connection with, the distribution thereof.

          11.2. Access to Information.  The initial Holder of this Note
                ---------------------
acknowledges that the Company has given such Holder access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Holder, and has furnished such Holder with all documents and other information required for such Holder to make an informed decision with respect to the acquisition of the Note.

     120  General. This Note shall be governed by and shall be construed and
          -------
enforced in accordance with the laws of the State of New York.

                            MICRON TECHNOLOGY, INC.

                                    By____________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT G
                                                                       ---------

     This Supplemental Trust Indenture, dated as of June 15, 1997 (the "Supplemental Indenture"), between Micron Technology, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of June 15, 1997, between the Company and the Trustee (the "Indenture").


                                    Recitals

     A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture.

     B. The Indenture provides that the Securities of each series shall be in substantially the form set forth in the Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be required by the officers executing such securities, as evidenced by their execution thereof.

     C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "7% Convertible Subordinated Notes due July 1, 2004" (the "Notes") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                           [Form of Face of Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                            MICRON TECHNOLOGY, INC.

               7% Convertible Subordinated Note due July 1, 2004

No. _________                                          $_____________

     Micron Technology, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ___________________ Dollars on July 1, 2004 and to pay interest thereon from June 24, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 in each year, commencing January 1, 1998, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, subject to the right of the Company to defer interest during an Extension Period. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right at any time during the term of the Securities to defer interest payments from time to time by extending the interest payment period for successive periods (each, an "Extension Period") not exceeding 4 consecutive semi-annual interest payment periods for each such period; provided, that no Extension Period may extend beyond the Stated Maturity
        --------
of the Securities. At the end of each Extension Period, the Company shall be responsible for the payment of, and the Company shall pay to the Person in whose name this Security is registered at the close of business on the Regular Record Date next preceding such payment date all interest then accrued and unpaid together with interest thereon compounded semi-annually at the rate specified for the Securities to the extent permitted by applicable law; provided, that
                                                              --------
during any Extension Period, the Company shall not, and shall not allow any of its Subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Notes (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) purchases of the Company's Common Stock related to the issuance of the Company's Common Stock under any of the Company's benefit plans for its directors, officers or employees, (c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period together with all previous and further
--------
extensions thereof may not exceed 4 consecutive semi-annual interest payment periods and may not extend beyond the Stated Maturity of the Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period shall be due and payable except at the end thereof.

     The Company shall give written notice to the Trustee of its election to begin an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date for the Interest Payment Date on the Securities that would have been payable but for the election to begin such Extension Period or
(ii) if the Securities are listed on the New York Stock Exchange, Inc. ("NYSE") or other stock exchange or quotation system, the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization or to Holders of the Securities of the Regular Record Date or the date such interest is payable.

     Payment of the principal of (and premium, if any) and any interest on this Security will be made at Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the
                                                --------  -------
option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    MICRON TECHNOLOGY, INC.


                                    By:
                                        -------------------------------
                                        Title:
Attest:



     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:                              NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION,
                                    As Trustee


                                    By:
                                       --------------------------------
                                       Authorized Officer

                          FORM OF REVERSE OF SECURITY

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 15, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.

     The Securities will not be subject to redemption prior to July 2, 1999 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 20 nor more than 60 days notice to the Holders, at the Redemption Prices (expressed as percentages of the principal amount) set forth below; provided, however, that the Securities will not be redeemable
             --------  -------
following July 2, 1999 and before July 3, 2001 unless the Closing Price Per Share of the Company's

Common Stock is at least 130% of the Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days of the call for redemption.

     The Redemption Price (expressed as a percentage of principal amount) is as follows for the 12-month periods beginning on July 1 of the following years (beginning on July 2, 1999, and ending on June 30, 2000, in the case of the first such period):

                          Year      Redemption Price
                          ----      ----------------
                          1999...............    105%
                          2000...............    104%
                          2001...............    103%
                          2002...............    102%
                          2003...............    101%

and thereafter is equal to 100% of the principal amount, in each case together with accrued and unpaid interest (including any unpaid interest, compounded semi-annually, that has accrued during any Extension Period) to, but excluding, the Redemption Date; provided, however, that interest installments whose Stated
                     --------  -------
Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If a Change in Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is $1,000 or any integral multiple of $1,000 in excess thereof, provided that the portion of the principal amount of this
                --------
Security to be Outstanding after such repurchase is at least equal to $1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to, but excluding, the Repurchase Date (including any unpaid interest, compounded semi-annually, that has accrued during any Extension Period). At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the succeeding paragraph,
      --------  -------
such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

     The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto.
Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before July 1, 2004 (except that, in case this Security or any portion hereof shall be called for redemption or submitted for repurchase, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption or submitted for repurchase, as the case may be, at the close of business on the first Business Day next preceding the date fixed for redemption or repurchase, as the case may be, as provided in the Indenture unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be), to convert the principal amount of this Security (or any portion hereof which is $1,000 or an integral multiple thereof) into fully paid and non-assessable shares of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the Conversion Rate of 14.8272 shares of Common Stock for each $1,000 principal amount of Securities, or at the adjusted Conversion Rate in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Corporate Trust Office of the Trustee accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender (other than during an Extension Period) shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. If, during any Extension Period, this Security (or portion hereof) called for redemption is surrendered for conversion, any accrued and unpaid interest on this Security (or portion hereof) as of the Interest Payment Date occurring on or immediately preceding the conversion date for this Security shall be paid in cash to the Holder surrendering such Security for conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time

Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:



     TEN COM   -   as tenants in common                   UNIF GIFT MIN ACT -______________
     TEN ENT   -   as tenants  by the entireties
                               (Cust)
     JT TEN-   as joint tenants with right of             Custodian_______________ under
                  Uniform survivorship and not
                  as tenants in common                                    (Minor)
                                                          Gifts to Minors Act______________
                                                                             (State)

    Additional abbreviations may also be used though not in the above list.

                               CONVERSION NOTICE

     To Micron Technology, Inc.:

     The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered (other than during an Extension Period) on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date after the close of business on a Regular Record Date and prior to the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


       Principal Amount to be Converted
 (in an integral multiple of $1,000, if less
                     than all)
                 $ __________

Dated: _______________          _______________________________________________

                                _______________________________________________

                                Signature(s) must be guaranteed by a qualified guarantor institution if shares of Common Stock are to be delivered, or Securities to be issued, other than to and in the name of the registered owner.
                                _______________________________________________
                                Signature Guaranty

     Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered Holder.


                            ___________________________________________________
(Name)                      Social Security or Other Taxpayer
                            Identification Number

(Address)

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

     (1) Pursuant to Section 601 of the Supplemental Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

     (2) The undersigned hereby directs the Trustee or the Company to pay it or __________________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date (including any unpaid interest, compounded semi-annually, that has accrued during any Extension Period), as provided in the Supplemental Indenture.


Dated:______________

                                    ________________________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    Eligible Guarantor Institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1943.

                                    ________________________________________
                                    Signature Guaranteed

Principal amount to be repurchased
(an integral multiple of $1,000): _____________________________

Remaining principal amount following such repurchase
(not less than $1,000):________________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                  ARTICLE ONE
                               ISSUANCE OF NOTES.

Section 101 Issuance of Notes; Principal Amount; Maturity.

     (a) On June 24, 1997, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Notes substantially in the form set forth above, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     (b) The Notes shall be issued in the aggregate principal amount of $435,000,000 (or $500,000,000 if the over-allotment option set forth in Section 3 of the Underwriting Agreement dated June 19, 1997 (as amended from time to time by the parties thereto) by and between the Company and the Underwriters is exercised in full) and shall mature on July 1, 2004.

Section 102 Interest on the Notes; Payment of Interest.

     (a) The Notes shall bear interest at the rate of 7% per annum from June 24, 1997.

     (b) The interest so payable, and punctually paid or duty provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, subject to the right of the Company to defer interest during an Extension Period pursuant to 102(c). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     (c) So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right at any time during the term of the Notes to defer interest payments from time to time by extending the interest payment period for successive periods (each, an "Extension Period") not exceeding 4 consecutive semi-annual interest payment periods for each such period; provided, that no Extension Period may extend beyond the Stated Maturity
        --------
of the Notes. At the end of each Extension Period, the Company shall be responsible for the payment of, and the Company shall pay to the Person in whose name this Security is registered at the close of business on the Regular Record Date next preceding such payment date all interest then accrued and unpaid together with interest thereon compounded semi-annually at the rate specified for the Notes to the extent permitted by applicable law; provided, that during any Extension Period, the Company shall not, and shall not
--------
allow any of its Subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Notes (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(b) purchases of the Company's Common Stock related to the issuance of the Company's Common Stock under any of the Company's benefit plans for its directors, officers or employees, (c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period together with all previous and
--------
further extensions thereof may not exceed 4 consecutive semi-annual interest payment periods and may not extend beyond the Stated Maturity of the Notes. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period shall be due and payable except at the end thereof.

     The Company shall give written notice to the Trustee of its election to begin such Extension Period at least one Business Day prior to the earlier of
(i) the Regular Record Date for the Interest Payment Date on the Notes that would have been payable but for the election to begin such Extension Period or
(ii) if the Notes are listed on the New York Stock Exchange, Inc. ("NYSE") or other stock exchange or quotation system, the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization or to Holders of the Notes of the Regular Record Date or the date such interest is payable.

     (d) Payment of the principal of (and premium, if any) and any interest on the Notes shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.


                       ARTICLE TWO  CERTAIN DEFINITIONS.

Section 201 Certain Definitions.

     The terms defined in this Section 201 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 201. All other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

     "Change of Control" has the meaning specified in Section 604 of this Supplemental Indenture.

     "Closing Price Per Share" means, with respect to the Common Stock of the Company, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (i) on the New York Stock Exchange as reported in The Wall Street Journal (or other similar newspaper) for New York Stock Exchange Composite Transactions or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal (as determined by the Company's Board of Directors) national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price Per Share shall be the fair value of a share as determined by the Board of Directors of the Company.

     "Conversion Price" shall equal $1,000 divided by the Conversion Rate.

     "Conversion Rate" has the meaning specified in Section 501 of this Supplemental Indenture.

     "Extension Period" has the meaning specified in Section 102(c) of this Supplemental Indenture.

     "Purchased Shares" has the meaning specified in Section 502(6) of this Supplemental Indenture.

     "Record Date" shall mean any Regular Record Date or any Special Record
Date.

     "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

     "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

     "Repurchase Date" has the meaning specified in Section 601 of this Supplemental Indenture.

     "Repurchase Price" has the meaning specified in Section 601 of this Supplemental Indenture.

     "Trading Days" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or similar system, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.


                                 ARTICLE THREE
                               CERTAIN COVENANTS.

     The following covenant shall be applicable to the Company for so long as any of the Notes are outstanding. Nothing in this paragraph will, however, affect the Company's obligations under any provision of the Indenture or, except for Article Three hereof, this Supplemental Indenture.

Section 301 Registration and Listing.

     The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Notes may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause
(ii); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of the Notes prior to such issuance or delivery on The New York Stock Exchange or such other exchange or automated quotation as the Common Stock is then listed at such date of conversion.


                                  ARTICLE FOUR
                              REDEMPTION OF NOTES

Section 401 Right of Redemption.

     The Notes may be redeemed in accordance with the provisions of the form of Security set forth herein.


                                  ARTICLE FIVE
                              CONVERSION OF NOTES

Section 501 Conversion Privilege and Conversion Rate.

     Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence immediately and expire at the close of business on July 1, 2004, subject, in the case of the conversion of any Global Security, to any applicable book-entry procedures of the Depositary therefor. In case a Note is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Note, such conversion right in respect of the Note shall expire at the close of business on the Business Day next preceding the Redemption Date or the Repurchase Date (as defined in Article Six), as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any applicable book entry procedures).

     If, during any Extension Period, a Note (or portion thereof) called for redemption is surrendered for conversion, any accrued and unpaid interest on such Note (or portion thereof) as of the Interest Payment Date occurring on or immediately preceding the conversion date for such Note (or portion thereof) shall be paid in cash to the Holder surrendering such Note for conversion.

     The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 14.8272 shares of Common Stock for each $1,000 principal amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in this Article Five.

Section 502  Adjustment of Conversion Rate.

     The Conversion Rate shall be subject to adjustment from time to time as follows:

     (1) In case the Company shall pay or make a dividend or other distribution on Common Stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If, after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

     (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section 502 has been made (the "combined cash and tender amount") exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on such date for determination.

     (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with
(I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (II) the aggregate amount of any cash distributions to all holders of the Company's Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made (the "combined tender and cash amount") exceeds 12.5% of the product of the current market price per share of the Common Stock (determined as provided in paragraph
(8) of this Section 502) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 502) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 502) as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

     (7) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1409 of the Indenture applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 502).

     (8) For the purpose of any computation under paragraphs (2), (4), (5) or
(6) of this Section 502, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

     (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9)
--------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

    (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 502, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

    (11) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

    (12) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty

(20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for
-------- -------
purposes of determining whether the Closing Price Per Share of the Common Stock exceeds the Conversion Price by 105% in connection with an event which would otherwise be a Change of Control pursuant to Section 604(4). Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 106 of the Indenture at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.


             ARTICLE SIX REPURCHASE OF NOTES AT THE OPTION OF THE
                        HOLDER UPON A CHANGE OF CONTROL.

 Section 601 Right to Require Repurchase.

     In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 602, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof (provided that no single Note may be repurchased in part unless
                --------
the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 603) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus interest accrued to, but excluding, the Repurchase Date (including any unpaid interest that has accrued during the Extension Period) (the "Repurchase Price"); provided,
                                                               --------
however, that installments of interest on Notes whose Stated Maturity is on or
-------
prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 307 of the Indenture. Such right to require the repurchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with Article Four of the Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 602, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. Whenever in this Supplemental Indenture or the Indenture (including in the Form of Note,
Section 101 of this Supplemental Indenture, and Sections 501(1) and 508 of the Indenture) there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Supplemental Indenture or Indenture when such express mention is not made; provided,
--------
however, that for the purposes of Article Fifteen of the Indenture such
-------
reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

 Section 602 Conditions to the Company's Election to Pay the Repurchase Price in Common Stock.

     The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 601 if and only if the following conditions shall have been satisfied:

     (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 601 and this Section 602, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Repurchase Date;

     (2) The Repurchase Price shall be paid only in cash in the event any shares of Common Stock to be issued upon repurchase of Notes hereunder (i) require registration under any federal securities law before such shares may be freely transferrable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

     (3) Payment of the Repurchase Price may not be made in Common Stock unless such stock is, or shall have been, approved for listing on the New York Stock Exchange or quotation on the Nasdaq National Market, in either case, prior to the Repurchase Date; and

     (4) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 602 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

 Section 603 Notices; Method of Exercising Repurchase Right, Etc.

     (1) Unless the Company shall have theretofore called for redemption all of the Outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Notes, in the manner provided in Section 106 of the Indenture, notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

     Each notice of a repurchase right shall state:

            (i)  the Repurchase Date,

           (ii)  the date by which the repurchase right must be exercised,

          (iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

           (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Notes, are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

            (v) that on the Repurchase Date the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

            (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where such Notes may be surrendered for conversion, and

           (vii) the place or places that the Note certificate with the Election of Holder to Require Repurchase as specified in the form of Note shall be delivered.

     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

     If any of the foregoing provisions or other provisions of this Article Six are inconsistent with applicable law, such law shall govern.

     (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Notes with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day prior to the Repurchase Date.

     (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised; provided, however,
                                                           --------  -------
that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

     (4) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 7% per annum, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

     (5) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

     (6) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided,
                                                               --------
however, that any surrender for repurchase on a date when the stock transfer
-------
books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Note declared prior to the Repurchase Date.

     (7) No fractions of shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Company will deliver to the applicable Holder a check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

     (8) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; provided, however, that the Company shall not be required to pay any tax or duty
--------  -------
which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

     (9) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

 Section 604   Certain Definitions.

     For purposes of this Article Six,

     (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Supplemental Indenture, promulgated by the Commission pursuant to the Exchange Act;

     (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Notes, of:

          (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage), other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company existing on the date of this Supplemental Indenture; or

          (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets (other than to a wholly-owned subsidiary of the Company) of the Company to any other Person (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction and (b) a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

provided, however, that a Change in Control shall not be deemed to have occurred
--------  -------
if either (a) the Closing Price Per Share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause 604(2)(i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause 604(2)(ii) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day, or (b) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation constituting the Change in Control described in clause 604(2)(i) and/or clause 604(2)(ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the Change in Control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

     (3) for purposes of Section 604(2)(i), the term "person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Supplemental Indenture.

 Section 605   Consolidation, Merger, etc.

     In the case of any consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section 1409 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the

Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Supplemental Indenture relating to the right of Holders to cause the Company to repurchase the Notes following a Change in Control, including without limitation the applicable provisions of this Article Six and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change of Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).


                                 ARTICLE SEVEN
                                EVENT OF DEFAULT

 Section 701   Event of Default.

     In addition to the Events of Default set forth in Section 501 of the Indenture, the following will be an Event of Default under the Supplemental
Indenture: any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company in a principal amount then outstanding in excess of $50,000,000 is not paid at final maturity thereof (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.


                                 ARTICLE EIGHT
                                 MISCELLANEOUS

 Section 801   Applicability of Certain Indenture Provisions.

     Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to the Notes.

 Section 802   Reference to and Effect on the Indenture.

     This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this Supplemental Indenture and (ii) ratified, approved and confirmed.

 Section 803   Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article Three hereof if the Holders of a majority in principal amount of the outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

 Section 804   Supplemental Indenture May be Executed In Counterparts.

     This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

 Section 805   Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                                    Micron Technology, Inc.



                                    By:
                                       ------------------------------
                                    Name:
                                    Title:



                                    Norwest Bank of Minnesota, National
                                    Association, as Trustee



                                    By:
                                       ------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT H


                        PRICE ALLOCATION/TAX PARAMETERS:
                        -------------------------------

1. The value of the Buyer Common Stock shall equal the average trading price on the Closing Date.

2. The Subordinated Notes and the Convertible Notes are indebtedness for Tax purposes. The Cash Payment is being made in the exchange described in
     Section 3.4 with Seller Note Purchasing Subsidiary.

3. The allocation can include an allocation among the assets acquired by Singapore Newco and Italian Newco pursuant to the Reorganization.

4. The transactions described in this Agreement shall be treated as taxable transactions. The contribution of assets to Singapore Newco and Italian Newco pursuant to the Reorganization will be, for U.S. federal and state Tax purposes, taxable transactions that do not qualify under Section 351 of the Code (or comparable provisions of state law).

5. No portion of the transaction represents consideration being paid to the Buyer, Italian Newco, or Singapore Newco (including in the form of a purchase price reduction) for the purpose of assuming liabilities or undertaking certain activities or obligations. There is no deemed consideration that is being paid to the Seller Group and repaid to the Buyer, Italian Newco, or Singapore Newco.

                                                                       EXHIBIT I
                                                                       ---------

                         TRANSITION SERVICES AGREEMENT

                                 By and Between

                                     PERRY
                                      and
                                     DIXIE


     THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is made effective as of the Closing Date by and between Perry, a Delaware corporation ("Seller" or "Perry") and Dixie, a Delaware corporation ("Buyer").


                                   WITNESSETH

     WHEREAS, Seller and Dixie have entered into that certain Acquisition Agreement dated as of June __, 1998 (the "Acquisition Agreement"), pursuant to which Seller agreed to sell to Dixie the "Acquired Assets" and Dixie has agreed to assume from Seller the "Assumed Liabilities" ( all defined terms not defined herein shall have the meaning set forth in the Acquisition Agreement).

     WHEREAS, in consideration of the historical interconnections between the Acquired Assets and Perry, the parties desire to provide certain support, services, goods, and facilities to each other in order to promote the efficient operation of their respective businesses, during the period in which the functional separation contemplated by the Acquisition Agreement will occur (the "Transition Services").

     WHEREAS, such Transition Services shall be provided for the period specified in any applicable Supplemental Agreement, as defined below, or, if no such Supplemental Agreement, then for a period of twelve (12) months (the "Transition Period");

     WHEREAS, Seller has agreed to provide to Buyer, and Buyer desires the right to purchase from Seller certain Transition Services on the terms and conditions more particularly set forth herein or as the parties may otherwise agree in writing;

     WHEREAS, Seller desires Buyer to continue to provide, and the Buyer has agreed to continue to provide to Seller, certain Transition Services currently provided by the Business to Seller on the terms and conditions more particularly set forth herein or as the parties may otherwise agree in writing;

     NOW, THEREFORE, in consideration of the mutual promises and agreement herein set forth, Seller and Buyer, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1

                            NATURE OF THE AGREEMENT

     1.1 The following are general terms and conditions under which Seller will provide to Buyer, and Buyer shall provided to Seller, the Transition Services. The Transition Services will be provided in accordance with these general terms and conditions and in accordance with the terms and conditions set forth in the Supplements attached hereto as Supplements _________ through _______ and made a part of this Agreement, and any future Supplemental Agreement hereto entered into between Seller and Buyer, as such agreements may be modified, amended or extended.

     1.2 The terms of this Agreement and the applicable Supplemental Agreement shall both apply to the Services being performed. To the extent general terms contained herein are not contradicted by the terms of the Supplemental Agreement, the general terms in this Agreement shall govern. In any case where the terms of this Agreement and the terms of a Supplemental Agreement are in conflict, the terms of the Supplemental Agreement shall take precedence. In this regard it is agreed by the parties that the Supplemental Agreement may provide terms and conditions as to the nature, scope, volume and type of the Transition Services covered thereby, in which case the terms of the Supplemental Agreement shall prevail as to such matters.

     1.3 In the event of any conflict between any preprinted terms on a purchase order that may be used between Seller and Buyer relating to the Services and the terms of this Agreement or any applicable Supplemental Agreement, the terms of this Agreement or the applicable Supplemental Agreement shall control and such purchase order shall be deemed binding, only if accepted in writing by the vendee thereof.


                                   ARTICLE 2
                                   SERVICES

     2.1 The Transition Services shall include the Transition Services anticipated by the "Supplemental Agreements" described below. It is the basic intent of the parties that Transition Services of like kind, quality and amount, as performed prior to the date hereof by the Seller Group members for the Business, as customers, or as presently performed by the Business for the Seller Group members (other than the Buyer Operating Group members), as customers, will be made available to the party or parties needing such Transition Service as necessary to promote a smooth and efficient functional separation of the Business from the operations of Seller. In addition, the parties acknowledge that they may in good faith agree to include in the Supplemental Agreements services beyond (in volume, type and nature) those historically provided to the Business. When mutually agreed upon in a Supplemental Agreement, these Transition Services may include those reasonably necessary to support continued operation of the Business as such Business was conducted at the time of Closing and those reasonably necessary to provide for a smooth and orderly transition by Buyer into the operation of the Business as soon as reasonably practicable during the Transition Period. The Supplemental Agreements are:

          2.1.1  Facilities Agreements.  During the Transition Period, Seller
                 ---------------------
will provide certain facilities and shared occupancy-related services to Buyer and Buyer will provide certain facilities and shared occupancy-related services to Seller, at the sites described on attached Supplement 1(a) upon the terms and conditions substantially in the form set forth in attached Supplement 1(b) (the "Facilities Agreements"). Seller and Buyer acknowledge that certain relocations, consolidations, and modifications to certain premises covered by the Facilities Agreements may be necessary in order to accomplish a functional separation of the respective operations of Seller and Buyer (the "Facilities Transition Activities"), and that the terms and conditions for such Facility Transition Activities will be set forth in the Facility Agreement for such premises. During the Transition Period, Seller and Buyer agree to use commercially reasonable efforts to facilitate a functional separation of their respective operations and complete the Transition Activities as soon as reasonably practicable. During the Transition Period, Seller and Buyer agree to cooperate in good faith to facilitate a smooth transition with minimal disruption to ongoing operations of both parties. If appropriate under the circumstances, a summary of any such anticipated Facilities Transition Activities, and the process and schedule therefore, shall be attached hereto as Supplement 1(c) (the "Facilities Transition Summary").

          2.1.2  IT Transition Services Agreement.  During the Transition
                 --------------------------------
Period, Seller will provide certain information technology systems and services support to Buyer, and Buyer will provide certain information technology systems and services support to Seller upon the terms and conditions set forth in Supplemental Agreement 2, and "IT Transition Services Agreement."

          2.1.3  Finance and Accounting Transition Services Agreement. During
                 ----------------------------------------------------
the Transition Period, Seller will provide certain finance and accounting services support to Buyer, and Buyer will provide certain finance and accounting services support to Seller upon the terms and conditions set forth in Supplemental Agreement 3, the "Finance and Accounting Transition Services Agreement."

          2.1.4  EPROM/FLASH Purchase Agreement.  Seller shall provide Buyer
                 ------------------------------
with EPROM/FLASH products and related services upon the terms and conditions set forth in Supplemental Agreement 4, the "EPROM/FLASH Purchase Agreement."

          2.1.5  Design Automation Service Agreement.  Seller shall provide
                 -----------------------------------
Buyer with design automation services upon the terms and conditions set forth in Supplemental Agreement 5, the "Design Automation Services Agreement."

          2.1.6  Research and Development Services Agreement.  Seller shall
                 -------------------------------------------
provide Buyer with SiTD research and development services upon the terms and conditions set forth in Supplemental Agreement 6, the "Research and Development Agreement."

          2.1.7  Test Systems Service and Support Agreement.  Seller shall
                 ------------------------------------------
provide Buyer with test systems service and support, [including, without limitation as appropriate, Laser Scriber and Product Redundancy Analyzing System services and support] upon the terms and conditions set forth in Supplemental Agreement 7, the "Test Systems Service and Support Agreement."

          2.1.8  Wire Bonder Equipment Service and Support Agreement.  Seller
                 ---------------------------------------------------
shall provide Buyer with wire bonder equipment service and support upon the terms and conditions set forth in Supplemental Agreement 8, the "Wire Bonder Equipment Service and Support Agreement."

          2.1.9  Military Memory Products Purchase Agreement.  Buyer shall
                 -------------------------------------------
provide Seller military memory product and related services support upon the terms and conditions set forth in Supplemental Agreement 9, the "Military Memory Products Purchase Agreement."

          2.1.10 Quartz Material Purchase Agreement.  Buyer shall provide Seller
                 ----------------------------------
with quartz material and related services from the facility in Avezzano, Italy (to be conveyed from Seller to Buyer at Closing), upon the terms and conditions set forth in Supplemental Agreement 10, the "Quartz Material Purchase Agreement."

          2.1.11 Human Resources Administration Transition Services Agreement.
                 ------------------------------------------------------------
Seller shall provide Buyer certain human resources administrative and consulting services and Buyer shall provide certain human resources administrative and consulting services to Seller upon the terms and conditions set forth in Supplemental Agreement 11, the "Human Resources Administration Transition Services Agreement."

          2.1.12 Purchasing and Logistics Transition Services Agreement  Seller
                 ------------------------------------------------------
shall provide certain purchasing, inventory management, shipping, receiving and other logistics services and support to Buyer, and Buyer shall provide certain purchasing, inventory management, shipping, receiving and other logistics services and support to Seller, upon the terms and conditions set forth in Supplemental Agreement 12 the "Purchasing and Logistics and Transition Services Agreement."

          2.1.xx [Insert such other Transition Services as the Buyer and Seller shall, after good faith discussions, agree upon in writing prior to the Closing in order to implement the spirit and intent of this Agreement, which Transition Services may include, as appropriate, administrative or commercial support commitments, such as (perhaps) manufacturing equipment installation assistance.]

     2.2 The parties acknowledge and agree that there may be some services Seller or another Seller Group member (other than the Buyer Operating Group) provided to the Business, or the Business provided to Seller, that are not specifically identified in this Agreement, the Supplemental Agreements or the other agreements referred to herein, of which Buyer or Seller may not be aware until the time such service is needed (including during the Transition Period). Accordingly, in addition to the Transition Services described in Section 2.1, above, the parties further agree that, if "Additional Transition Services" not contemplated by this Agreement or the Supplemental Agreements under the provisions of Section 2.1, above, should be required to implement the spirit and intent of this Agreement, then, such Additional Transition Services as may be identified and mutually agreed upon in writing by the parties, shall be provided to the appropriate Buyer, a Buyer Operating Group member, Seller or a Seller Group member. Buyer and Seller shall document the inclusion in this Agreement of such Additional Transition Services hereunder by an amendment, letter agreement, or memorandum signed by duly authorized representatives of both parties, referencing and incorporating (unless the parties agree otherwise in such document) this Agreement, as appropriate and agreed upon by the parties.

     2.3 Except where otherwise specified in any Supplemental Agreement, the party providing the Services shall retain the right, in its reasonable discretion to select, change or outsource any equipment, materials, procedures, or personnel (including vendors, suppliers, or contractors) used in performing the Services so long as such action does not materially and adversely affect the costs, quality, kind or amount of the Services being provided including any required specifications in or pursuant to a Supplemental Agreement are satisfied. At its option, the party providing the services, without the consent of the other party, may assign or subcontract any or all of its rights and/or obligations hereunder to any of its subsidiaries or any entity acquiring substantially all of the assets of the business unit of the party by whom any particular service is provided under any of the Supplemental Agreements. As used herein, "subsidiary" has the meaning set forth in the Acquisition Agreement. If a party intends to assign or subcontract its rights and obligations hereunder or under any of the Supplemental Agreements as permitted by this Section 2.2, such party shall notify the other party within thirty (30) days prior to such assignment or subcontracting. Further, any permitted assignee or subcontractor shall be bound by the terms of this Agreement and any applicable Supplemental Agreement.

     2.4 Unless otherwise specifically agreed, the party receiving a Service hereunder may terminate such Service or a portion thereof at any time by giving written notice to the other party. The parties shall cooperate to provide as much advance notice of termination as possible, but not fewer than thirty (30) days, unless mutually agreed.


                                   ARTICLE 3
                                 COMPENSATION

     3.1 Unless otherwise specifically provided in any Supplemental Agreement, amounts payable for Transition Services shall be charged at the service provider's cost, it being the intent and agreement of the parties that the service provider shall not make a profit on charges for Transition Services, except as otherwise specifically agreed [CHECK WITH TAX: or to the extent the billing for the Transition Service is made by a service provider located in one country to a service recipient located in another, in which case any profit shall be limited to the minimum amount required by applicable Law].

     3.2 In the event a service recipient for any reason, or a service provider in accordance with its rights under a Supplemental Agreement, elects to terminate a Transition Service, the recipient shall be liable for charges for such Transition Service performed accruing through the effective date of termination.

     3.3 Where practical (i.e., where Transition Service-related charges are collected on Seller's financial systems) and unless otherwise provided in any Supplemental Agreement, Seller will account for all charges to be paid by Buyer to Seller and any charges to be paid by Seller to Buyer under this Agreement, any Supplemental Agreement, and any similar service-related agreements through a consolidated statement of account. As appropriate, such consolidated statements may be prepared and administered on a country-specific basis reasonably agreed upon by Buyer and Seller. To facilitate the generation of these consolidated statements, Buyer shall collect Transition Service-related charges resident on Buyer financial systems and promptly forward such information to Seller for inclusion in the appropriate consolidated statement of account.

          The consolidated statements shall include a summary of charges and a report detailing each category of charges for the previous billing month. The consolidated statements of account shall be issued no later than the fourteenth working day following the month to which the statement of account applies. Beginning on the Closing Date, Seller will issue the consolidated statements of account on a monthly basis.

     3.4 Statements issued pursuant to 3.3 shall be due and payable within thirty (30) days from date of invoice, which shall be attached to the consolidated statement. All charges are in U.S. dollars unless otherwise stated and agreed by Buyer and Seller, and are net of any applicable taxes and fees imposed by any Government Agency as a result of either party's use of any services provided hereunder, which shall be such party's sole obligation to pay.


                                   ARTICLE 4
                        COMMUNICATION AND ADMINISTRATION

     4.1 Unless otherwise indicated in the relevant Supplemental Agreement, all notices, approvals, and other communications required or permitted by this Agreement to be given to Seller or Buyer shall be in writing and shall be delivered (i) in person or by a reputable courier service that provides receipt of delivery, (ii) by deposit in the U.S. or relevant country mail, postage prepaid, by certified or registered mail, return receipt requested, provided, however, the delivery of payment of routine invoices shall not be required to be by certified or registered mail; (iii) by an internationally recognized overnight courier service, or (iv) by facsimile delivery, confirmed, delivery in accordance with subparagraphs (i) or (iii) above; in each case addressed to the party concerned at its address or facsimile number as set forth below (or at such other address as a party may specify by written notice pursuant to this paragraph to the other party):

If to Perry:   Perry
-----------

               Dallas, Texas _______ (on-site deliveries), or
               P.O. Box _______, Mail Station ____
               Dallas, Texas ________ (U.S. mail delivery)
               Attention:
               Facsimile No.: 972-________

with a copy to: Perry
                8505 Forest Lane, M/S 8658
                P.O. Box 660199, M/S 8658

                Dallas, TX  75266-0199 (U.S. mail delivery)
                Attention:  General Counsel MS 8658
                Telecopy:  (972) 480-5061

                Perry
                P.O. Box 650311, MS 3995
                Dallas, Texas  75265
                Attention:  Manager, Corporate Development
                Telecopy:  (972) 917-3804

If to Buyer:    Dixie
-----------



                Attention:____________________
                Facsimile No.:________________

with a copy to: Dixie



                Attention:____________________
                Telecopy No.:_________________

     Communications sent by personal delivery, courier service, facsimile transmission as set forth above shall be effective upon receipt, provided any required confirmatory delivery is made. Communications sent by mail as set forth above shall be effective ten (10) days after deposit in the U.S. mail; twenty
(20) days after deposit in non-U.S. mail.


                                   ARTICLE 5
                          STANDARD OF CARE; DISCLAIMER

     5.1 Each party hereby represents to the other and such party acknowledges that the Transition Services to be performed hereunder and under each of the Supplemental Agreements shall be performed in a professional and competent manner.

     5.2 EXCEPT AS EXPRESSLY SET FORTH IN A SUPPLEMENTAL AGREEMENT, SELLER AND BUYER HEREBY DISCLAIM ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE TRANSITION SERVICES (OR ANY SERVICES PROVIDED BY THIRD PARTIES WITH WHOM EITHER PARTY CONTRACTS IN CONNECTION WITH THE PERFORMANCE OF THE TRANSITION SERVICES) OR GOODS OR PRODUCTS FURNISHED IN CONNECTION THEREWITH. FURTHER, NEITHER SELLER NOR BUYER REPRESENT

AND HEREBY SPECIFICALLY DISCLAIM ANY WARRANTY THAT GOODS OR SERVICES FURNISHED HEREUNDER WILL BE COMPLIANT WITH OR COMPREHEND THE YEAR 2000 CENTURY DATE CHANGE. SUCH DISCLAIMER IS NOT INTENDED TO AFFECT ANY DIRECT CLAIMS EITHER PARTY MAY ASSERT AGAINST ANY THIRD PARTY, NOR PREVENT THE PASS-THROUGH OR ASSIGNMENT OR ANY RIGHTS EITHER PARTY MAY HAVE AGAINST ANY THIRD PARTY, AND, WITH RESPECT TO YEAR 2000 MATTERS, TO EXPAND OR DIMINISH ANY OBLIGATIONS OF THE PARTIES SET FORTH IN THE ACQUISITION AGREEMENT.

     5.3 The Transition Service provider hereunder (and/or under a Supplemental Agreements) shall use commercially reasonable efforts to obtain, for the benefit of the service recipient, the Permits and/or Approvals required to be obtained for the provision of such Transition Service, but such Transition Service provider shall not be liable for its inability to provide such Transition Service to the extent such failure results from the denial of necessary governmental approvals and consents, if such Transition Service provider has used all such commercially reasonable efforts to obtain such approval or consent.

                                   ARTICLE 6
                                INDEMNIFICATION

     6.1 Except to the extent of the negligence or willful misconduct of Seller or its Agents (as hereinafter defined), Buyer agrees to and shall defend, indemnify, and hold harmless Seller and its Agents from and against any and all third party claims, losses, liabilities, damages, fines, penalties, bodily injury, sickness, disease, death, obligations, costs and expenses whatsoever (including, without limitation, attorneys' fees, consultants' fees, experts' fees and court costs for third party claims) to the extent arising out of (i) the negligence of Buyer or its Agents, including, without limitation, their negligence in the performance or failure to perform the Transition Services to be performed by Buyer hereunder, or (ii) a third party claim by any employee, independent contractor or invitee of Seller related to the Seller's provision of Transition Services.

     6.2 Except to the extent of the negligence or willful misconduct of Buyer or its Agents, Seller agrees to and shall defend, indemnify, and hold harmless the Buyer and its Agents from and against any and all third party claims, losses, liabilities, damages, costs, fines, penalties, bodily injury, sickness, disease, death, obligations, costs and expenses whatsoever (including, without limitation, attorneys' fees, consultants' fees, experts' fees and court costs for third party claims) arising out of the negligence of Seller or its Agents, including, without limitation, (i) their negligence in the performance or failure to perform the Transition Services to be performed by Seller hereunder, or (ii) a third party claim by any employee, independent contractor or invitee of Buyer related to the Buyer's provision of Transition Services.

     6.3 The amount of any recovery, which a party seeking indemnification hereunder shall be entitled to receive shall be offset by the amount of insurance or other third party proceeds, if any, actually received by such party in respect of such liability.

     6.4 EXCEPT AS RESULTING FROM A PARTY'S WILLFUL BREACH OF THIS AGREEMENT OR A PARTY'S WILLFUL MISCONDUCT, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER UNDER THIS AGREEMENT OR ANY SUPPLEMENTAL AGREEMENT FOR LOSS OF PRODUCT, LOSS OF PROFIT, LOSS OF USE, OR ANY OTHER INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE.

     6.5 The indemnification obligations set forth herein or in any of the Supplemental Agreements shall survive any termination of this Agreement.

[Prior to the closing, the parties' risk management departments will confer to determine the appropriate insurance or self-insurance policy to be implemented by the parties in connection with the Transition Services and the Supplemental Agreements.]


                                   ARTICLE 7
                     CONFIDENTIAL INFORMATION AND MATERIAL

     7.1 Seller and Buyer shall maintain and treat as confidential and secret all information and materials which may be disclosed by the other party in connection with such party's performance of Services hereunder and identified in writing thereon as being proprietary, confidential or secret (the "Confidential Information").

     7.2 Seller and Buyer shall not disclose the Confidential Information to any third party, shall restrict disclosure of such information and material to employees who have a need to know, and shall employ the same standard of care each uses to protect its own proprietary, confidential or secret information and material of like importance.

     7.3 Notwithstanding the foregoing, a party may disclose Confidential Information of the other party hereto to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of the disclosing party's counsel, by other requirements of law, or (b) such party can show that such Confidential Information (i) was publicly available prior to the date of this Agreement or thereafter becomes publicly available without any violation of this Agreement on the part of such party or its employees, agents, affiliates, associates or representatives, or (ii) became available to such party from a person other than the other party hereto that is subject to any legally binding obligation to keep such Confidential Information confidential.

     7.4 The existence of this Agreement and any Supplemental Agreement and the terms and conditions hereof or thereof shall not be disclosed by any party without the prior written consent of the other parties (which shall not be unreasonably withheld), or as may be required by law or as may be necessary to establish a party's rights hereunder in a court of law or other legal proceeding.

     7.5 The obligations of this Article 7 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 8
                             TERM AND TERMINATION

     8.1 This Agreement shall commence as of the Closing Date and shall remain in effect for the Transition Period.

     8.2 This clause shall not be deemed to waive, prejudice or diminish any rights Buyer or Seller may have at law or in equity against any third party.


                                   ARTICLE 9
                                 FORCE MAJEURE

     9.1 Neither party shall be responsible for any delay or failure in performance or for any loss, damage, costs, charges and expenses incurred or suffered by the other party by reason thereof if such delay or failure results from the occurrence of an event beyond the reasonable control of such party and without the fault or negligence of such party ("force majeure") including, but not limited to, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, failure of suppliers, terrorism, or civil strife. If any party to this Agreement is rendered wholly or partially unable by an event or force majeure to carry out its obligations under this Agreement, and if that party gives prompt written notice and full particulars of such event of force majeure to the other party, the notifying party shall be excused from performance of its obligations hereunder during the continuance of any inability so caused, but for no longer period. Both parties shall use all commercially reasonable efforts to remove or avoid the condition as soon as commercially practicable.


                                  ARTICLE 10
                                 GOVERNING LAW

     10.1 This Agreement and the Supplemental Agreements shall not be governed by the provisions of the 1980 United Nations Convention or Contracts for the International Sale of Goods, but shall be governed by, construed and interpreted and the rights of the parties determined in accordance with the laws of the State of New York without regard to the choice of law principles thereof.

     10.2 Seller and Buyer recognize that application of non-U.S. law to the Agreement and/or the Supplemental Agreements (collectively, the "Transition Agreements") could serve to frustrate the intent or expectations of the parties as expressed therein (the "Intent"). Under such circumstances, the parties agree to cooperate reasonably to make such changes in this Agreement and the Supplemental Agreements, and to take such other actions as may be reasonably necessary, to implement the Intent under any applicable non-U.S. law or in any non-U.S. jurisdiction.

                                  ARTICLE 11
                                  ASSIGNMENT

     11.1 Except as expressly provided in Section 2.3 hereof, no assignment of this Agreement or any Supplemental Agreement by any party hereto shall be permitted without the prior written consent to the other party, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE 12
                              ADDITIONAL DOCUMENTS

     12.1 Each party shall promptly execute and deliver or cause to be executed and delivered such additional documents, including but not limited to the Supplemental Agreements, as are reasonably required by any other party for the purpose of implementing this Agreement.


                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 This Agreement, the Supplemental Agreements and the other Agreements referred to herein constitute the entire Agreement between the parties with respect to the subject matter hereof and supersede all previous communications, representations, understandings and agreements, either written or oral, between the parties.

     13.2 If any provision of this Agreement or of any Supplemental Agreement or the application thereof to any party or circumstance shall be held to be invalid and unenforceable to any extent, the remainder of this Agreement or such Supplemental Agreement or the application thereof to any other party or circumstance shall not be affected thereby and each provision shall be valid and shall be enforced to the highest extent permitted by law.

     13.3 The parties hereto shall act in all matters pertaining to this Agreement and the Supplemental Agreements as independent contractors and nothing contained herein or in any of the Supplemental Agreements and no action taken with respect to the provision of the Services shall constitute one party to be the agent, partner or joint venturer of any other party for any purpose whatsoever. Either party may delegate its obligations under this Agreement to any subsidiary of said party.

     13.4 This Agreement and any Supplemental Agreement shall be modified only by an instrument in writing executed by duly authorized representatives of the parties thereto.

     13.5 A waiver of breach, delay or failure to take action with respect to any previous default or failure by a party to fulfill its obligations under this Agreement or any Supplemental Agreement shall not be deemed to constitute a waiver of any other or subsequent default or failure by such party to fulfill such obligations and shall not constitute or be construed as a continuing waiver and/or as a waiver of other subsequent defaults or breaches of the same or other (similar or otherwise) obligations or as a waiver of any remedy available.

     13.6 Words of any gender used in this Agreement or any Supplemental Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

     13.7 The article headings and section captions of this Agreement or any Supplemental Agreement are inserted for convenience only, and shall not be deemed to constitute part thereof or to affect the construction thereof.

     13.8 As used herein "Agents" means, with respect to any principal, the officers, employees, servants, subsidiaries, agents of the principal and/or other persons for whom the principal is legally responsible. Any other capitalized term used, but not defined in this Agreement, shall have the meaning given it in the Acquisition Agreement.

     13.9 Nothing herein or in any Supplemental Agreement is intended to confer on any person other than the Parties hereto or thereto any rights or remedies under or by reason of this Agreement or any Supplemental Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Closing Date.


PERRY                               DIXIE

By: ____________________________    By: ____________________________

Name: __________________________    Name: __________________________

Title: _________________________    Title: _________________________

                                Supplement 1(a)

                         FACILITIES TRANSITION SUMMARY

     [Upon Closing, Buyer and Seller will occupy the following premises as further described in the applicable Facilities Agreements]:

     I. Seller will lease or sublease portions of the following Buyer facilities (to be conveyed or assigned from Seller to Buyer at Closing):

                                                Overlandlord           Approx. Sq.Ftg.
                                                                    subject to transition
Site              Addresses                    (if applicable)         lease/sublease
Avezzano          Via Antonio Pacinotti 5/7          N/A
                  Nucleo Industriale
                  67051 Avezzano (AQ)
                  Bldg. 2

Singapore         Singapore (PTE) LTD.               Yes
                  990 Bendemeer Road
                  Singapore 1233


     II. Buyer will lease or sublease portions of the following Seller facilities:

                                                                                  Approx. Sq.Ftg.
                                                             Overlandlord      subject to transition
Site                      Addresses                         (if applicable)       lease/sublease
Jack Kilby                13570 N. Central Expy.                  N/A
Center (R&D1)             Dallas, Texas  75243

East Bldg.                13353 N. Central Expy.                  N/A
                          Dallas, Texas  75243

DMOS 6                    13011 Floyd Road                        N/A
                          Dallas, Texas  75265

Forest Lane               8505 Forest Lane                        N/A
                          Dallas, Texas  75243

Executive                 8390 LBJ Frwy.                          Yes
Center I                  Dallas, Texas  75243

Executive Center II       8360 LBJ Frwy.                          Yes
                          Dallas, Texas  75243

Executive Center III      8330 LBJ Frwy.                          Yes

                                                                                  Approx. Sq.Ftg.
                                                             Overlandlord      subject to transition
Site                      Addresses                         (if applicable)       lease/sublease
                          Dallas, Texas  75243

PAC Building              Floyd Road South                        N/A
                          Dallas, Texas

Stafford (Houston)        12201 Southwest Freeway                 N/A
                          Stafford, Texas  77477

Bangalore, India          Golf View Homes                         Yes
                          Wind Tunnel Road
                          Murugeshpalayam
                          Bangalore 560-017
                          India

Hsinchu, Taiwan           6 Creation 2ns Rd.                      Yes
                          Hsinchu Science Based
                          Industrial Park
                          Hsinchu, Taiwan, R.O.C.

Miscellaneous:            Additional leases/ subleases            Yes
                          of other real property owned or
                          leased by Seller Group
                          member in connection with the
                          Business, which is leased
                          pursuant to the [Facilities
                          Agreement] for the term stated
                          therein as agreed upon by
                          Buyer.

                                   EXHIBIT J

                      LIST OF CERTAIN EXCLUDED LIABILITIES



 .     Liabilities, Claims and Losses with respect to the Italian 1989 program contract relating to Italian government subsidies.

 .     Taxes with respect to Italy to the extent a tax clearance certificate is not obtained prior to Closing.

 .     Liabilities, Claims and Losses transferred to Italian Newco or Singapore
      Newco to the extent transferred by Seller or any Affiliate of Seller to such entity in violation of the terms of this Agreement.